PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 21, 2000)

                                  $278,968,000
                                 (APPROXIMATE)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                    ASSET-BACKED CERTIFICATES, SERIES 2000-2
           DISTRIBUTIONS ARE PAYABLE ON THE 25TH DAY OF EACH MONTH,
                          COMMENCING IN DECEMBER 2000.

                             -------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities, Inc.,
EMC Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                        ORIGINAL                                            ORIGINAL
                       CERTIFICATE                                         CERTIFICATE
                        PRINCIPAL      PASS-THROUGH                         PRINCIPAL     PASS-THROUGH
                         BALANCE           RATE                             BALANCE(1)        RATE
Class AF-1             $109,475,000        7.47%         Class AV-1        $41,070,000      Adjustable
Class AF-2             $ 37,760,000      Adjustable      Class M-1         $20,469,000         8.04%
Class AF-3             $ 17,109,000        7.34%         Class M-2         $17,545,000         8.28%
Class AF-4             $ 19,749,000        7.81%         Class B           $15,791,000         9.00%
Class A-IO             $ 23,908,000*       8.00%

* Notional

The pass-through rates for the certificates bearing fixed rates of interest will be subject to increase after the optional termination date and, except in the case of the Class AF-3 and Class AF-4 Certificates, to an interest rate cap as described in this prospectus supplement under 'Description of the Certificates -- Pass-Through Rates.'

The pass-through rates for the certificates bearing adjustable rates of interest will adjust monthly, will be subject to an interest rate cap and, in the case of the Class AV-1 Certificates, will be subject to increase after the optional termination date, in each case as described in this prospectus supplement under 'Description of the Certificates -- Pass-Through Rates.'

THE CERTIFICATES

  The certificates represent interests in a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties, as described in this prospectus supplement.

  The Class M-1, Class M-2 and Class B Certificates, which classes are sometimes called 'subordinated certificates,' are subordinated to the other classes of offered certificates (which other classes of offered certificates are sometimes called 'senior certificates'). Subordination provides a form of credit enhancement for the senior certificates. In addition, among the subordinated certificates, certificates with lower priority are subordinated to classes with higher priority as described in this prospectus supplement.

  Certain excess interest received from the mortgage loans will be applied to payments of principal on the certificates to establish and maintain a required level of subordination.

  Delinquencies and losses realized upon liquidation of mortgage loans in the pool may adversely affect the yield to investors in the certificates, and to investors in the subordinated certificates in particular.

OPTIONAL TERMINATION

  The master servicer will have the option to purchase the assets of the trust fund on any distribution date on which the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund as of such date has declined to or below 10% of the principal balance of the mortgage loans as of November 1, 2000.

  If the trust fund includes foreclosed real estate owned by the trust fund, then the proceeds from the exercise of the right of optional termination may not be sufficient to pay certificateholders what they would otherwise be entitled to be paid.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We expect that the offered certificates will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about November 30, 2000. The offered certificates will be offered in Europe and the United States of America.

                            BEAR, STEARNS & CO. INC.

November 21, 2000

                               TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT
                                        PAGE
                                       ------

Summary..............................     S-4
Risk Factors.........................    S-11
The Mortgage Pool....................    S-20
Servicing of the Mortgage Loans......    S-36
Description of the Certificates......    S-42
Yield, Prepayment and Maturity
  Considerations.....................    S-57
Use of Proceeds......................    S-67
Federal Income Tax Consequences......    S-67
State Taxes..........................    S-68
ERISA Considerations.................    S-68
Method of Distribution...............    S-70
Legal Matters........................    S-70
Ratings..............................    S-70
Index of Defined Terms...............    S-71
Annex I: Global Clearance, Settlement
  and Tax Documentation Procedures...     A-1

             PROSPECTUS

                                        PAGE
                                       ------

Prospectus Supplement................       3
Reports to Holders...................       3
Available Information................       3
Incorporation of Certain Documents by
  Reference..........................       4
Summary of Terms.....................       5
Risk Factors.........................      15
Description of the Securities........      18
The Trust Funds......................      21
Enhancement..........................      27
Servicing of Loans...................      29
The Agreements.......................      35
Certain Legal Aspects of Loans.......      42
The Depositor........................      50
Use of Proceeds......................      50
Certain Federal Income Tax
  Considerations.....................      50
State Tax Considerations.............      71
ERISA Considerations.................      71
Legal Investment.....................      77
Plan of Distribution.................      77
Legal Matters........................      77
Glossary of Terms....................      78

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                             -------------------
    We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

    Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption 'Index of Defined Terms' beginning on page S-71 in this prospectus supplement. You can find a listing of the pages where certain capitalized terms used in the accompanying prospectus are defined under the caption 'Glossary of Terms' beginning on page 78 in the accompanying prospectus. Any capitalized terms that are used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                                    SUMMARY

 THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

 CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' 'ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD
 CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT IS CONTAINED IN OUR FORWARD-LOOKING STATEMENTS.

THE CERTIFICATES

Asset-Backed Certificates, Series 2000-2, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

See 'Description of the Certificates -- General' in this prospectus supplement.

ORIGINATORS

United Companies Financial Corporation, with respect to approximately 85.77% of the mortgage loans, Wells Fargo Home Mortgage, Inc., with respect to approximately 5.77% of the mortgage loans, and 14 other originators, with respect to approximately 8.46% of the mortgage loans.

DEPOSITOR

Bear Stearns Asset Backed Securities, Inc., a Delaware corporation and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

See 'The Depositor' in the prospectus.

SELLER AND MASTER SERVICER

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc.

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

TRUSTEE

Wells Fargo Bank Minnesota, National Association, a national banking association.

See 'Description of the Certificates -- The Trustee' in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller, the master servicer, the depositor and the trustee, under which the trust fund will be formed.

CUT-OFF DATE

The close of business on November 1, 2000.

CLOSING DATE

On or about November 30, 2000.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is $292,418,587.37. The mortgage loans will be divided into three separate groups based in part on whether the interest rate on the mortgage loan is fixed or adjustable. Each group of mortgage loans is referred to as a 'loan group.' Loan group I and loan group II will consist solely of fixed rate mortgage loans that are secured by first and second liens on mortgaged properties. The fixed rate mortgage loans will be allocated to either loan group I or loan group II based on whether or not the mortgage loan conforms to certain requirements of Freddie Mac. Loan group III will
                                      S-4
consist solely of adjustable rate mortgage loans that are secured by first liens on mortgaged properties.

TOTAL POOL

The following table summarizes the characteristics of all of the mortgage loans in the trust fund as of the cut-off date:

Number of Mortgage Loans.....                     4,885
Aggregate Principal
 Balance.....................           $292,418,587.37
Average Principal Balance....                $59,860.51
Range of Principal
 Balances....................    $680.39 to $485,753.82
Range of Mortgage Rates......           6.15% to 17.90%
Weighted Average Mortgage
 Rate........................                    10.09%
Weighted Average Combined
 Loan-to-Value Ratio.........                    81.41%
Weighted Average Scheduled
 Remaining Term
 to Maturity.................                285 months
Range of Scheduled Remaining
 Terms to Maturity...........    2 months to 355 months
Type of Mortgaged Properties
   Single-family dwellings...                    81.54%
   Manufactured housing
    (treated as real
    property)................                    10.51%
   2-4 family dwellings......                     3.18%
   Planned unit
    developments.............                     1.60%
   Land......................                     1.64%
   Condominiums..............                     0.89%
   Townhouse.................                     0.64%
Owner-occupied...............                    96.78%
First liens..................                    97.05%
Second liens.................                     2.95%
State Concentrations
   California................                     7.35%
   Louisiana.................                     6.71%
   New York..................                     6.05%
   Ohio......................                     5.59%
   North Carolina............                     5.08%
Balloon loans................                     1.20%
31-60 days delinquent........                     3.93%

LOAN GROUP I

The following table summarizes the characteristics of the mortgage loans in loan group I as of the cut-off date:

Number of Mortgage Loans.....                     2,289
Aggregate Principal
 Balance.....................           $142,175,372.30
Average Principal Balance....                $62,112.44
Range of Principal
 Balances....................  $1,221.19 to $248,586.46
Range of Mortgage Rates......           6.40% to 17.90%
Weighted Average Mortgage
 Rate........................                     9.77%
Weighted Average Combined
 Loan-to-Value Ratio.........                    81.03%
Weighted Average Scheduled
 Remaining Term
 to Maturity.................                282 months
Range of Scheduled Remaining
 Terms to Maturity...........    2 months to 354 months
Type of Mortgaged Properties
   Single-family dwellings...                    76.44%
   Manufactured housing
    (treated as real
    property)................                    17.37%
   2-4 family dwellings......                     3.38%
   Planned unit
    developments.............                     1.25%
   Townhouse.................                     0.85%
   Condominiums..............                     0.71%
Owner-occupied...............                    95.34%
First liens..................                    96.53%
Second liens.................                     3.47%
State Concentrations
   Louisiana.................                     7.52%
   New York..................                     6.87%
   Florida...................                     6.25%
   California................                     6.12%
   Ohio......................                     5.22%
Balloon loans................                     2.24%
31-60 days delinquent........                     3.82%

LOAN GROUP II

The following table summarizes the characteristics of the mortgage loans in loan group II as of the cut-off date:

Number of Mortgage Loans.....                     1,981
Aggregate Principal
 Balance.....................            $96,905,349.98
Average Principal Balance....                $48,917.39
Range of Principal
 Balances....................    $680.39 to $417,318.51
Range of Mortgage Rates......           6.15% to 16.00%
Weighted Average Mortgage
 Rate........................                    10.29%
Weighted Average Combined
 Loan-to-Value Ratio.........                    81.71%
Weighted Average Scheduled
 Remaining Term
 to Maturity.................                263 months
Range of Scheduled Remaining
 Terms to Maturity...........    3 months to 355 months
Type of Mortgaged Properties
   Single-family dwellings...                    84.80%
   Manufactured housing
    (treated as real
    property)................                     5.17%
   Land......................                     4.93%
   2-4 family dwellings......                     2.80%
   Planned unit
    developments.............                     1.19%
   Condominiums..............                     0.72%
   Townhouse.................                     0.38%
Owner-occupied...............                    98.83%
First liens..................                    96.17%
Second liens.................                     3.83%
State Concentrations
   North Carolina............                     8.64%
   California................                     7.99%
   Louisiana.................                     7.48%
   New York..................                     6.79%
   Ohio......................                     6.24%
Balloon loans................                     0.33%
31-60 days delinquent........                     3.34%

LOAN GROUP III

The following table summarizes the characteristics of the mortgage loans in loan group III as of the cut-off date:

Number of Mortgage Loans.....                       615
Aggregate Principal
 Balance.....................            $53,337,865.09
Average Principal Balance....                $86,728.24
Range of Principal
 Balances.................... $10,840.30 to $485,753.82
Mortgage Interest Rates
   Current Weighted Average
    Mortgage Rate............                    10.55%
   Range of Current Mortgage
    Rates....................           7.99% to 15.58%
   Weighted Average Maximum
    Mortgage Rate............                    16.27%
   Range of Maximum Mortgage
    Rates....................          11.63% to 21.58%
   Weighted Average Minimum
    Mortgage Rate............                     9.18%
   Range of Minimum Mortgage
    Rates....................           2.00% to 15.58%
Weighted Average Gross
 Margin......................                     6.09%
Range of Gross Margins.......            3.20% to 8.15%
Weighted Average
 Loan-to-Value Ratio.........                    81.86%
Weighted Average Scheduled
 Remaining Term
 to Maturity.................                332 months
Range of Scheduled Remaining
 Terms to Maturity...........   98 months to 355 months
Type of Mortgaged Properties
   Single-family dwellings...                    89.20%
   2-4 family dwellings......                     3.36%
   Planned unit
    developments.............                     3.27%
   Manufactured housing
    (treated as real
    property)................                     1.89%
   Condominiums..............                     1.70%
   Townhouse.................                     0.57%
Owner-occupied...............                    96.87%
First liens..................                      100%
State Concentrations
   Georgia...................                    10.14%
   California................                     9.47%
   Ohio......................                     5.39%
   Michigan..................                     5.07%
31-60 days delinquent........                     5.32%

As described in this prospectus supplement under 'The Mortgage Pool,' the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described herein.

Approximately 86.06% of the mortgage loans in loan group III are mortgage loans that initially have a fixed rate of interest for two or three years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan.

See 'The Mortgage Pool' in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The certificates are being issued in three certificate groups. The Class AF-1 Certificates will represent interests principally in loan group I and are sometimes referred to herein as the class A-I group. The Class AF-2, Class AF-3 and Class AF-4 Certificates will represent interests principally in loan group II and are sometimes referred to herein as the class A-II group. The Class AV-1 Certificates will represent interests principally in loan group III and are sometimes referred to herein as the class A-III group. The Class A-IO Certificates will represent interests in both loan group I and loan group II, and the Class M-1, Class M-2 and Class B Certificates will each represent subordinated interests in loan group I, loan group II and loan group III.

The trust will also issue Class XP and Class B-IO Certificates and a class of residual certificates designated as the Class R Certificates, none of which are offered by this prospectus supplement.

The last scheduled distribution date for the offered certificates, other than the Class A-IO Certificates, is August 25, 2030 and for the Class A-IO Certificates is May 25, 2003.

RECORD DATE

For each class of offered certificates which bears a fixed rate of interest and the first distribution date, the closing date and for any distribution date thereafter, the last business day of the month preceding the month of a distribution date. For each class of offered certificates which bears an adjustable rate, the business day preceding the applicable distribution date.

DENOMINATIONS

$25,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF CERTIFICATES

The certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or the Euroclear System, in Europe.

See 'Description of Certificates -- Book-Entry Certificates' in this prospectus supplement.
                                      S-6

PASS-THROUGH RATES

The pass-through rate for each class of offered certificates bearing a fixed rate of interest is the respective per annum fixed rate as set forth and described on the cover of this prospectus supplement. On any distribution date, the pass-through rate for each such class, other than the Class AF-3 and AF-4 Certificates, will be subject to an interest rate cap.

The interest rate cap for the Class A-IO Certificates, called the A-IO net rate cap, is equal to weighted average of the net mortgage rates of the mortgage loans in both loan group I and loan group II.

The interest rate cap for the Class AF-1 Certificates, is equal to

(a) through the applicable accrual period for such class relating to the distribution date in May, 2003,

      (I) (A) (1) the weighted average of the net mortgage rates of the mortgage loans in loan group I and loan group II multiplied by (2) the excess of the aggregate principal balance of the mortgage loans in loan group I and loan group II over the notional amount of the Class A-IO Certificates, plus

          (B) (1) the excess of the weighted average of the net mortgage rates of the mortgage loans in loan group I and loan group II over the interest rate of the Class A-IO Certificates, multiplied by (2) the notional amount of the Class A-IO Certificates; divided by

     (II) the principal balance of the mortgage loans in loan group I and loan group II, and

 (b) thereafter, the weighted average of the net mortgage rates of the mortgage loans in loan group I, called the group I net rate cap.

The interest rate cap for the Class M-1, Class M-2 and Class B Certificates is equal to

(a) through the applicable accrual period for each such Class relating to the Distribution Date in May, 2003, the lesser of

     (i)  the aggregate groups I and II net rate cap, and

     (ii) the weighted average of the net mortgage rates of the mortgage loans in loan group III, called the group III net rate cap, and

 (b) thereafter, the least of

     (i)  the group I net rate cap,

     (ii) the weighted average of the net mortgage rates of the mortgage loans in loan group II, called the group II net rate cap and

     (iii) the group III net rate cap.

After the optional termination date, each fixed pass-through rate as set forth on the cover of this prospectus supplement will be increased by 0.50% and will remain subject to the applicable interest rate cap.

The pass-through rate for each class of certificates bearing an adjustable rate of interest may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each such class will be equal to the lesser of:

LIBOR plus the pass-through margin of (i) for the Class AF-2 Certificates, 0.15% and (ii) for the Class AV-1 Certificates, initially 0.25% and after the optional termination date 0.50%, and

 (a) in the case of the Class AF-2 Certificates,

    (i) through the applicable accrual period for such class relating to the distribution date in May, 2003, the aggregate groups I and II net rate cap, and

    (ii) thereafter, the group II net rate cap, and

 (b) in the case of the Class AV-I Certificates, the group III net rate cap.

See 'Description of the Certificates -- Pass-Through Rate' and ' -- Calculation of One-Month LIBOR' in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered certificates is based on its respective net rate cap, if any, the holders of those certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate for that class not been calculated based on the respective net rate cap. There will be no carryover of such shortfall to future distribution dates.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.
                                      S-7

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in December 2000 to the appropriate holders of record. If the 25th day of a month is not a business day, then the distributions will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

the interest that has accrued on such certificates at the related pass-through rate during the related accrual period, and any interest due on a prior distribution date that was not paid.

The 'accrual period' for the certificates bearing a fixed rate of interest will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The 'accrual period' for the certificates bearing an adjustable rate of interest will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the certificates bearing a fixed rate of interest will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the certificates bearing an adjustable rate of interest will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

will generally include principal payments on the mortgage loans in the related loan group or in certain cases the other loan groups, and until an overcollateralization level has been reached, will include interest payments on the mortgage loans not needed to pay interest on the certificates.

You should review the priority of payments described under 'Description of the Certificates -- Distributions' in this prospectus supplement.

See 'Description of the Certificates -- Distributions' and
' -- Overcollateralization and Crosscollateralization Provisions' in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class A-IO and Class AV-1 Certificates constitute the 'senior certificates,' and the Class M-1, Class M-2 and Class B Certificates constitute the 'subordinated certificates.'

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Among the classes of subordinated certificates the Class M-1 Certificates will have payment priority over the Class M-2
 Certificates, and

the Class M-2 Certificates will have payment priority over the Class B
 Certificates

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. Realized losses would then be allocated to the next most junior class of
                                      S-8
subordinated certificates, until the principal balance of each class of subordinated certificates was reduced to zero. Thereafter, realized losses would be allocated to the senior certificates of the related loan group.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and related trust fund expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, the aggregate principal balance of the mortgage loans exceeds the aggregate principal balance of the certificates by approximately 4.60%.

In addition, the principal payment rules require that, under certain circumstances, excess cashflow relating to one or more loan groups shall be used to cover shortfalls in the payment of principal allocated to the senior certificates relating to other loan group or groups. The principal payment rules also require that, after the senior certificates relating to a loan group or groups are no longer outstanding, principal payments from the related loan group or groups otherwise allocable to such senior certificates shall be allocated to the senior certificates relating to the other loan group or groups. These features are called 'crosscollateralization.'

See 'Description of the Certificates -- Overcollateralization and
Crosscollateralization Provisions' in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and, other than in the case of simple interest mortgage loans, principal on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase by the master servicer will result in the early retirement of all the certificates.

See 'Description of the Certificates -- Optional Termination' in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class XP and Class B-IO Certificates will represent beneficial ownership of REMIC 'regular interests' in the related REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of 'residual interest' in each REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

See 'Federal Income Tax Consequences' in this prospectus supplement and 'Certain Federal Income Tax Considerations' in the prospectus for additional information concerning the application of federal income tax laws.
                                      S-9

LEGAL INVESTMENT

None of the classes of offered certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See 'Legal Investment' in the prospectus.

ERISA CONSIDERATIONS

The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class A-IO and Class AV-1 Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc. and Standard & Poors Rating Services, a division of The McGraw-Hill Companies, Inc.

                              Moody's              S&P
           Class              Rating              Rating
           -----              ------              ------
           AF-1                Aaa                  AAA
           AF-2                Aaa                  AAA
           AF-3                Aaa                  AAA
           AF-4                Aaa                  AAA
           A-IO                Aaa                  AAA
           AV-1                Aaa                  AAA
           M-1                 Aa2                   AA
           M-2                  A2                    A
           B                  Baa3                  BBB

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See 'Ratings' in this prospectus supplement and 'Risk Factors -- Ratings are not Recommendations' in the prospectus.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES                                When certain classes of certificates provide credit
                                            enhancement for other classes of certificates it is
                                            sometimes referred to as 'subordination.' For purposes
                                            of this prospectus supplement, 'related subordinated
                                            classes' means:

                                            with respect to the senior certificates, the Class M-1
                                             Class M-2 and Class B Certificates and any
                                             overcollateralization;

                                            with respect to the Class M-1 Certificates, the
                                             Class M-2 and Class B Certificates and any
                                             overcollateralization;

                                            with respect to the Class M-2 Certificates, the Class B
                                             Certificates and any overcollateralization; and

                                            with respect to the Class B Certificates, any
                                             overcollateralization.

                                            Credit enhancement will be provided for the
                                            certificates, first, by the right of the holders of the
                                            certificates to receive certain payments of principal
                                            prior to the related subordinated classes and, second,
                                            by the allocation of realized losses to the related
                                            subordinated classes. This form of credit enhancement is
                                            provided by using collections on the mortgage loans
                                            otherwise payable to the holders of the related
                                            subordinated classes to pay amounts due on the more
                                            senior classes. Such collections are the sole source of
                                            funds from which such credit enhancement is provided.
                                            Realized losses in excess of overcollateralization are
                                            allocated to the offered certificates, beginning with
                                            the offered certificates with the lowest payment
                                            priority, until the principal amount of that class has
                                            been reduced to zero. This means that with respect to
                                            the certificates offered by this prospectus supplement,
                                            realized losses on the mortgage loans would first be
                                            allocated to the Class B Certificates until the
                                            principal balance of such Class B Certificates was
                                            reduced to zero. Subsequent realized losses would be
                                            allocated to the next most junior class of offered
                                            certificates, until the principal balance of that class
                                            of offered certificates was reduced to zero.
                                            Accordingly, if the aggregate principal balance of a
                                            subordinated class were to be reduced to zero,
                                            delinquencies and defaults on the mortgage loans would
                                            reduce the amount of funds available for distributions
                                            to holders of the remaining subordinated class or
                                            classes and, if the aggregate principal balance of all
                                            the subordinated classes were to be reduced to zero,
                                            delinquencies and defaults on the mortgage loans in a
                                            particular loan group would reduce the amount of funds
                                            available for monthly distributions to holders of the
                                            remaining related certificates.

                                            You should fully consider the risks of investing in a
                                            subordinated certificate, including the risk that you
                                            may not

                                            fully recover your initial investment as a result of
                                            realized losses.

                                            See 'Description of the Certificates' in this prospectus
                                            supplement.

CREDIT ENHANCEMENT MAY BE INADEQUATE TO
COVER LOSSES                                The mortgage loans are expected to generate more
                                            interest than is needed to pay interest on the offered
                                            certificates because the weighted average interest rate
                                            on the mortgage loans is expected to be higher than the
                                            weighted average pass-through rate on the offered
                                            certificates. If the mortgage loans generate more
                                            interest than is needed to pay interest on the offered
                                            certificates and trust fund expenses, such 'excess
                                            interest' will be used to make additional principal
                                            payments on the offered certificates, which will reduce
                                            the total principal balance of the offered certificates
                                            below the aggregate principal balance of the mortgage
                                            loans, thereby creating 'overcollateralization.'
                                            Overcollateralization is intended to provide limited
                                            protection to certificateholders by absorbing the
                                            certificates' share of losses from liquidated mortgage
                                            loans. In addition, under certain circumstances,
                                            aggregate excess cashflow may be used to provide
                                            crosscollateralization to a class A group or groups to
                                            cover any related shortfalls in the payment of principal
                                            allocated to such class A group or groups. However, we
                                            cannot assure you that enough excess interest will be
                                            generated on the mortgage loans to establish or maintain
                                            the required level of overcollateralization or to
                                            provide crosscollateralization.

                                            The excess interest available on any distribution date
                                            will be affected by the actual amount of interest
                                            received, advanced or recovered in respect of the
                                            mortgage loans during the preceding month. Such amount
                                            may be influenced by changes in the weighted average of
                                            the mortgage rates resulting from prepayments and
                                            liquidations of the mortgage loans as well as from
                                            adjustments of the mortgage rates on adjustable rate
                                            mortgage loans.

                                            If the protection afforded by overcollateralization and
                                            cross-collateralization is insufficient, then you could
                                            experience a loss on your investment.

ADJUSTMENTS OF THE MORTGAGE RATES AND
CERTAIN PAYMENTS OF THE MORTGAGE LOANS MAY
LIMIT THE PASS-THROUGH RATES ON THE
CERTIFICATES BEARING INTEREST AT AN
ADJUSTABLE RATE                             The pass-through rate on the Class AV-1 Certificates
                                            adjusts monthly and is generally based on one-month
                                            LIBOR. The mortgage rates on 94.60% and 5.40% (by the
                                            cut-off date principal balance) of the adjustable rate
                                            mortgage loans adjust semi-annually based on six-month
                                            LIBOR or annually based on the one-year constant
                                            maturity treasury index, called 'one-year CMT,'
                                            respectively. In addition, a substantial majority of the
                                            adjustable rate mortgage loans do not have their first
                                            adjustment dates for two or three years after
                                            origination. Because six-month LIBOR and/or one-year CMT
                                            may respond to different economic and market factors
                                            than one-month LIBOR, there is

                                            not necessarily a correlation in movement between those
                                            indices. For example, it is possible that the interest
                                            rates on some mortgage loans may decline while the
                                            pass-through rate on the Class AV-1 Certificates is
                                            stable or rising. In addition, although it is possible
                                            that both the mortgage rates and Class AV-1 Certificate
                                            pass-through rate may decline or increase during the
                                            same period, because of the difference between interest
                                            rate adjustment periods and pass-through rate adjustment
                                            periods, mortgage rates may decline or increase more
                                            slowly than the Class AV-1 Certificate pass-through
                                            rate.

                                            This absence of a correlation between movement in the
                                            mortgage rates and the Class AV-1 Certificate
                                            pass-through rate may reduce the interest payable on the
                                            Class AV-1 Certificates because of the imposition of the
                                            group III net rate cap.

                                            If on any distribution date the pass-through rate for
                                            the Class AV-1 Certificates is based on the group III
                                            net rate cap, the holders of the Class AV-1 Certificates
                                            will receive a smaller amount of interest than they
                                            would have received on that distribution date had the
                                            pass-through rate for that class not been calculated
                                            based on the group III net rate cap.

                                            The mortgage loans in loan group II accrue interest at
                                            fixed rates while the Class AF-2 Certificates accrue
                                            interest based on one-month LIBOR. To the extent that
                                            the mortgage loans in loan group II with higher mortgage
                                            rates experience prepayments in full or defaults,
                                            including particularly during a period of increased
                                            one-month LIBOR rates, there will be less interest
                                            available from the mortgage loans in loan group II to
                                            cover interest due to the holders of the Class AF-2
                                            Certificates. The Class AF-2 Certificates are also
                                            subject to an interest rate cap which may limit the
                                            amount of interest payable on the Class AF-2
                                            Certificates.

                                            If the pass-through rate on any offered certificates
                                            bearing interest at an adjustable rate is limited by the
                                            applicable net rate cap on any distribution date, the
                                            holders of those certificates will not be entitled to
                                            recover any resulting shortfall in interest on that
                                            distribution date or on any other distribution date.

PREPAYMENTS AND DEFAULTS ON THE FIXED RATE
MORTGAGE LOANS MAY REDUCE THE YIELD ON THE
OFFERED CERTIFICATES BEARING INTEREST AT A
FIXED RATE                                  The pass-through rates on the offered certificates
                                            bearing interest at a fixed rate (other than the
                                            Class AF-3 and Class AF-4 Certificates) are each
                                            subject to an interest rate cap equal to the weighted
                                            average of the net mortgage rates on the mortgage loans
                                            in one or more loan groups. If fixed rate mortgage loans
                                            with relatively higher mortgage rates were to prepay or
                                            default, the applicable net rate cap would result in
                                            lower interest than otherwise would be the case. If the
                                            pass-through rate on any offered certificates bearing
                                            interest at a fixed rate (other than the Class AF-3 and
                                            Class AF-4 Certificates) is limited by the applicable
                                            net rate cap on any distribution date, the holders of
                                            those certificates will not be entitled to recover any
                                            resulting

                                            shortfall in interest on that distribution date or on
                                            any other distribution date.

THE ORIGINATOR OF A SUBSTANTIAL PORTION OF
THE MORTGAGE LOANS HAS CEASED OPERATIONS
AS A RESULT OF FINANCIAL DIFFICULTIES       Mortgage loans constituting approximately 85.77% of the
                                            cut-off date principal balance of the mortgage loans
                                            were originated or purchased by United Companies
                                            Financial Corporation (referred to herein as United
                                            Companies) during the period from September, 1980
                                            through April, 1999. In March 1999, United Companies
                                            filed for bankruptcy protection, and in September, 2000,
                                            the seller acquired these mortgage loans in a bankruptcy
                                            auction of the assets of United Companies' bankruptcy
                                            estate. There can be no assurance that the performance
                                            of these mortgage loans will correlate with the
                                            performance of mortgage loans originated by United
                                            Companies in prior years, or correlate with the
                                            performance of mortgage loans historically serviced by
                                            the master servicer.

SERVICING OF THE MORTGAGE LOANS HAS BEEN
RECENTLY TRANSFERRED                        In connection with the seller's purchase of the United
                                            Companies mortgage loans, the direct servicing of such
                                            mortgage loans was transferred to the master servicer
                                            effective October 1, 2000. Any transfer of servicing
                                            creates the possibility of disruptions in collections
                                            and increases in delinquencies and defaults due to
                                            misdirected or misapplied payments, systems
                                            incompatabilities, data input errors and other reasons.
                                            Although we expect any disruptions would be temporary,
                                            we cannot assure you as to the duration or severity of
                                            the disruptions that may result from the transfer of
                                            servicing. As a result, the mortgage loans may initially
                                            experience higher rates of delinquencies, defaults and
                                            loss severity than are typical in the subprime mortgage
                                            market.

DEFAULTS ON SECOND LIEN MORTGAGE LOANS
COULD RESULT IN PAYMENT DELAYS OR LOSSES    Approximately 3.47% and 3.83% of the cut-off date
                                            principal balance of the mortgage loans in loan group I
                                            and loan group II, respectively, will be secured by
                                            second mortgages on residential properties. In the case
                                            of liquidations, mortgage loans secured by second
                                            mortgages are entitled to proceeds that remain from the
                                            sale of the related mortgaged property after any related
                                            first lien mortgage loan and prior statutory liens have
                                            been repaid in full and any related foreclosure costs
                                            have been paid. If those proceeds are insufficient to
                                            satisfy the mortgage loans secured by second mortgages
                                            and prior liens and costs in the aggregate, the trust
                                            fund and, accordingly, holders of the offered
                                            certificates, other than the Class AV-1 Certificates,
                                            will bear:

                                            the risk of delay in distributions while any deficiency
                                             judgment against the borrower is sought, and

                                            the risk of loss if the deficiency judgment cannot be
                                             obtained or is not realized upon.

                                            See 'Certain Legal Aspects of the Loans' in the
                                            prospectus.

BALLOON LOANS MAY HAVE HIGH RATES OF
DEFAULT                                     With respect to approximately 2.24% and 0.33% of the
                                            cut-off date principal balance of the mortgage loans in
                                            loan group I and loan group II, respectively, borrowers
                                            make monthly payments of principal that are less than
                                            sufficient to amortize those mortgage loans by their
                                            maturity. These loans are commonly called 'balloon
                                            loans.' As a result of these lower monthly payments, a
                                            borrower generally will be required to pay a large
                                            remaining principal balance upon the maturity of a
                                            balloon loan. The ability of a borrower to make that
                                            payment may depend on its ability to obtain refinancing
                                            of the balance due on the mortgage loan. In addition, an
                                            increase in prevailing market interest rates over the
                                            loan rate on the mortgage loan at origination may reduce
                                            the borrower's ability to obtain refinancing and to pay
                                            the principal balance of the mortgage loan at its
                                            maturity.

DEFAULTS COULD CAUSE PAYMENT DELAYS AND
LOSSES                                      There could be substantial delays in the liquidation of
                                            defaulted mortgage loans and corresponding delays in
                                            your receiving your portion of the proceeds of
                                            liquidation. These delays could last up to several
                                            years. Furthermore, an action to obtain a deficiency
                                            judgment is regulated by statutes and rules, and the
                                            amount of a deficiency judgment may be limited by law.
                                            In the event of a default by a borrower, these
                                            restrictions may impede the ability of the master
                                            servicer to foreclose on or to sell the mortgaged
                                            property or to obtain a deficiency judgment. In
                                            addition, liquidation expenses such as legal and
                                            appraisal fees, real estate taxes and maintenance and
                                            preservation expenses, will reduce the amount of
                                            security for the mortgage loans and, in turn, reduce the
                                            proceeds payable to certificateholders.

                                            In the event that:

                                            the mortgaged properties fail to provide adequate
                                             security for the related mortgage loans, and

                                            the protection provided by the subordination of certain
                                             classes and the availability of overcollateralization
                                             are insufficient to cover any shortfall,

                                           you could lose all or a portion of the money you paid
                                            for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED BY
THE UNPREDICTABILITY OF PREPAYMENTS         No one can accurately predict the level of prepayments
                                            that the trust fund will experience. The trust fund's
                                            prepayment experience may be affected by many factors,
                                            including:

                                             general economic conditions,

                                             the level of prevailing interest rates,

                                             the availability of alternative financing, and

                                             homeowner mobility.

                                            Substantially all of the mortgage loans contain
                                            due-on-sale provisions, and the master servicer intends
                                            to enforce those provisions unless doing so is not
                                            permitted by applicable law or

                                            the master servicer, in a manner consistent with
                                            reasonable commercial practice, permits the purchaser of
                                            the mortgaged property in question to assume the related
                                            mortgage loan. In addition approximately 55.51% of the
                                            mortgage loans by cut-off date principal balance impose
                                            a prepayment charge in connection with voluntary
                                            prepayments made within up to five years after
                                            origination.

                                            See 'The Mortgage Pool' and 'Yield, Prepayment and
                                            Maturity Considerations' in this prospectus supplement
                                            and 'Certain Legal Aspects of the Loans -- Due-on-Sale
                                            Clauses in Mortgage Loans' in the prospectus for a
                                            description of certain provisions of the mortgage loans
                                            that may affect the prepayment experience on the
                                            mortgage loans.

                                            The weighted average life of the certificates will be
                                            sensitive to the rate and timing of principal payments,
                                            including prepayments, on the mortgage loans, which may
                                            fluctuate significantly from time to time.

                                            You should note that:

                                            if you purchase your certificates at a discount and
                                             principal is repaid on the related mortgage loans slower
                                             than you anticipate, then your yield may be lower than
                                             you anticipate;

                                            if you purchase your certificates at a premium and
                                             principal is repaid on the related mortgage loans faster
                                             than you anticipate, then your yield may be lower than
                                             you anticipate;

                                            if you purchase a certificate bearing interest at an
                                             adjustable rate, your yield will also be sensitive to
                                             the level of one-month LIBOR and the applicable
                                             interest rate cap and, in the case of the Class AV-1
                                             Certificates, the timing of adjustment of the
                                             pass-through rate on the Class AV-1 Certificates as it
                                             relates to the timing of adjustment of the interest
                                             rates on the adjustable rate mortgage loans and the
                                             level of the mortgage indicies, as described further in
                                             this prospectus supplement; and

                                            you bear the reinvestment risks resulting from a faster
                                             or slower rate of principal payments than you expected.

                                            See 'Yield, Prepayment and Maturity Considerations' in
                                            this prospectus supplement.

MORTGAGE LOAN MODIFICATIONS MAY AFFECT
INTEREST RATE CAPS                          Modifications of mortgage loans agreed to by the master
                                            servicer in order to maximize ultimate proceeds of such
                                            mortgage loans may extend the period over which
                                            principal is received on the certificates or, if such
                                            modifications downwardly adjust interest rates, may
                                            lower the applicable interest rate cap or caps.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY
RESULT IN LOSSES                            Certain of the mortgage loans may be subject to special
                                            rules, disclosure requirements and other provisions that
                                            were added to the federal Truth-in-Lending Act by the
                                            Home Ownership and Equity Protection Act of 1994, if
                                            such mortgage loans

                                            were originated on or after October 1, 1995

                                            are not mortgage loans made to finance the purchase of
                                             the mortgaged property and

                                            have interest rates or origination costs in excess of
                                             certain prescribed levels.

                                            We refer to these mortgage loans as high cost loans
                                            herein. EMC generally does not possess sufficient
                                            information regarding the origination costs of the
                                            mortgage loans to determine whether such mortgage loans
                                            would be high cost loans. However, based upon a review
                                            of the mortgage rates, origination dates and loan
                                            purposes with respect to the mortgage loans, EMC
                                            believes that there may be a significant number of
                                            mortgage loans that are high cost loans.

                                            The act provides that any purchaser or assignee of a
                                            high cost loan is subject to all of the claims and
                                            defenses which the borrower could assert against the
                                            original lender. The maximum damages that may be
                                            recovered under the act from an assignee is the
                                            remaining amount of indebtedness plus the total amount
                                            paid by the borrower in connection with the high cost
                                            loan.

                                            The trust fund could be subject to all of the claims and
                                            defenses which the borrower could assert against the
                                            originator. Remedies available to the borrower include
                                            monetary penalties, as well as rescission rights if the
                                            appropriate disclosures were not given as required. Any
                                            violation of the Home Ownership and Equity Protection
                                            Act of 1994 which would result in this type of liability
                                            would be a breach of the seller's representations and
                                            warranties and the seller would be obligated to cure or
                                            repurchase (or in certain instances substitute for) the
                                            mortgage loan in question, which could accelerate the
                                            timing of principal distributions with respect to the
                                            related loan group and may thereby affect the yields and
                                            weighted average lives of the related certificates. If
                                            the seller fails to cure, repurchase or substitute for
                                            the applicable mortgage loan, the related
                                            certificateholders may suffer a loss.

                                            The Mortgage Loans are also subject to other federal and
                                            state laws. See 'Certain Legal Aspects of Mortgage
                                            Loans.'

A REDUCTION IN CERTIFICATE RATING COULD
HAVE AN ADVERSE EFFECT ON THE VALUE OF
YOUR CERTIFICATES                           The ratings of each class of offered certificates will
                                            depend primarily on an assessment by the rating agencies
                                            of the related mortgage loans, the amount of
                                            overcollateralization and the subordination afforded by
                                            certain classes of certificates. The ratings by each of
                                            the rating agencies of the offered certificates are not
                                            recommendations to purchase, hold or sell the offered
                                            certificates because such ratings do not address the
                                            market prices of the certificates or suitability for a
                                            particular investor.

                                            The rating agencies may suspend, reduce or withdraw the
                                            ratings on the offered certificates at any time. Any
                                            reduction in, or suspension or withdrawal of, the rating
                                            assigned to a class of offered certificates would
                                            probably reduce the market value of such class of
                                            offered certificates and may affect your ability to sell
                                            them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES                          The seller will treat its transfer of the mortgage loans
                                            to the depositor as a sale of the mortgage loans.
                                            However, if the seller becomes bankrupt, the trustee in
                                            bankruptcy may argue that the mortgage loans were not
                                            sold but were only pledged to secure a loan to the
                                            seller. If that argument is made, you could experience
                                            delays or reduction in payments on the certificates. If
                                            that argument is successful, the bankruptcy trustee
                                            could elect to sell the mortgage loans and pay down the
                                            certificates early. Thus, you could lose the right to
                                            future payments of interest, and might suffer
                                            reinvestment loss in a lower interest rate environment.

                                            In addition, if the master servicer becomes bankrupt, a
                                            bankruptcy trustee or receiver may have the power to
                                            prevent the trustee from appointing a successor master
                                            servicer. Any related delays in servicing could result
                                            in increased delinquencies or losses on the mortgage
                                            loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT ON
THE MORTGAGE LOANS DUE TO GEOGRAPHIC
CONCENTRATION OF MORTGAGED PROPERTIES       Approximately 7.52%, 6.87%, 6.25%, 6.12%, and 5.22% of
                                            the loan group I mortgage loans as of the cut-off date
                                            are secured by mortgaged properties that are located in
                                            the states of Louisiana, New York, Florida, California
                                            and Ohio, respectively. Approximately 8.64%, 7.99%,
                                            7.48%, 6.79%, and 6.24% of the loan group II mortgage
                                            loans as of the cut-off date are secured by mortgaged
                                            properties that are located in the states of North
                                            Carolina, California, Louisiana, New York and Ohio,
                                            respectively. Approximately 10.14%, 9.47%, 5.39%, and
                                            5.07% of the loan group III mortgage loans as of the
                                            cut-off date are secured by mortgaged properties that
                                            are located in the states of Georgia, California, Ohio
                                            and Michigan, respectively. Property in certain of those
                                            states, including California, Florida and Louisiana, may
                                            be more susceptible than homes located in other parts of
                                            the country to certain types of uninsurable hazards,
                                            such as earthquakes, floods, mudslides and other natural
                                            disasters. In addition,

                                            economic conditions in the specified states, which may
                                             or may not affect real property values, may affect the
                                             ability of borrowers to repay their loans on time;

                                            declines in the residential real estate market in the
                                             specified states may reduce the values of properties
                                             located in those states, which would result in an
                                             increase in the loan-to-value ratios; and

                                            any increase in the market value of properties located
                                             in the specified states would reduce the loan-to-value
                                             ratios and could, therefore, make alternative sources
                                             of financing available to the borrowers at lower
                                             interest rates, which could result in an increased rate
                                             of prepayment of the mortgage loans.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES                                The underwriter intends to make a secondary market in
                                            the offered certificates, but the underwriter has no
                                            obligation to do so. We cannot assure you that a
                                            secondary market will develop or, if it develops, that
                                            it will continue. Consequently, you may not be able to
                                            sell your certificates readily or at prices that will
                                            enable you to realize your desired yield. The market
                                            values of the certificates are likely to fluctuate, and
                                            such fluctuations may be significant and could result in
                                            significant losses to you.

                                            The secondary markets for asset backed securities have
                                            experienced periods of illiquidity and can be expected
                                            to do so in the future. Illiquidity can have a severely
                                            adverse effect on the prices of certificates that are
                                            especially sensitive to prepayment, credit or interest
                                            rate risk, or that have been structured to meet the
                                            investment requirements of limited categories of
                                            investors.

                               THE MORTGAGE POOL

GENERAL

    Information with respect to the conventional, sub-prime mortgage loans (the 'Mortgage Loans') expected to be included in the pool of mortgage loans (the 'Mortgage Pool') included in the trust fund (the 'Trust Fund') is set forth below. Prior to November 30, 2000 (the 'Closing Date'), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on (a) the aggregate principal balance of the related group of Mortgage Loans as of the close of business on November 1, 2000 (such date, the 'Cut-off Date,' and such aggregate principal balance, a 'Cut-off Date Principal Balance'), or (b) the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date (the 'Cut-off Date Pool Principal Balance').

    All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the 'Mortgage Notes') secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the 'Mortgaged Properties') which are located in 49 states and the District of Columbia. Each Mortgage Loan in the Trust Fund will be assigned to one of three mortgage loan groups each of which constitutes a separate sub-trust ('Loan Group I,' 'Loan Group II' and 'Loan Group III,' and each a 'Loan Group'), comprised of Mortgage Loans that bear interest at fixed rates, in the case of Loan Group I and Loan Group II (such Mortgage Loans, the 'Fixed Rate Mortgage Loans'), and adjustable rates, in the case of Loan Group III (such Mortgage Loans, the 'Adjustable Rate Mortgage Loans'). Loan Group I will consist of Fixed Rate Mortgage Loans with certain characteristics conforming to the requirements of Freddie Mac; and Loan Group II will consist of Fixed Rate Mortgage Loans with certain characteristics that do not conform to those requirements.

    All of the Mortgage Loans to be included in the Trust Fund will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due as of a specified day in each month (each, a 'Due Date'). The Due Dates occur throughout the month. The Mortgage Loans to be included in the Trust Fund have been purchased by EMC Mortgage Corporation in a bankruptcy auction of the assets of United Companies Financial Corporation ('United Companies') and directly in privately negotiated transactions from Wells Fargo Home Mortgage, Inc. ('Wells Fargo') and 14 other originators. The Mortgage Loans were originated substantially in accordance with the underwriting criteria for subprime quality Mortgage Loans described herein under ' -- Underwriting Guidelines.' Subprime mortgage loans are generally mortgage loans made to borrowers with prior credit difficulties.

    Scheduled monthly payments ('Scheduled Payments') made by the Mortgagors on the Mortgage Loans (other than Simple Interest Loans) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Notes generally provide for a grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 51.02% of the Mortgage Loans in Loan Group I, approximately 56.07% of the Mortgage Loans in Loan Group II and approximately 66.47% of the Mortgage Loans in Loan Group III (by Cut-off Date Principal Balance) provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related Mortgage Note.

    The Cut-off Date Pool Principal Balance is $292,418,587.37, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Mortgage Loans to be transferred by the Depositor to the Trust Fund on the Closing Date will consist of 4,885 Mortgage Loans, of which approximately 48.62% are in Loan Group I, 33.14% are in Loan Group II and 18.24% are in Loan Group III. The 'Stated Principal Balance' of any Mortgage Loan with respect to any Distribution Date is the Cut-off Date Principal Balance thereof minus the sum of (a)(i) in the case of each Mortgage Loan other than a Simple Interest Loan, the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment) and (ii) in the case of each Simple Interest Loan, the principal portion of the Scheduled Payments that were received by the

Master Servicer as of the close of business on the Determination Date related to such Distribution Date and (b) all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the Master Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date. The 'Determination Date' with respect to a Distribution Date is the 15th day of the month in which such Distribution Date occurs. The 'Prepayment Period' with respect to a Distribution Date is the prior calendar month.

    Simple Interest Mortgage Loans. Approximately 1.11% of the Mortgage Loans (which have an aggregate Cut-off Date Principal Balance as of the Cut-off Date of approximately $3,235,975.22) are loans which accrue interest on their outstanding principal balances on a daily basis (such Mortgage Loans, the 'Simple Interest Mortgage Loans'). Each monthly payment made by a Mortgagor with respect to a Simple Interest Loan is applied first to interest accrued to the date of payment and then to a reduction of the principal balance. The amount so applied will depend on the date of receipt of the monthly payment. For example, a monthly payment received prior to the Due Date on a Mortgage Loan will result in a larger allocation to principal than if the monthly payment had been received on the Due Date. If a monthly payment is received after the related Due Date, this will result in a smaller reduction of the principal balance of the Mortgage Loan than if the monthly payment had been received on the Due Date. If a monthly payment received after the Due Date is insufficient to pay accrued interest on the Mortgage Loan, the unpaid amount will be payable from the next monthly payment.

    Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to either semi-annual or annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an 'Adjustment Date'). Each Mortgage Rate will be equal to the sum, generally rounded to the nearest 0.125%, of (i) either Six-Month LIBOR or One-Year CMT, each as defined below (each, a 'Mortgage Index'), and (ii) a fixed percentage amount specified in the related Mortgage Note (the 'Gross Margin'); provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than 2.00% on any Adjustment Date (the 'Periodic Rate Cap'), with the exception of the initial Adjustment Date for certain of the 2/28 Mortgage Loans and 3/27 Mortgage Loans (each defined below), which are subject to a different initial Periodic Rate Cap, which is set forth in the Mortgage Note. 'Six-Month LIBOR' is the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, in substantially all cases as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Trustee, as holder of the related Mortgage Note, based on comparable information, as most recently announced as of a date which is 30 or 45 days prior to such Adjustment Date. 'One-Year CMT' is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year yields on actively-traded U.S. Treasury securities in the over-the-counter market, calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. Substantially all of the Mortgage Loans in Loan Group III were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Approximately 30.66% of the Mortgage Loans in Loan Group III have fixed Mortgage Rates for approximately 24 months after origination thereof (the '2/28 Mortgage Loans') and approximately 55.40% of the Mortgage Loans in the Loan Group III have fixed Mortgage Rates for approximately 36 months after origination thereof (the '3/27 Mortgage Loans'), in each case before becoming subject to the semi-annual or annual adjustment described in the preceding sentences. Each of the Mortgage Loans in Loan Group III will provide that over the life of each such Mortgage Loan the Mortgage Rate will in no event be more than a specified rate (the 'Maximum Mortgage Rate') or less than a specified rate (the 'Minimum Mortgage Rate'), if any, set forth in the Mortgage Note. Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

    Loan-to-Value Ratio and Combined Loan-to-Value Ratio. The 'Loan-to-Value Ratio' of a Mortgage Loan is equal to (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related Mortgaged Property. The 'Combined Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of (1) the sum of (a) the original principal balance of the Mortgage Loan and (b) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan(s) to (2) the Collateral Value of the related Mortgaged Property. The 'Collateral

Value' of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of that Mortgaged Property at the time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans.

    Credit Life Insurance. Approximately 40.70% and 12.95% of the Mortgage Loans in Loan Group II and Loan Group III, by Cut-off Date Principal Balance, are loans the proceeds from which were used to finance certain life insurance policies ('Credit Life Insurance'). Such policies provide that, upon the death of the borrower, an amount generally sufficient to fully pay off the mortgage loan shall be payable by the insurer. Credit Life Insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the Credit Life Insurance policy, the insurer would pay applicable proceeds to the Master Servicer. Credit Life Insurance Policies have been challenged by borrowers as being unlawfully predatory. No proceeds from any of the Mortgage Loans in Loan Group I were used to finance single premium Credit Life Insurance.

    Credit scores. 'Credit scores' are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

MORTGAGE LOANS

    The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans in the aggregate and about the Mortgage Loans in each Loan Group. Other than with respect to rates of interest, percentages are approximate and are stated by Cut-off Date Principal Balance of all of the Mortgage Loans, or of Mortgage Loans in the related Loan Group, as applicable. The sum of the columns below may not equal the total indicated due to rounding.

                                   LOAN POOL

                       MORTGAGE RATES FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
         RANGE OF           NUMBER OF          BALANCE        LOAN
      MORTGAGE RATES        MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
 6.001% -  6.500%..........        14      $  1,440,794.08     0.49%
 6.501% -  7.000%..........       166        14,583,006.86     4.99
 7.001% -  7.500%..........        33         2,435,482.56     0.83
 7.501% -  8.000%..........        33         2,663,555.35     0.91
 8.001% -  8.500%..........       154        11,499,586.39     3.93
 8.501% -  9.000%..........       442        35,212,109.51    12.04
 9.001% -  9.500%..........       525        38,469,285.47    13.16
 9.501% - 10.000%..........       726        48,385,869.55    16.55
10.001% - 10.500%..........       572        37,323,345.50    12.76
10.501% - 11.000%..........       537        34,508,254.81    11.80
11.001% - 11.500%..........       427        21,085,620.99     7.21
11.501% - 12.000%..........       477        19,687,786.30     6.73
12.001% - 12.500%..........       173         6,554,653.70     2.24
12.501% - 13.000%..........       333        10,124,398.21     3.46
13.001% - 13.500%..........       124         4,387,672.15     1.50
13.501% - 14.000%..........        57         1,496,697.52     0.51
14.001% - 14.500%..........        33           969,995.52     0.33
14.501% - 15.000%..........        32           739,154.24     0.25
15.001% - 15.500%..........        22           737,239.42     0.25
15.501% - 16.000%..........         4            90,471.66     0.03
17.501% - 18.000%..........         1            23,607.58     0.01
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Loan Pool was approximately 10.09% per annum.

               COMBINED LOAN-TO-VALUE RATIOS FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
     RANGE OF COMBINED      NUMBER OF          BALANCE        LOAN
   LOAN-TO-VALUE RATIOS     MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
  5.01% -  10.00%..........         5      $     41,466.61     0.01%
 10.01% -  20.00%..........        22           412,414.04     0.14
 20.01% -  25.00%..........        22           551,450.23     0.19
 25.01% -  30.00%..........        25           654,796.21     0.22
 30.01% -  40.00%..........        71         1,660,865.06     0.57
 40.01% -  50.00%..........       158         4,656,081.39     1.59
 50.01% -  60.00%..........       252         9,098,963.60     3.11
 60.01% -  70.00%..........       432        20,271,720.98     6.93
 70.01% -  80.00%..........     1,423        82,815,426.71    28.32
 80.01% -  90.00%..........     1,674       120,235,151.40    41.12
 90.01% - 100.00%..........       758        50,626,393.86    17.31
100.01% - 110.00%..........        32         1,045,205.72     0.36
110.01% - 120.00%..........         8           218,232.78     0.07
120.01% - 125.00%..........         3           130,418.78     0.04
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in the Loan Pool was approximately 81.41%.


              MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
         RANGE OF                             PRINCIPAL        OF
       MORTGAGE LOAN        NUMBER OF          BALANCE        LOAN
    PRINCIPAL BALANCES      MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
$      0.01 - $ 25,000.00...       956      $16,061,341.25     5.49%
$ 25,000.01 - $ 50,000.00...     1,513       56,164,733.46    19.21
$ 50,000.01 - $ 75,000.00...     1,177       72,080,250.73    24.65
$ 75,000.01 - $100,000.00...       557       47,984,323.22    16.41
$100,000.01 - $125,000.00...       319       35,479,634.62    12.13
$125,000.01 - $150,000.00...       147       19,996,194.12     6.84
$150,000.01 - $175,000.00...        78       12,531,357.98     4.29
$175,000.01 - $200,000.00...        51        9,519,140.79     3.26
$200,000.01 - $225,000.00...        28        5,961,849.99     2.04
$225,000.01 - $250,000.00...        24        5,657,908.98     1.93
$250,000.01 - $275,000.00...        10        2,613,233.72     0.89
$275,000.01 - $300,000.00...        11        3,147,428.16     1.08
$300,000.01 and above.......        14        5,221,190.35     1.79
                                 -----     ---------------   ------
  Total.....................     4,885     $292,418,587.37   100.00%
                                 -----     ---------------   ------
                                 -----     ---------------   ------

---------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Loan Pool was approximately $59,860.51.

                       CREDIT SCORES FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
         RANGE OF           NUMBER OF          BALANCE        LOAN
       CREDIT SCORES        MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
Not available..............       138      $  5,900,244.95     2.02%
  1 - 499..................       271        15,723,175.36     5.38
500 - 519..................       308        16,583,009.25     5.67
520 - 539..................       397        24,576,076.98     8.40
540 - 559..................       387        23,424,000.57     8.01
560 - 579..................       419        27,330,986.34     9.35
580 - 599..................       414        25,415,037.37     8.69
600 - 619..................       432        26,192,193.44     8.96
620 - 639..................       473        28,207,912.51     9.65
640 - 659..................       455        27,490,471.40     9.40
660 - 679..................       407        24,199,963.00     8.28
680 - 699..................       265        16,715,427.33     5.72
700 - 719..................       219        13,026,648.33     4.45
720 - 739..................       125         7,927,355.69     2.71
740 - 759..................        86         4,779,651.51     1.63
760 - 779..................        46         2,548,129.15     0.87
780 - 799..................        34         1,862,055.33     0.64
800 and above..............         9           516,248.86     0.18
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in the Loan Pool for which Credit Scores are available was approximately 607.

                                   LOAN POOL

                       STATE DISTRIBUTIONS OF
            MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                          IN THE LOAN POOL
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                            NUMBER OF          BALANCE        LOAN
           STATE            MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
Alabama....................        95      $  4,740,563.00     1.62%
Arizona....................        50         3,891,610.67     1.33
Arkansas...................       105         4,213,246.06     1.44
California.................       195        21,501,279.26     7.35
Colorado...................        64         5,620,104.98     1.92
Connecticut................        33         3,376,920.46     1.15
Delaware...................         4           517,965.79     0.18
District of Columbia.......         9           973,266.94     0.33
Florida....................       216        13,598,632.20     4.65
Georgia....................       220        14,168,482.28     4.85
Hawaii.....................         2           336,278.69     0.11
Idaho......................        16         1,359,840.09     0.47
Illinois...................       130         6,105,610.62     2.09
Indiana....................       207        10,433,877.49     3.57
Iowa.......................        86         4,436,829.09     1.52
Kansas.....................        78         3,465,256.00     1.19
Kentucky...................       128         6,248,944.73     2.14
Louisiana..................       419        19,626,221.57     6.71
Maine......................        78         5,030,503.55     1.72
Maryland...................        40         3,231,061.45     1.10
Massachusetts..............        25         2,364,110.25     0.81
Michigan...................       271        13,285,348.04     4.54
Minnesota..................        49         3,517,966.53     1.20
Mississippi................       210         9,645,708.42     3.30
Missouri...................        78         4,213,978.72     1.44
Montana....................         3           334,244.65     0.11
Nebraska...................        11           488,502.19     0.17
Nevada.....................        11         1,245,672.02     0.43
New Hampshire..............        66         5,612,992.55     1.92
New Jersey.................        47         4,185,747.69     1.43
New Mexico.................        38         3,100,388.92     1.06
New York...................       270        17,694,045.25     6.05
North Carolina.............       269        14,845,404.76     5.08
North Dakota...............         1            62,773.47     0.02
Ohio.......................       301        16,346,461.65     5.59
Oklahoma...................       146         5,960,316.46     2.04
Oregon.....................        31         2,925,573.39     1.00
Pennsylvania...............       180         9,434,117.41     3.23
Rhode Island...............        10           803,287.21     0.27
South Carolina.............       124         7,452,449.99     2.55
South Dakota...............         3           206,541.05     0.07
Tennessee..................       211        11,332,872.51     3.88
Texas......................        92         6,012,171.64     2.06
Utah.......................        34         3,253,647.14     1.11
Vermont....................         6           250,116.11     0.09
Virginia...................        55         3,415,825.39     1.17
Washington.................        52         5,758,420.04     1.97
West Virginia..............        37         1,968,543.50     0.67
Wisconsin..................        77         3,597,049.17     1.23
Wyoming....................         2           227,816.33     0.08
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

                TYPE OF MORTGAGED PROPERTIES FOR THE
                       MORTGAGE LOANS IN THE
                             LOAN POOL
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                            NUMBER OF          BALANCE        LOAN
       PROPERTY TYPE        MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
Single Family..............     4,034      $238,432,940.02    81.54%
Manufactured Housing.......       503        30,721,692.39    10.51
2-4 Family.................       164         9,302,183.70     3.18
Land.......................        66         4,782,021.60     1.64
Planned Unit Development...        38         4,685,603.36     1.60
Condominium................        42         2,614,692.19     0.89
Townhouse..................        38         1,879,454.11     0.64
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------




                      OCCUPANCY TYPES FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                            NUMBER OF          BALANCE        LOAN
      OCCUPANCY TYPE        MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
Owner Occupied.............     4,628      $282,990,454.59    96.78%
Investment.................       249         9,046,707.23     3.09
Second Home................         6           308,686.73     0.11
Unknown....................         2            72,738.82     0.02
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

---------
(1) Based upon representations of the related mortgagors at the time of origination.

            REMAINING MONTHS TO STATED MATURITY FOR THE
                       MORTGAGE LOANS IN THE
                            LOAN POOL(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
      REMAINING TERM        NUMBER OF          BALANCE        LOAN
         (MONTHS)           MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
  1 -  48..................        93      $    770,469.26     0.26%
 49 -  60..................        16           217,137.14     0.07
 61 - 120..................       426         9,538,472.82     3.26
121 - 180..................     1,436        56,281,672.54    19.25
181 - 240..................       474        23,783,181.18     8.13
241 - 300..................        76         4,580,388.79     1.57
301 - 360..................     2,364       197,247,265.64    67.45
                                -----      ---------------   ------
  Total....................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

---------
(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity of the mortgage loans in the Loan Pool was approximately
    285 months.

                        LOAN PURPOSE FOR THE
                       MORTGAGE LOANS IN THE
                             LOAN POOL
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                            NUMBER OF          BALANCE        LOAN
LOAN PURPOSE                MORTGAGE LOANS   OUTSTANDING      POOL
--------------------------------------------------------------------
Cash-Out Refinancing.......     4,032      $227,162,088.33    77.68%
Purchase...................       786        59,065,291.74    20.20
Rate/Term Refinancing......        54         5,832,766.28     1.99
Unknown....................        13           358,441.02     0.12
                                -----      ---------------   ------
Total......................     4,885      $292,418,587.37   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

                       LIEN POSITION FOR THE
                         MORTGAGE LOANS IN
                           THE LOAN POOL
-------------------------------------------------------------------
                                           AGGREGATE       PERCENT
                                           PRINCIPAL         OF
                           NUMBER OF        BALANCE         LOAN
    LIEN                 MORTGAGE LOANS   OUTSTANDING       POOL
-------------------------------------------------------------------
First...................     4,494      $283,778,555.71     97.05%
Second..................       391         8,640,031.66      2.95
                             -----      ---------------    ------
  Total.................     4,885      $292,418,587.37    100.00%
                             -----      ---------------    ------
                             -----      ---------------    ------

                    DOCUMENTATION TYPE FOR THE
                         MORTGAGE LOANS IN
                           THE LOAN POOL
-------------------------------------------------------------------
                                           AGGREGATE       PERCENT
                                           PRINCIPAL         OF
    DOCUMENT               NUMBER OF        BALANCE         LOAN
      TYPE                MORTGAGE LOANS   OUTSTANDING       POOL
-------------------------------------------------------------------
Full....................     4,418      $256,501,242.65     87.72%
Alt/Lite................       327        23,914,833.55      8.18
No Income No Asset......        71         6,824,596.24      2.33
Income Only.............        47         3,894,056.01      1.33
Unknown.................        22         1,283,858.92      0.44
                             -----      ---------------    ------
  Total.................     4,885      $292,418,587.37    100.00%
                             -----      ---------------    ------
                             -----      ---------------    ------

                                  LOAN GROUP I

                      MORTGAGE RATES FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
         RANGE OF          NUMBER OF          BALANCE        LOAN
      MORTGAGE RATES       MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
 6.001% -  6.500%.........        11      $  1,170,277.25     0.82%
 6.501% -  7.000%.........       127        11,634,832.77     8.18
 7.001% -  7.500%.........        29         2,204,967.78     1.55
 7.501% -  8.000%.........        25         1,629,485.51     1.15
 8.001% -  8.500%.........       114         8,286,915.45     5.83
 8.501% -  9.000%.........       242        18,792,254.14    13.22
 9.001% -  9.500%.........       226        17,425,745.94    12.26
 9.501% - 10.000%.........       351        23,853,143.01    16.78
10.001% - 10.500%.........       264        16,448,544.01    11.57
10.501% - 11.000%.........       259        14,885,954.31    10.47
11.001% - 11.500%.........       196         9,670,742.28     6.80
11.501% - 12.000%.........       192         7,767,318.98     5.46
12.001% - 12.500%.........       102         3,631,229.81     2.55
12.501% - 13.000%.........        75         2,606,788.27     1.83
13.001% - 13.500%.........        35         1,017,046.90     0.72
13.501% - 14.000%.........        22           526,664.06     0.37
14.001% - 14.500%.........         9           262,700.79     0.18
14.501% - 15.000%.........         6           146,794.67     0.10
15.001% - 15.500%.........         2           171,798.35     0.12
15.501% - 16.000%.........         1            18,560.44     0.01
17.501% - 18.000%.........         1            23,607.58     0.02
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group I was approximately 9.77% per annum.

               COMBINED LOAN-TO-VALUE RATIOS FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
    RANGE OF COMBINED      NUMBER OF          BALANCE        LOAN
   LOAN-TO-VALUE RATIOS    MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
  5.01% -  10.00%.........         3      $     26,162.00     0.02%
 10.01% -  20.00%.........        10           199,735.55     0.14
 20.01% -  25.00%.........        12           334,450.33     0.24
 25.01% -  30.00%.........         9           212,629.79     0.15
 30.01% -  40.00%.........        28           770,776.18     0.54
 40.01% -  50.00%.........        62         1,915,445.31     1.35
 50.01% -  60.00%.........       107         4,074,013.51     2.87
 60.01% -  70.00%.........       196         9,517,282.87     6.69
 70.01% -  80.00%.........       757        43,536,110.09    30.62
 80.01% -  90.00%.........       822        62,711,298.99    44.11
 90.01% - 100.00%.........       257        18,224,426.61    12.82
100.01% - 110.00%.........        20           583,212.75     0.41
110.01% - 120.00%.........         5            55,364.14     0.04
120.01% - 125.00%.........         1            14,464.18     0.01
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I was approximately 81.03%.


              MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
         RANGE OF                            PRINCIPAL        OF
      MORTGAGE LOAN        NUMBER OF          BALANCE        LOAN
    PRINCIPAL BALANCES     MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
$      0.01 - $ 25,000.00...       413    $  6,677,018.44     4.70%
$ 25,000.01 - $ 50,000.00...       673      25,313,263.63    17.80
$ 50,000.01 - $ 75,000.00...       524      32,176,137.82    22.63
$ 75,000.01 - $100,000.00...       292      25,241,272.32    17.75
$100,000.01 - $125,000.00...       199      22,055,749.02    15.51
$125,000.01 - $150,000.00...        83      11,311,755.67     7.96
$150,000.01 - $175,000.00...        50       8,061,193.04     5.67
$175,000.01 - $200,000.00...        28       5,233,549.12     3.68
$200,000.01 - $225,000.00...        12       2,554,074.36     1.80
$225,000.01 - $250,000.00...        15       3,551,358.88     2.50
                                 -----    ---------------   ------
  Total...................       2,289    $142,175,372.30   100.00%
                                 -----    ---------------   ------
                                 -----    ---------------   ------

---------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group I was approximately $62,112.44.

                         CREDIT SCORES FOR
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
         RANGE OF          NUMBER OF          BALANCE        LOAN
      CREDIT SCORES        MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Not available.............        78      $  3,396,238.89     2.39%
 1 - 499..................       118         7,475,523.48     5.26
500 - 519.................       125         6,890,924.04     4.85
520 - 539.................       169        11,251,866.17     7.91
540 - 559.................       171        10,884,719.15     7.66
560 - 579.................       182        12,098,564.93     8.51
580 - 599.................       177        10,882,689.50     7.65
600 - 619.................       201        12,878,306.93     9.06
620 - 639.................       222        13,693,880.54     9.63
640 - 659.................       212        14,056,108.26     9.89
660 - 679.................       209        12,430,449.18     8.74
680 - 699.................       140         9,028,622.53     6.35
700 - 719.................       102         6,056,047.38     4.26
720 - 739.................        73         4,681,454.45     3.29
740 - 759.................        46         2,793,094.17     1.96
760 - 779.................        30         1,686,072.49     1.19
780 - 799.................        28         1,601,170.71     1.13
800 and above.............         6           389,639.50     0.27
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Loan Group I for which Credit Scores are available was approximately 613.

                                  LOAN GROUP I

                      STATE DISTRIBUTIONS OF
            MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                          IN LOAN GROUP I
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
          STATE            MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Alabama...................        72      $  3,063,144.91     2.15%
Arizona...................        19         1,606,175.44     1.13
Arkansas..................        57         2,476,148.84     1.74
California................        81         8,703,564.07     6.12
Colorado..................        29         2,790,482.46     1.96
Connecticut...............        19         1,938,973.99     1.36
Delaware..................         2           186,291.13     0.13
District of Columbia......         4           304,010.44     0.21
Florida...................       150         8,890,439.56     6.25
Georgia...................       118         6,324,495.41     4.45
Idaho.....................        10           812,906.71     0.57
Illinois..................        50         2,581,452.79     1.82
Indiana...................        75         3,767,185.85     2.65
Iowa......................        33         1,788,155.59     1.26
Kansas....................        49         2,332,384.81     1.64
Kentucky..................        28         1,959,603.57     1.38
Louisiana.................       217        10,696,882.80     7.52
Maine.....................        26         1,723,263.65     1.21
Maryland..................        28         2,037,917.80     1.43
Massachusetts.............        19         1,496,460.09     1.05
Michigan..................       105         6,001,899.38     4.22
Minnesota.................        27         1,768,235.79     1.24
Mississippi...............        93         4,513,335.50     3.17
Missouri..................        41         2,355,389.43     1.66
Montana...................         2           272,747.48     0.19
Nebraska..................         4           219,909.96     0.15
Nevada....................         9           883,796.58     0.62
New Hampshire.............        37         3,724,098.19     2.62
New Jersey................        20         1,461,382.53     1.03
New Mexico................        25         2,159,450.89     1.52
New York..................       121         9,762,633.07     6.87
North Carolina............        87         4,761,525.37     3.35
Ohio......................       121         7,427,893.38     5.22
Oklahoma..................        53         2,558,937.89     1.80
Oregon....................        14         1,297,819.96     0.91
Pennsylvania..............        79         4,381,883.78     3.08
Rhode Island..............         7           537,113.48     0.38
South Carolina............        86         5,347,777.65     3.76
South Dakota..............         3           206,541.05     0.15
Tennessee.................        97         5,571,574.46     3.92
Texas.....................        64         3,697,373.16     2.60
Utah......................        11           970,710.89     0.68
Vermont...................         6           250,116.11     0.18
Virginia..................        23         1,388,221.71     0.98
Washington................        22         2,295,533.70     1.61
West Virginia.............        15           978,648.79     0.69
Wisconsin.................        30         1,743,025.45     1.23
Wyoming...................         1           157,856.76     0.11
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

               TYPE OF MORTGAGED PROPERTIES FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP I
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
      PROPERTY TYPE        MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Single Family.............     1,812      $108,678,898.66    76.44%
Manufactured Housing......       336        24,697,857.45    17.37
2-4 Family................        80         4,798,751.69     3.38
Planned Unit
 Development..............        17         1,783,370.04     1.25
Townhouse.................        24         1,203,827.39     0.85
Condominium...............        20         1,012,667.07     0.71
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------



                      OCCUPANCY TYPES FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
      OCCUPANCY TYPE       MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Owner Occupied............     2,101      $135,551,357.70    95.34%
Investment................       183         6,357,170.74     4.47
Second Home...............         4           234,694.13     0.17
Unknown...................         1            32,149.73     0.02
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

---------

(1) Based upon representations of the related mortgagors at the time of origination.

            REMAINING MONTHS TO STATED MATURITY FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP I(1)
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
      REMAINING TERM       NUMBER OF          BALANCE        LOAN
         (MONTHS)          MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
  1 -  48.................        49      $    362,360.58     0.25%
 49 -  60.................         9           141,126.18     0.10
 61 - 120.................       170         4,145,769.60     2.92
121 - 180.................       657        27,861,432.14    19.60
181 - 240.................       272        14,013,897.19     9.86
241 - 300.................        53         3,202,970.13     2.25
301 - 360.................     1,079        92,447,816.48    65.02
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

---------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately
    282 months.

                       LOAN PURPOSE FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP I
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
LOAN PURPOSE               MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Cash-Out Refinance........     1,728      $102,701,588.51    72.24%
Purchase..................       539        37,310,776.60    26.24
Rate/Term Refinance.......        19         2,084,472.51     1.47
Unknown...................         3            78,534.68     0.06
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

                       LIEN POSITION FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP I
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
        LIEN TYPE          MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
First.....................     2,065      $137,243,866.20    96.53%
Second....................       224         4,931,506.10     3.47
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

                    DOCUMENTATION TYPE FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP I
-------------------------------------------------------------------
                                             AGGREGATE      PERCENT
                                             PRINCIPAL        OF
                           NUMBER OF          BALANCE        LOAN
    DOCUMENTATION TYPE     MORTGAGE LOANS   OUTSTANDING     GROUP I
-------------------------------------------------------------------
Full......................     2,062      $125,783,759.84    88.47%
Alt/Lite..................       152        10,964,313.51     7.71
No Income No Asset........        35         2,432,082.66     1.71
Income Only...............        24         2,218,877.42     1.56
Unknown...................        16           776,338.87     0.55
                               -----      ---------------   ------
  Total...................     2,289      $142,175,372.30   100.00%
                               -----      ---------------   ------
                               -----      ---------------   ------

                                 LOAN GROUP II

                      MORTGAGE RATES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
         RANGE OF          NUMBER OF         BALANCE        LOAN
      MORTGAGE RATES       MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
 6.001% -  6.500%.........         3      $   270,516.83      0.28%
 6.501% -  7.000%.........        39        2,948,174.09      3.04
 7.001% -  7.500%.........         4          230,514.78      0.24
 7.501% -  8.000%.........         5          256,772.89      0.26
 8.001% -  8.500%.........        34        2,695,817.59      2.78
 8.501% -  9.000%.........       177       13,683,377.86     14.12
 9.001% -  9.500%.........       253       15,621,033.14     16.12
 9.501% - 10.000%.........       290       16,162,883.93     16.68
10.001% - 10.500%.........       186       10,009,994.04     10.33
10.501% - 11.000%.........       157        8,150,340.41      8.41
11.001% - 11.500%.........       169        6,315,796.11      6.52
11.501% - 12.000%.........       231        8,456,975.41      8.73
12.001% - 12.500%.........        53        1,897,506.81      1.96
12.501% - 13.000%.........       215        5,468,288.52      5.64
13.001% - 13.500%.........        73        2,607,211.82      2.69
13.501% - 14.000%.........        31          810,393.26      0.84
14.001% - 14.500%.........        18          401,913.15      0.41
14.501% - 15.000%.........        22          370,773.53      0.38
15.001% - 15.500%.........        19          505,680.68      0.52
15.501% - 16.000%.........         2           41,385.13      0.04
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group II was approximately 10.29% per annum.

               COMBINED LOAN-TO-VALUE RATIOS FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
    RANGE OF COMBINED      NUMBER OF         BALANCE        LOAN
   LOAN-TO-VALUE RATIOS    MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
  5.01% -  10.00%.........         2      $    15,304.61      0.02%
 10.01% -  20.00%.........        11          188,915.58      0.19
 20.01% -  25.00%.........        10          216,999.90      0.22
 25.01% -  30.00%.........        13          237,806.62      0.25
 30.01% -  40.00%.........        41          831,315.87      0.86
 40.01% -  50.00%.........        89        2,415,888.51      2.49
 50.01% -  60.00%.........       129        4,076,531.90      4.21
 60.01% -  70.00%.........       174        6,299,724.81      6.50
 70.01% -  80.00%.........       452       19,957,879.84     20.60
 80.01% -  90.00%.........       637       37,639,207.48     38.84
 90.01% - 100.00%.........       411       24,634,313.74     25.42
100.01% - 110.00%.........         8          211,353.04      0.22
110.01% - 120.00%.........         2           64,153.48      0.07
120.01% - 125.00%.........         2          115,954.60      0.12
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II was approximately 81.71%.


              MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
         RANGE OF                           PRINCIPAL        OF
      MORTGAGE LOAN        NUMBER OF         BALANCE        LOAN
    PRINCIPAL BALANCES     MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
$      0.01 - $ 25,000.00...       504    $ 8,570,250.37      8.84%
$ 25,000.01 - $ 50,000.00...       718     26,177,420.80     27.01
$ 50,000.01 - $ 75,000.00...       470     28,553,557.70     29.47
$ 75,000.01 - $100,000.00...       167     14,176,295.52     14.63
$100,000.01 - $125,000.00...        63      7,016,157.29      7.24
$125,000.01 - $150,000.00...        19      2,569,224.46      2.65
$150,000.01 - $175,000.00...         7      1,116,590.93      1.15
$175,000.01 - $200,000.00...         6      1,099,817.02      1.13
$200,000.01 - $225,000.00...         4        856,843.35      0.88
$225,000.01 - $250,000.00...         2        465,071.09      0.48
$250,000.01 - $275,000.00...         8      2,076,945.22      2.14
$275,000.01 - $300,000.00...         6      1,697,534.15      1.75
$300,000.01 - $325,000.00...         2        631,900.98      0.65
$325,000.01 - $350,000.00...         1        326,776.06      0.34
$350,000.01 - $375,000.00...         1        351,369.43      0.36
$375,000.01 - $400,000.00...         1        399,175.03      0.41
$400,000.01 - $425,000.00...         2        820,420.58      0.85
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group II was approximately $48,917.39.

                       CREDIT SCORES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
         RANGE OF          NUMBER OF         BALANCE        LOAN
      CREDIT SCORES        MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
Not available.............        45      $ 1,333,486.32      1.38%
  1 - 499.................       113        5,439,227.32      5.61
500 - 519.................       134        5,513,082.75      5.69
520 - 539.................       164        7,802,962.38      8.05
540 - 559.................       150        6,992,635.10      7.22
560 - 579.................       165        8,339,113.38      8.61
580 - 599.................       170        8,382,162.12      8.65
600 - 619.................       168        8,112,181.25      8.37
620 - 639.................       186        8,912,060.17      9.20
640 - 659.................       207       10,399,068.51     10.73
660 - 679.................       167        8,844,988.44      9.13
680 - 699.................       106        5,724,846.08      5.91
700 - 719.................       105        6,068,517.88      6.26
720 - 739.................        39        1,982,918.80      2.05
740 - 759.................        39        1,896,426.31      1.96
760 - 779.................        14          774,179.19      0.80
780 - 799.................         6          260,884.62      0.27
800 and above.............         3          126,609.36      0.13
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Loan Group II for which Credit Scores are available was approximately 610.

                                 LOAN GROUP II

                      STATE DISTRIBUTIONS OF
            MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                         IN LOAN GROUP II
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
                           NUMBER OF         BALANCE        LOAN
          STATE            MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
Alabama...................        13      $   796,644.38      0.82%
Arizona...................        24        1,604,576.50      1.66
Arkansas..................        46        1,651,679.93      1.70
California................        77        7,746,251.37      7.99
Colorado..................        24        1,631,901.34      1.68
Connecticut...............         8          718,419.94      0.74
District of Columbia......         4          553,012.66      0.57
Florida...................        43        2,107,596.64      2.17
Georgia...................        55        2,434,437.32      2.51
Idaho.....................         3          240,104.78      0.25
Illinois..................        60        2,226,619.00      2.30
Indiana...................        92        4,240,414.82      4.38
Iowa......................        48        2,370,847.63      2.45
Kansas....................         4          230,295.13      0.24
Kentucky..................        84        3,296,160.49      3.40
Louisiana.................       182        7,250,619.52      7.48
Maine.....................        46        2,815,090.52      2.90
Maryland..................         5          214,110.47      0.22
Massachusetts.............         1          315,182.61      0.33
Michigan..................       126        4,580,387.97      4.73
Minnesota.................        11          550,341.97      0.57
Mississippi...............        97        3,719,994.14      3.84
Missouri..................        29        1,484,907.53      1.53
Nebraska..................         6          232,663.88      0.24
Nevada....................         1          266,213.99      0.27
New Hampshire.............        23        1,353,580.55      1.40
New Jersey................        14        1,089,109.40      1.12
New Mexico................         9          644,596.82      0.67
New York..................       139        6,580,381.23      6.79
North Carolina............       161        8,373,994.65      8.64
North Dakota..............         1           62,773.47      0.06
Ohio......................       133        6,045,915.07      6.24
Oklahoma..................        81        2,697,690.58      2.78
Oregon....................        12          900,136.90      0.93
Pennsylvania..............        84        4,197,813.88      4.33
Rhode Island..............         2          137,965.79      0.14
South Carolina............        27        1,267,762.15      1.31
Tennessee.................        90        4,136,234.11      4.27
Texas.....................        10          407,871.19      0.42
Utah......................         8          765,751.52      0.79
Virginia..................        22        1,301,486.17      1.34
Washington................        13        1,210,313.92      1.25
West Virginia.............        20          827,702.96      0.85
Wisconsin.................        42        1,555,835.52      1.61
Wyoming...................         1           69,959.57      0.07
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

               TYPE OF MORTGAGED PROPERTIES FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP II
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
                           NUMBER OF         BALANCE        LOAN
      PROPERTY TYPE        MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
Single Family.............     1,673      $82,179,088.87     84.80%
Manufactured Housing......       155        5,014,341.01      5.17
Land......................        66        4,782,021.60      4.93
2-4 Family................        62        2,708,964.39      2.80
Planned Unit
 Development..............         6        1,155,607.05      1.19
Condominium...............        10          693,488.73      0.72
Townhouse.................         9          371,838.33      0.38
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------



                      OCCUPANCY TYPES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
                           NUMBER OF         BALANCE        LOAN
      OCCUPANCY TYPE       MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
Owner Occupied............     1,944      $95,772,076.86     98.83%
Investment................        36        1,082,370.16      1.12
Second Home...............         1           50,902.96      0.05
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) Based upon representations of the related mortgagors at the time of origination.

            REMAINING MONTHS TO STATED MATURITY FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP II(1)
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
      REMAINING TERM       NUMBER OF         BALANCE        LOAN
         (MONTHS)          MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
  1 -  48.................        44      $   408,108.68      0.42%
 49 -  60.................         7           76,010.96      0.08
 61 - 120.................       254        5,367,192.39      5.54
121 - 180.................       733       26,660,296.27     27.51
181 - 240.................       169        8,158,136.44      8.42
241 - 300.................        20        1,132,146.07      1.17
301 - 360.................       754       55,103,459.17     56.86
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

---------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately
    263 months.

                       LOAN PURPOSE FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP II
-------------------------------------------------------------------
                                            AGGREGATE      PERCENT
                                            PRINCIPAL        OF
                           NUMBER OF         BALANCE        LOAN
LOAN PURPOSE               MORTGAGE LOANS  OUTSTANDING     GROUP II
-------------------------------------------------------------------
Cash-Out Refinance........     1,883      $90,472,384.14     93.36%
Purchase..................        90        6,243,708.75      6.44
Unknown...................         8          189,257.09      0.20
                               -----      --------------    ------
  Total...................     1,981      $96,905,349.98    100.00%
                               -----      --------------    ------
                               -----      --------------    ------

                       LIEN POSITION FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP II
-------------------------------------------------------------------
                                                            PERCENT
                                             AGGREGATE        OF
                                             PRINCIPAL       LOAN
                            NUMBER OF         BALANCE       GROUP
         LIEN TYPE          MORTGAGE LOANS  OUTSTANDING       II
-------------------------------------------------------------------
First......................     1,814      $93,196,824.42    96.17%
Second.....................       167        3,708,525.56     3.83
                                -----      --------------   ------
  Total....................     1,981      $96,905,349.98   100.00%
                                -----      --------------   ------
                                -----      --------------   ------

                    DOCUMENTATION TYPE FOR THE
                         MORTGAGE LOANS IN
                           LOAN GROUP II
-------------------------------------------------------------------
                                                            PERCENT
                                             AGGREGATE        OF
                                             PRINCIPAL       LOAN
                            NUMBER OF         BALANCE       GROUP
    DOCUMENTATION TYPE      MORTGAGE LOANS  OUTSTANDING       II
-------------------------------------------------------------------
Full.......................     1,829      $86,664,153.12    89.43%
Alt/Lite...................       122        8,098,461.61     8.36
Income Only................        15          998,478.84     1.03
No Income No Asset.........        10          723,208.83     0.75
Unknown....................         5          421,047.58     0.43
                                -----      --------------   ------
  Total....................     1,981      $96,905,349.98   100.00%
                                -----      --------------   ------
                                -----      --------------   ------

                                 LOAN GROUP III

                      MORTGAGE RATES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
                                           PRINCIPAL        OF
        RANGE OF          NUMBER OF         BALANCE        LOAN
     MORTGAGE RATES       MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
 7.501% -  8.000%........        3       $   777,296.95      1.46%
 8.001% -  8.500%........        6           516,853.35      0.97
 8.501% -  9.000%........       23         2,736,477.51      5.13
 9.001% -  9.500%........       46         5,422,506.39     10.17
 9.501% - 10.000%........       85         8,369,842.61     15.69
10.001% - 10.500%........      122        10,864,807.45     20.37
10.501% - 11.000%........      121        11,471,960.09     21.51
11.001% - 11.500%........       62         5,099,082.60      9.56
11.501% - 12.000%........       54         3,463,491.91      6.49
12.001% - 12.500%........       18         1,025,917.08      1.92
12.501% - 13.000%........       43         2,049,321.42      3.84
13.001% - 13.500%........       16           763,413.43      1.43
13.501% - 14.000%........        4           159,640.20      0.30
14.001% - 14.500%........        6           305,381.58      0.57
14.501% - 15.000%........        4           221,586.04      0.42
15.001% - 15.500%........        1            59,760.39      0.11
15.501% - 16.000%........        1            30,526.09      0.06
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in Loan Group III was approximately 10.55% per annum.

                         GROSS MARGINS FOR
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
                                           PRINCIPAL        OF
        RANGE OF          NUMBER OF         BALANCE        LOAN
      GROSS MARGINS       MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
0.001 - 4.000............       51       $ 4,014,168.49      7.53%
4.001 - 5.000............       90         7,195,488.04     13.49
5.001 - 6.000............      158        11,703,833.03     21.94
6.001 - 7.000............      198        17,966,632.72     33.68
7.001 - 8.000............      116        12,334,904.56     23.13
8.001 - 9.000............        2           122,838.25      0.23
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group III was approximately 6.09%.

                       MAXIMUM RATES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
                                           PRINCIPAL        OF
        RANGE OF          NUMBER OF         BALANCE        LOAN
      MAXIMUM RATES       MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
 1.000% - 12.000%........        1       $   107,813.03      0.20%
13.001% - 14.000%........       13         2,147,452.81      4.03
14.001% - 15.000%........       42         4,157,861.59      7.80
15.001% - 16.000%........      162        15,532,549.96     29.12
16.001% - 17.000%........      241        21,298,868.11     39.93
17.001% - 18.000%........      106         7,710,273.27     14.46
18.001% - 19.000%........       37         1,838,776.83      3.45
19.001% - 20.000%........        8           342,556.45      0.64
20.001% - 21.000%........        3           111,426.56      0.21
21.001% - 22.000%........        2            90,286.48      0.17
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in Loan Group III was approximately 16.27% per annum.


                       CREDIT SCORES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
                                           PRINCIPAL        OF
        RANGE OF          NUMBER OF         BALANCE        LOAN
      CREDIT SCORES       MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
Not available............       15       $ 1,170,519.74      2.19%
  1 - 499................       40         2,808,424.56      5.27
500 - 519................       49         4,179,002.46      7.83
520 - 539................       64         5,521,248.43     10.35
540 - 559................       66         5,546,646.32     10.40
560 - 579................       72         6,893,308.03     12.92
580 - 599................       67         6,150,185.75     11.53
600 - 619................       63         5,201,705.26      9.75
620 - 639................       65         5,601,971.80     10.50
640 - 659................       36         3,035,294.63      5.69
660 - 679................       31         2,924,525.38      5.48
680 - 699................       19         1,961,958.72      3.68
700 - 719................       12           902,083.07      1.69
720 - 739................       13         1,262,982.44      2.37
740 - 759................        1            90,131.03      0.17
760 - 779................        2            87,877.47      0.16
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Loan Group III for which Credit Scores are available was approximately 588.

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
        RANGE OF                           PRINCIPAL        OF
      MORTGAGE LOAN       NUMBER OF         BALANCE        LOAN
   PRINCIPAL BALANCES     MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
$      0.01 - $ 25,000.00...    39       $   814,072.44      1.53%
$ 25,000.01 - $ 50,000.00...   122         4,674,049.03      8.76
$ 50,000.01 - $ 75,000.00...   183        11,350,555.21     21.28
$ 75,000.01 - $100,000.00...    98         8,566,755.38     16.06
$100,000.01 - $125,000.00...    57         6,407,728.31     12.01
$125,000.01 - $150,000.00...    45         6,115,213.99     11.47
$150,000.01 - $175,000.00...    21         3,353,574.01      6.29
$175,000.01 - $200,000.00...    17         3,185,774.65      5.97
$200,000.01 - $225,000.00...    12         2,550,932.28      4.78
$225,000.01 - $250,000.00...     7         1,641,479.01      3.08
$250,000.01 - $275,000.00...     2           536,288.50      1.01
$275,000.01 - $300,000.00...     5         1,449,894.01      2.72
$300,000.01 and above.......     7         2,691,548.27      5.05
                               ---       --------------    ------
  Total.....................   615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in Loan Group III was approximately $86,728.24.

                                 LOAN GROUP III

                    MINIMUM MORTGAGE RATES FOR
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
        RANGE OF                           PRINCIPAL        OF
    MINIMUM INTEREST      NUMBER OF         BALANCE        LOAN
          RATES           MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
 1.000% -  5.000%........        1       $    52,630.63      0.10%
 5.001% -  6.000%........        9         1,425,756.07      2.67
 6.001% -  7.000%........       30         2,217,412.26      4.16
 7.001% -  8.000%........      116        10,255,028.79     19.23
 8.001% -  9.000%........      144        12,430,774.26     23.31
 9.001% - 10.000%........      111        10,183,442.55     19.09
10.001% - 11.000%........      140        11,894,607.95     22.30
11.001% - 12.000%........       47         3,971,125.84      7.45
12.001% - 13.000%........        9           572,532.69      1.07
13.001% - 14.000%........        3           132,841.01      0.25
14.001% - 15.000%........        3           111,426.56      0.21
15.001% - 16.000%........        2            90,286.48      0.17
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group III was approximately 9.18% per annum.

                    LOAN-TO-VALUE RATIO FOR THE
                         MORTGAGE LOANS IN
                         LOAN GROUP III(1)
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
        RANGE OF                           PRINCIPAL        OF
      LOAN-TO-VALUE       NUMBER OF         BALANCE        LOAN
         RATIOS           MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
 10.01% -  20.00%........        1       $    23,762.91      0.04%
 25.01% -  30.00%........        3           204,359.80      0.38
 30.01% -  40.00%........        2            58,773.01      0.11
 40.01% -  50.00%........        7           324,747.57      0.61
 50.01% -  60.00%........       16           948,418.19      1.78
 60.01% -  70.00%........       62         4,454,713.30      8.35
 70.01% -  80.00%........      214        19,321,436.78     36.22
 80.01% -  90.00%........      215        19,884,644.93     37.28
 90.01% - 100.00%........       90         7,767,653.51     14.56
100.01% - 110.00%........        4           250,639.93      0.47
110.01% - 120.00%........        1            98,715.16      0.19
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

---------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in Loan Group III was approximately 81.86%.


            STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                      FOR THE MORTGAGE LOANS
                         IN LOAN GROUP III
-------------------------------------------------------------------
                                           AGGREGATE      PERCENT
                                           PRINCIPAL        OF
                          NUMBER OF         BALANCE        LOAN
          STATE           MORTGAGE LOANS  OUTSTANDING     GROUP III
-------------------------------------------------------------------
Alabama..................       10       $   880,773.71      1.65%
Arizona..................        7           680,858.73      1.28
Arkansas.................        2            85,417.29      0.16
California...............       37         5,051,463.82      9.47
Colorado.................       11         1,197,721.18      2.25
Connecticut..............        6           719,526.53      1.35
Delaware.................        2           331,674.66      0.62
District of Columbia.....        1           116,243.84      0.22
Florida..................       23         2,600,596.00      4.88
Georgia..................       47         5,409,549.55     10.14
Hawaii...................        2           336,278.69      0.63
Idaho....................        3           306,828.60      0.58
Illinois.................       20         1,297,538.83      2.43
Indiana..................       40         2,426,276.82      4.55
Iowa.....................        5           277,825.87      0.52
Kansas...................       25           902,576.06      1.69
Kentucky.................       16           993,180.67      1.86
Louisiana................       20         1,678,719.25      3.15
Maine....................        6           492,149.38      0.92
Maryland.................        7           979,033.18      1.84
Massachusetts............        5           552,467.55      1.04
Michigan.................       40         2,703,060.69      5.07
Minnesota................       11         1,199,388.77      2.25
Mississippi..............       20         1,412,378.78      2.65
Missouri.................        8           373,681.76      0.70
Montana..................        1            61,497.17      0.12
Nebraska.................        1            35,928.35      0.07
Nevada...................        1            95,661.45      0.18
New Hampshire............        6           535,313.81      1.00
New Jersey...............       13         1,635,255.76      3.07
New Mexico...............        4           296,341.21      0.56
New York.................       10         1,351,030.95      2.53
North Carolina...........       21         1,709,884.74      3.21
Ohio.....................       47         2,872,653.20      5.39
Oklahoma.................       12           703,687.99      1.32
Oregon...................        5           727,616.53      1.36
Pennsylvania.............       17           854,419.75      1.60
Rhode Island.............        1           128,207.94      0.24
South Carolina...........       11           836,910.19      1.57
Tennessee................       24         1,625,063.94      3.05
Texas....................       18         1,906,927.29      3.58
Utah.....................       15         1,517,184.73      2.84
Virginia.................       10           726,117.51      1.36
Washington...............       17         2,252,572.42      4.22
West Virginia............        2           162,191.75      0.30
Wisconsin................        5           298,188.20      0.56
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

                                 LOAN GROUP III

                   NEXT ADJUSTMENT DATE FOR THE
                         MORTGAGE LOANS IN
                          LOAN GROUP III
-------------------------------------------------------------------
                                           AGGREGATE       PERCENT
                                           PRINCIPAL         OF
   NEXT ADJUSTMENT       NUMBER OF          BALANCE         LOAN
        DATE             MORTGAGE LOANS   OUTSTANDING     GROUP III
-------------------------------------------------------------------
December 2000............        7       $   440,406.46      0.83%
January 2001.............       17         1,480,135.87      2.78
February 2001............       53         3,335,250.95      6.25
March 2001...............       46         3,964,405.84      7.43
April 2001...............       13         1,189,295.67      2.23
May 2001.................       16         1,177,250.46      2.21
June 2001................       15         1,233,875.18      2.31
July 2001................       13         1,411,623.94      2.65
August 2001..............       16         2,301,789.11      4.32
September 2001...........       20         1,906,233.21      3.57
October 2001.............       15         1,403,734.40      2.63
November 2001............       33         2,943,605.15      5.52
December 2001............       17         2,461,795.94      4.62
January 2002.............       27         2,314,618.12      4.34
February 2002............      131        10,518,535.77     19.72
March 2002...............       77         6,102,407.33     11.44
April 2002...............       27         1,911,592.83      3.58
May 2002.................       13         1,040,672.45      1.95
June 2002................        6           701,083.13      1.31
July 2002................        3           418,282.40      0.78
August 2002..............        6           688,844.21      1.29
September 2002...........        4           294,168.81      0.55
October 2002.............        5           517,582.22      0.97
November 2002............        5           655,828.84      1.23
December 2002............        5           534,992.23      1.00
January 2003.............        3           220,980.58      0.41
February 2003............        6           789,392.68      1.48
March 2003...............        5           442,599.84      0.83
April 2003...............        4           460,890.94      0.86
May 2003.................        6           449,049.21      0.84
June 2003................        1            26,941.32      0.05
                               ---       --------------    ------
  Total..................      615       $53,337,865.09    100.00%
                               ---       --------------    ------
                               ---       --------------    ------

                 TYPE OF MORTGAGED PROPERTIES FOR THE
                          MORTGAGE LOANS IN
                            LOAN GROUP III
----------------------------------------------------------------------
                                               AGGREGATE      PERCENT
                                               PRINCIPAL        OF
                          NUMBER OF             BALANCE        LOAN
     PROPERTY TYPE        MORTGAGE LOANS       OUTSTANDING    GROUP III
----------------------------------------------------------------------
Single Family..........         549         $47,574,952.49     89.20%
2-4 Family.............          22           1,794,467.62      3.36
Planned Unit
 Development...........          15           1,746,626.27      3.27
Manufactured Housing...          12           1,009,493.93      1.89
Condominimum...........          12             908,536.39      1.70
Townhouse..............           5             303,788.39      0.57
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

                       OCCUPANCY TYPES FOR THE
                          MORTGAGE LOANS IN
                          LOAN GROUP III(1)
----------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                         NUMBER OF             BALANCE        LOAN
    OCCUPANCY TYPE       MORTGAGE LOANS      OUTSTANDING     GROUP III
----------------------------------------------------------------------
Owner Occupied.........         583         $51,667,020.03     96.87%
Investment.............          30           1,607,166.33      3.01
Unknown................           1              40,589.09      0.08
Second Home............           1              23,089.64      0.04
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

---------

(1) Based upon representation of the related mortgagors at the time of origination.



             REMAINING MONTHS TO STATED MATURITY FOR THE
                          MORTGAGE LOANS IN
                          LOAN GROUP III(1)
----------------------------------------------------------------------
                                              AGGREGATE       PERCENT
                                              PRINCIPAL         OF
REMAINING TERM            NUMBER OF            BALANCE         LOAN
  (MONTHS)                MORTGAGE LOANS     OUTSTANDING     GROUP III
----------------------------------------------------------------------
 61 - 120..............           2         $    25,510.83      0.05%
121 - 180..............          46           1,759,944.13      3.30
181 - 240..............          33           1,611,147.55      3.02
241 - 300..............           3             245,272.59      0.46
301 - 360..............         531          49,695,989.99     93.17
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

---------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity of the mortgage loans in Loan Group III was approximately
    332 months.

                         LOAN PURPOSE FOR THE
                          MORTGAGE LOANS IN
                            LOAN GROUP III
----------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                        NUMBER OF              BALANCE        LOAN
     LOAN PURPOSE       MORTGAGE LOANS       OUTSTANDING     GROUP III
----------------------------------------------------------------------
Cash-Out Refinance.....         421         $33,988,115.68     63.72%
Purchase...............         157          15,510,806.39     29.08
Rate/Term Refinance....          35           3,748,293.77      7.03
Unknown................           2              90,649.25      0.17
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

                            LIEN POSITION
                      FOR THE MORTGAGE LOANS IN
                            LOAN GROUP III
----------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                        NUMBER OF              BALANCE        LOAN
         LIEN           MORTGAGE LOANS       OUTSTANDING     GROUP III
----------------------------------------------------------------------
First..................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

                          DOCUMENTATION TYPE
                      FOR THE MORTGAGE LOANS IN
                            LOAN GROUP III
----------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
       DOCUMENT         NUMBER OF              BALANCE        LOAN
         TYPE           MORTGAGE LOANS       OUTSTANDING     GROUP III
----------------------------------------------------------------------
Full...................         527         $44,053,329.69     82.59%
Alt/Lite...............          53           4,852,058.43      9.10
No Income No Asset.....          26           3,669,304.75      6.88
Income Only............           8             676,699.75      1.27
Unknown................           1              86,472.47      0.16
                                ---         --------------    ------
  Total................         615         $53,337,865.09    100.00%
                                ---         --------------    ------
                                ---         --------------    ------

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

    Pursuant to the pooling and servicing agreement dated as of November 1, 2000 (the 'Pooling and Servicing Agreement'), among the Depositor, EMC Mortgage Corporation, as seller (in such capacity, the 'Seller') and as master servicer (in such capacity, the 'Master Servicer'), and Wells Fargo Bank Minnesota, National Association, as trustee (the 'Trustee'), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, exclusive (with respect to each Mortgage Loan other than the Simple Interest Mortgage Loans) of principal due and interest accruing prior to the Cut-off Date.

    In connection with such transfer and assignment, the Depositor will deliver on the Closing Date the following documents (collectively constituting the 'Trustee's Mortgage File') with respect to each Mortgage Loan:

        (a) the original Mortgage Note, endorsed by the originator of the Mortgage Loan, without recourse in the following form: 'Pay to the order of Wells Fargo Bank Minnesota, National Association as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2 without recourse,' with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller or, if the original Mortgage Note is unavailable to the Depositor, a photocopy thereof, if available, together with a lost note affidavit;

        (b) the original recorded Mortgage or a photocopy thereof;

        (c) a duly executed assignment of the Mortgage to 'Wells Fargo Bank Minnesota, National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2000-2, without recourse;' in recordable form, as described in the Pooling and Servicing Agreement;

        (d) all interim recorded assignments of such Mortgage, if any and if available to Depositor; and

        (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the Closing Date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

    Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller, or as to which the Rating Agencies advise that the omission to record therein will not affect their ratings of the Offered Certificates.

    The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

    In addition, the Seller will make representations and warranties in the Pooling and Servicing Agreement as of the Cut-off Date in respect of the Mortgage Loans. The Depositor will file the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission (the 'SEC') in a report on Form 8-K within 15 days of the Closing Date.

    After the Closing Date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any Mortgage Loan is breached and such breach materially and adversely affects the interests of the holders of the Certificates in such Mortgage Loan, the Trustee is required to notify the Seller in writing. If the Seller cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the Trustee, the Seller is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the Stated Principal Balance as of the date of repurchase thereof plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a 'Replacement Mortgage Loan'); however, such substitution is only permitted within two years after the Closing Date. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan, the amount of any shortfall to be deposited by the Seller in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date, if the Deleted Mortgage Loan that is being replaced is a Fixed Rate Mortgage Loan, have a Mortgage Rate not less than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan, have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

     be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

     have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan,

     have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

     not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

     provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

     have the same lien priority as the Deleted Mortgage Loan,

     constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied, and comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

    With respect to any repurchase or substitution of a Mortgage Loan that is not in default or as to which a default is not imminent, the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose the status of its REMIC elections or otherwise subject the Trust Fund to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document or for a breach of representation or warranty by the Seller with respect to a Mortgage Loan.

UNDERWRITING GUIDELINES

    Approximately 85.77% and 5.77% of the Mortgage Loans were purchased from United Companies and Wells Fargo, respectively. The remaining Mortgage Loans were purchased from 14 different originators (together with United Companies and Wells Fargo, the 'Originators' and, each an 'Originator'). Set forth below is a description of the underwriting procedures (the 'Underwriting Guidelines') generally applied by United Companies. The Depositor believes that the underwriting guidelines of the other Originators were substantially similar.

    The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the related Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will represent such underwriting exceptions.

    The Underwriting Guidelines are less restrictive than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines, or under an underwriting exception thereto, generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

    The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires
(x) an appraisal of the mortgaged property (which conforms to Freddie Mac and Fannie Mae standards generally) by qualified independent appraisers who are approved by the related Originator and (y) a review of such appraisal, which review may be conducted by the related Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property.

    Generally, the maximum loan-to-value ratio is 85% for a loan with a second mortgage on the property. With respect to rural properties, the maximum loan-to-value ratio (utilizing only up to ten acres and the improvements thereon) is 80%. The maximum loan-to-value ratio generally applicable to non-owner occupied homes and owner occupied manufactured/mobile homes with land is generally 80%.

    Under the Underwriting Guidelines, the related Originator reviews and verifies the loan applicant's sources of income, calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan and reviews the mortgaged property for compliance with the Underwriting Guidelines. Verification of personal financial information for each applicant is required. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtness) generally should not exceed 50% of a borrower's gross monthly income. In the case of adjustable rate home equity loans, the debt ratio calculation is based upon the principal and interest payment amount utilizing the maximum rate on the second change date. Generally, the borrowers are required to have two years of employment with their current employer or two years of like experience. Applicants who are salaried employees must provide current employment information in addition to recent employment history. Originators verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub and the most recent W-2 tax form. A self-employed applicant is generally required to provide copies of complete federal income tax returns (including schedules) filed for the most recent two years.

    A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history is required. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the first mortgage balance, if any, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current. A borrower's mortgage payment history generally should reflect no more than three payments over 30 days delinquent in the last twelve months; however, in some cases, a borrower is permitted to have more payments over 30 days delinquent in the last twelve months. Credit analysis is subjective and subject to interpretation in the underwriting process.

    The borrower is required to obtain property insurance in an amount sufficient to cover in the case of a first mortgage the new loan and in the case of a fixed rate second mortgage, the new loan and any prior mortgage. If the sum of an outstanding first mortgage, if any, and the fixed rate home equity loan exceeds the lesser of replacement or insurable value, insurance equal to the lesser of replacement or insurable value may be accepted. The Originator requires that its name and address are properly added to the 'mortgage clause' of the insurance policy. In the event the Originator's name is added to a 'loss payee clause' and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required. The borrower is required to obtain flood insurance to the extent such insurance is available under the Flood Disaster Protection Act of 1973, as amended. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the mortgaged property, whichever is less.

    Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

NO RECOURSE TO THE DEPOSITOR OR THE SELLER

    As described above under ' -- Assignment of the Mortgage Loans; Repurchase,' the Depositor will cause the Mortgage Loans to be assigned to the Trustee, without recourse. However, the Seller will be obligated to cure, repurchase or substitute for any Mortgage Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Mortgage Loans as described above under ' -- Assignment of the Mortgage Loans; Repurchase.' These obligations to cure, repurchase or substitute constitute the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

    EMC Mortgage Corporation ('EMC'), a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from 'investment grade' to varying degrees of 'non-investment grade' up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, a 'REO Property'). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

    The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation ('RTC'), from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories;
(x) performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (y) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

    EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of September 30, 2000, EMC was servicing approximately $3.8 billion of mortgage loans and REO Property.

    The principal executive offices of EMC are located at 909 Hidden Ridge Drive, Irving, Texas 75038. Its telephone number is (972) 444-2800.

LOAN SERVICING

    EMC has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

    Billing statements with respect to mortgage loans are mailed monthly by EMC. The statement details the payment activity since the prior month's statement and specifies the payment due. Notice of changes in the applicable loan rate are provided by EMC to the mortgagor by separate notification.

COLLECTION PROCEDURES

    EMC, as Master Servicer, will make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, guaranty, bankruptcy bond or alternative arrangements, will follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (a) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan, other than prepayment charges except in limited circumstances, and (b) to the extent not inconsistent with the coverage of such Mortgage Loan by an insurance policy, guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 120 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

    In any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any applicable insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

    When a mortgagor fails to make a payment, EMC attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. EMC generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

    In the event that any Mortgage Loan is in default or imminent default, the Master Servicer may, in its discretion, modify certain terms of the related Mortgage Loan in order to maximize the ultimate proceeds of such Mortgage Loan. Such modifications may include (i) a reduction in the Mortgage Rate on a Mortgage Loan (but, in the case of a Mortgage Loan in Loan Group I or Loan Group II, in no event to lower than 7.50% and in the case of a Mortgage Loan in Loan Group III, only if the related Mortgage Index, Gross Margin and any existing interest rate parameters and/or payment parameters remain the same,
(ii) a recasting of the amortization schedule (based on a 30-year term) and/or an extension of the scheduled date of final payment on such Mortgage Loan (but not beyond June 2030) and (iii) an increase or reduction in the principal balance of such Mortgage Loan.

    Once foreclosure is initiated by EMC, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, EMC determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by EMC. After foreclosure, EMC may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

    Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, EMC's business judgment, changes in the servicing portfolio and applicable laws and regulations.

DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                          AS OF JUNE 30, 1998                   AS OF JUNE 30, 1999
                                  -----------------------------------   -----------------------------------
                                                              % BY                                  % BY
                                  NO. OF     PRINCIPAL      PRINCIPAL   NO. OF     PRINCIPAL      PRINCIPAL
                                  LOANS      BALANCE(2)      BALANCE    LOANS      BALANCE(2)      BALANCE
                                  -----      ----------      -------    -----      ----------      -------
Current loans...................  24,159   $1,869,900,359     70.72%    30,514   $2,172,839,680     68.56%
Period of delinquency(3)
    30-59 days..................   2,877      187,511,932      7.09      4,450      292,369,887      9.22
    60-89 days..................   1,091       71,415,699      2.70      1,404       90,314,938      2.85
    90 days or more.............   2,041      143,439,906      5.42      1,576      116,479,156      3.67
Foreclosure/
  bankruptcies(4)...............   4,091      305,592,230     11.56      5,318      408,881,121     12.90
Real estate owned...............     783       66,294,610      2.51      1,170       88,642,865      2.80
                                  ------   --------------    ------     ------   --------------    ------
Total portfolio.................  35,042   $2,644,154,736    100.00%    44,432   $3,169,527,647    100.00%

                                          AS OF JUNE 30, 2000                AS OF SEPTEMBER 30, 2000
                                  -----------------------------------   -----------------------------------
                                                              % BY                                  % BY
                                  NO. OF     PRINCIPAL      PRINCIPAL   NO. OF     PRINCIPAL      PRINCIPAL
                                  LOANS      BALANCE(2)      BALANCE    LOANS      BALANCE(2)      BALANCE
                                  -----      ----------      -------    -----      ----------      -------
Current loans...................  40,957   $2,773,375,021      69.5%    39,178   $2,652,813,916     68.94%
Period of delinquency(3)
    30-59 days..................   5,116      335,858,515       8.4      5,036      336,942,431      8.75
    60-89 days..................   1,763      124,260,172       3.1      1,798      125,353,979      3.26
    90 days or more.............   2,490      175,071,236       4.4      2,561      173,038,504      4.50
Foreclosure/
  bankruptcies(4)...............   6,784      498,486,846      12.5      6,486      471,787,042     12.26
Real estate owned...............   1,045       81,915,418       2.1      1,208       88,136,385      2.29
                                  ------   --------------    ------     ------   --------------    ------
Total portfolio.................  58,155   $3,988,967,208    100.00%    56,267   $3,848,072,257    100.00%

---------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the REO Properties, the Principal Balance is at the time of foreclosure.

(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and Principal Balance shown in the period of delinquency.

                              -------------------

    Since the Mortgage Loans were originated by various Originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the Mortgage Loans. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the Mortgaged Properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The expense fees with respect to the Trust Fund are payable out of the interest payments on each Mortgage Loan. The expense fees will be 0.515% per annum of the Stated Principal Balance of each Mortgage Loan. The expense fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the 'Master Servicing Fee') and (b) fees payable to the Trustee in respect of its activities as trustee (the 'Trustee Fee'). The Master Servicing Fee will be 0.50% per annum of the Stated Principal Balance of each Mortgage Loan. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under ' -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Master Servicer is also entitled to receive, as additional servicing compensation, all late payment fees (but not prepayment charges), assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and, with respect to any Due Date, any interest paid on Simple Interest Loans in excess of 30 days of interest. The Master Servicer is obligated to pay to the Trust Fund, with respect to each Simple Interest Loan, an amount equal to the excess of interest thereon for 30 days over the amount otherwise required to be paid on the applicable Due Date.

    For any Mortgage Loan, the 'Net Mortgage Rate' is the Mortgage Rate thereon minus 0.515%.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

    When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments (as defined below) received during a month are not distributed until the 25th day of the following month, and accordingly an interest shortfall (a 'Prepayment Interest Shortfall') would result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date, the amount of the Master Servicing Fee otherwise payable to the Master Servicer for such month shall, to the extent of such shortfall ('Compensating Interest'), be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Offered Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer will be reflected in the distributions to holders of the Offered Certificates entitled thereto made on the Distribution Date on which the Principal Prepayment received would be distributed.

ADVANCES

    Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of interest (net of the Master Servicing Fee) on and, except with respect to the Simple Interest Loans, principal of the Mortgage Loans that were due during the related Due Period and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property is an REO Property, such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an 'Advance,' and the date of any such Advance, as described herein, a 'Master Servicer Advance Date').

    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of interest (net of the Master Servicing Fee) on and, except with respect to the Simple Interest Loans, principal of each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance (in the case of the Trustee, net of the Master Servicing Fee and the Trustee Fee) in accordance with the terms of the Pooling and Servicing Agreement.

HAZARD INSURANCE

    The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain an insurance policy on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located with an insurer which is licensed to do business in the state where the Mortgaged Property is located. All amounts collected by the Master Servicer under any hazard insurance policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of the Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.

    If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (a) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (b) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Mortgage Loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by an insurance policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to retain or withdraw from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to retain or withdraw from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon.

    The proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Mortgaged Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Mortgage Loan; and fourth, as a recovery of principal of such Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the Pooling and Servicing Agreement) was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related subservicer.

    The Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the

Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

     the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto, such consent not to be withheld unreasonably the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac the Trustee has received written confirmation from each Rating Agency that the appointment of such successor will not cause that Rating Agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Offered Certificates.

    In addition, the Master Servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

    Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions of the Offered Certificates. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    The Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates Series 2000-2 (the 'Certificates') will consist of: (a) the Class AF-1 Certificates (the 'Class A-I Group'); (b) the Class AF-2 Certificates,
Class AF-3 Certificates and Class AF-4 Certificates (collectively, the
'Class A-II Group'); (c) the Class AV-1 Certificates (the 'Class A-III Group');
(d) the Class A-IO Certificates (the 'Class A-IO Certificates' and, together with the Class A-I Group, the Class A-II Group and the Class A-III Group, the 'Senior Certificates'); (e) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the 'Mezzanine Certificates'); (f) the Class B Certificates (the 'Class B Certificates' and, together with the Mezzanine Certificates, the 'Subordinated Offered Certificates'); (g) the Class B-IO Certificates; (h) the Class XP Certificates and (i) the Class R Certificates (the 'Residual Certificates').

    The Class A-IO Certificates and Class B-IO Certificates are interest-only Certificates issued with notional principal balances. Only the Senior Certificates and the Subordinated Offered Certificates (collectively, the 'Offered Certificates') are offered hereby. Distributions on the Class A-I Group will be based primarily on amounts available for distribution in respect of Loan Group I. Distributions on the Class A-II Group will be based primarily on amounts available for distribution in respect of Loan Group II. Distributions on the Class A-III Group will be based primarily on amounts available for distribution in respect of Loan Group III. Distributions on the Class A-IO Certificates will be based primarily on amounts available for distribution in respect of Loan Group I and Loan Group II. In certain instances, as described under ' -- Distributions -- Allocation of Payments on the Mortgage Loans' below, amounts available for distribution with respect to a Loan Group will be distributed with respect to unrelated Senior Certificates. Distributions on the Subordinated Offered Certificates will be based on a subordinated basis on amounts available for distribution in respect of Loan Group I, Loan Group II and Loan Group III.

    The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY CERTIFICATES

    The Offered Certificates initially will be book-entry certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificateowners') will hold the certificates through The Depository Trust Company ('DTC'), in the United States, or Clearstream Banking, societe anonyme ('Clearstream, Luxembourg') or the Euroclear System ('Euroclear'), in Europe, if the Certificateowners are participants of those systems, or indirectly through organizations that are participants in those systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. ('Cede'), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described in the Prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as 'Cedel S.A.,' a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ('CI') merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ('DBC'). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, societe anonyme ('New CI'), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

    Further to the merger, the Board of Directors of New CI decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is 'Clearstream.' With effect from January 14, 2000, New CI has been renamed 'Clearstream International, societe anonyme.' On January 18, 2000, Cedelbank was renamed 'Clearstream Banking, societe anonyme,' and Cedel Global Services was renamed 'Clearstream Services, societe anonyme.'

    On January 17, 2000, DBC was renamed 'Clearstream Banking AG.' This means that there are now two entities in the corporate group headed by Clearstream International which share the name 'Clearstream Banking,' the entity previously named 'Cedelbank' and the entity previously named 'Deutsche Borse Clearing AG.' Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg's customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System ('MGT/EOC') in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC. See ' ANNEX I, Global Clearance, Settlement And Tax Documentation Procedures.'

DEPOSITS TO THE CERTIFICATE ACCOUNT

    The Master Servicer will establish and initially maintain an account (the 'Certificate Account') for the benefit of the Trustee on behalf of the Certificateholders. The Certificate Account must be either maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agencies, an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')),

     an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or an account or accounts otherwise acceptable to each Rating Agency.

    On a daily basis within one Business Day after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance):

        1. all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        2. all payments on account of interest (other than interest accruing on the Mortgage Loans (other than Simple Interest Loans) prior to the Cut-Off
    Date) on the Mortgage Loans, net of the related Master Servicing Fee;

        3. all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ('Insurance Proceeds'), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, 'Liquidation Proceeds');

        4. all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

        5. all prepayment charges collected by the Master Servicer during the related Due Period;

        6. any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

        7. all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

        8. all Advances.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

    The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Master Servicer Advance Date for the following purposes:

        (a) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under 'Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans') and, as additional servicing compensation, assumption fees, late payment charges (but not prepayment charges) and net earnings on or investment income with respect to funds in or credited to the Certificate Account;

        (b) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (b) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

        (c) to reimburse the Master Servicer for any Advances or servicing expenses and advances previously made that the Master Servicer has determined to be nonrecoverable;

        (d) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

        (e) to pay the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (e) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

        (f) to pay to the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

        (g) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

        (h) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

        (i) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

    In addition, not later than 1:00 p.m. Central Time on the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of Interest Funds and Principal Funds for each Loan Group together with all prepayment charges collected by the Master Servicer, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.

    The 'Interest Funds' with respect to each Loan Group are equal to the sum, without duplication, of all scheduled interest (and in the case of Simple Interest Loans, all interest) collected during the related Due Period less the related Master Servicing Fee,

     all Advances relating to interest,

     all Compensating Interest and

     Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the Mortgage Loans in such Loan Group.

    The 'Net Interest Funds' with respect to each Loan Group are equal to the Interest Funds for such Loan Group less the portion of the Trustee Fee calculated based on the Mortgage Loans in such Loan Group.

    The 'Principal Funds' are equal to the sum, without duplication, of the scheduled principal (or in the case of Simple Interest Loans, the actual principal) collected during the related Due Period or advanced (other than in the case of Simple Interest Loans) on or before the related Master Servicer Advance Date, prepayments collected in the related Prepayment Period,

     the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer,

     the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal) less all non-recoverable Advances relating to principal reimbursed during the related Due Period.

    A 'Due Period' with respect to any Distribution Date is the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

    The Trustee will establish and maintain a distribution account (the 'Distribution Account') on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein (x) the aggregate amount remitted by the Master Servicer to the Trustee and (y) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

    The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under ' -- Distributions' and may from time to time make withdrawals from the Distribution Account to pay itself the Trustee Fee for the related Distribution Date and expenses as provided in the Pooling and Servicing Agreement;

     to pay itself earnings on or investment income with respect to funds in or credited to the Distribution Account;

     to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and

     to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

DISTRIBUTIONS

    General. Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 2000 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the related record date (each a 'Record Date'). The Record Date for the Certificates bearing interest at a fixed rate for the first Distribution Date will be the Closing Date. For any other Distribution Date, the Record Date for such Certificates will be the last Business Day of the month preceding the month in which that Distribution Date occurs. The Record Date for the Certificates bearing interest at an adjustable rate for any Distribution Date will be the Business Day preceding the applicable Distribution Date.

    Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 10% or more of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The 'Percentage Interest' evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.

    On each Distribution Date, the interest distributable with respect to the Certificates bearing interest at a fixed rate is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest distributable with respect to the Certificates bearing interest at an adjustable rate is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the 'Accrual Period' for the related Class of Offered Certificates.

    All calculations of interest on the Certificates bearing interest at a fixed rate will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Certificates bearing interest at an adjustable rate will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

    Allocation of Payments on the Mortgage Loans. On each Distribution Date, the Trustee will withdraw (i) the prepayment charges for such Distribution Date and pay such amounts to the Class XP Certificates and (ii) the Net Interest Funds and Principal Funds for such Distribution Date and apply such amounts as follows:

    First, to pay accrued and unpaid interest on the Offered Certificates, in the following order of priority:

        1. From Net Interest Funds in respect of Loan Group I and Loan
    Group II, in proportion to the amounts of Net Interest Funds relating to each such Loan Group, to the Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

        2. (a) From remaining Net Interest Funds in respect of Loan Group I, to the Class AF-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such Class, (b) from remaining Net Interest Funds in respect of Loan Group II, to each Class in the Class A-II Group, Current Interest and any Interest Carry Forward Amount for such Class, on a pro rata basis in accordance with the amount of accrued interest due thereon, and
    (c) from Net Interest Funds in respect of Loan Group III, to the Class AV-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

        3. From remaining Net Interest Funds in respect of Loan Group I, Loan Group II and Loan Group III, to the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates, sequentially, in that order, the Current Interest and any Interest Carry Forward Amount for each such Class;

        4. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

        5. Any Remaining Excess Spread will be added to any Excess Overcollateralization Amount and will be applied as Excess Cashflow pursuant to clauses second (D) through eighth below.

    Notwithstanding the provisions of clauses first 4 and 5, above, on the first Distribution Date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

    Second, to pay as principal on the Offered Certificates entitled to payments of principal, in the following order of priority:

        (A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

           1. To the Senior Certificates entitled to payments of principal as follows: the Principal Distribution Amount to (a) the Class AF-1 Certificates, (b) the Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates, sequentially, in that order, and (c) the Class AV-1 Certificates, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero;

           2. To the Class M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

           3. To the Class M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

           4. To the Class B Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

        (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

           1. To the Senior Certificates entitled to payments of principal as follows: from the Principal Distribution Amount, the Class A Principal Distribution Amount to (a) the Class AF-1 Certificates, (b) the
       Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, sequentially, in that order, and (c) the Class AV-1 Certificates, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero;

           2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

           3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

           4. To the Class B Certificates, from any remaining Principal Distribution Amount, the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

        (C) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date all of the Senior Certificates of a Class A Group or Groups are no longer outstanding, the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to such Class A Group or Groups will be allocated to the remaining Class A Group or Groups, pro rata in accordance with the aggregate Certificate Principal Balances of the outstanding Senior Certificates of the Class A Group or Groups to which such funds are allocated, except that the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to the Class A-II Group or Class A-III Group shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding; and

        (D) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date the pro rata portion of the Class A Principal Distribution Amount allocated to a Class A Group is insufficient to pay to the related Senior Certificates the principal to which they are entitled under clause second (B) (1), any Excess Cashflow will be allocated in an amount equal to the lesser of the deficiency and the aggregate amount of such Excess Cashflow, and if the pro rata portion of the Class A Principal Distribution Amount is insufficient in more than one Class A Group, then pro rata based upon the respective amounts of such deficiencies, except that Excess Cashflow shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding.

    Third, to the Senior Certificates as follows: from any remaining Excess Cashflow, pro rata based on the Principal Funds for such Distribution Date from each of Loan Group I, Loan Group II and Loan Group III to (a) the Class AF-1 Certificates, an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date, (b) the Class AF-2 Certificates, the Class AF-3 and the Class AF-4 Certificates, sequentially, in that order, an amount equal to any Unpaid Realized Losses for the applicable Class for such Distribution Date and
(c) the Class AV-1 Certificates, an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date.

    Fourth, from any remaining Excess Cashflow, to the Class M-1 Certificates an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date;

    Fifth, from any remaining Excess Cashflow, to the Class M-2 Certificates any amount equal to Unpaid Realized Losses for such Class for such Distribution Date;

    Sixth, from any remaining Excess Cashflow, to the Class B Certificates any amount equal to Unpaid Realized Losses for such Class for such Distribution Date;

    Seventh, from any remaining Excess Cashflow, to the Class B-IO Certificates an amount specified in the Pooling and Servicing Agreement; and

    Eighth, any remaining amounts to the Residual Certificates.

GLOSSARY

    'Applied Realized Loss Amount,' with respect to any Class of Offered Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

    'Certificate Principal Balance' with respect to any Class of Offered Certificates (other than any Class A-IO Certificates) and any Distribution Date, is the Original Certificate Principal Balance of such Class as set forth on the cover page of this Prospectus Supplement, less (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates.

    'Class A Group' is any of the Class A-I Group, the Class A-II Group or the Class A-III Group, as applicable.

    'Class A Principal Distribution Amount,' is the excess of (A) the aggregate Certificate Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date over (B) the lesser of (I) approximately 51.20% of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period and (II) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

    'Class B Principal Distribution Amount' is the excess of (x) of the sum of
(A) the aggregate Certificate Principal Balance of all of the Senior Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date),
(C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 88.00% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor; provided, however, that after the Certificate Principal Balances of the Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount.

    'Class M-1 Principal Distribution Amount,' is the excess of (x) the sum of
(A) the aggregate Certificate Principal Balance of all of the Senior Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 65.20% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

    'Class M-2 Principal Distribution Amount' is the excess of (x) the sum of
(A) the aggregate Certificate Principal Balance of all of the Senior Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and
(C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 77.20% of the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balances of all of the Mortgage Loans as of the last day of the related Due Period less the OC Floor.

    'Current Interest,' with respect to each Class of the Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

    'Excess Cashflow' with respect to any Distribution Date, is the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

    'Excess Overcollateralization Amount' with respect to any Distribution Date, is the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such Distribution Date.

    'Excess Spread,' with respect to any Distribution Date, is the excess, if any, of the Net Interest Funds for such Distribution Date over required distributions of interest on the Offered Certificates on such Distribution Date.

    'Extra Principal Distribution Amount,' with respect to any Distribution Date, is the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount and for such Distribution Date over the Overcollateralization Amount (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and for such Distribution Date and (b) the Excess Spread for such Distribution Date.

    'Interest Carry Forward Amount,' with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of (1) the excess of
(A) Current Interest for such Class with respect to prior Distribution Dates over (B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

    'OC Floor' equals 0.50% of the aggregate Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

    'Overcollateralization Amount,' with respect to any Distribution Date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period over (b) the Certificate Principal Balances of the Offered Certificates as of such date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates on such Distribution Date).

    'Principal Distribution Amount,' with respect to each Distribution Date, is the sum of (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date less (z) any Excess Overcollateralization Amount for such Distribtion Date.

    'Realized Loss' is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

    'Remaining Excess Spread' with respect to any Distribution Date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

    'Senior Enhancement Percentage' for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate of the Certificate Principal Balances of the Subordinated Offered Certificates and (ii) the Overcollateralization Amount after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date by (y) the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

    'Specified Overcollateralization Amount' means, prior to the Stepdown Date, an amount equal to 6.00% of the Cut-off Date Principal Balance of the Mortgage Loans, and on and after the Stepdown Date, an amount equal to 12.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a minimum amount equal to the OC Floor; provided, however, that, if on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists.

    'Specified Senior Enhancement Percentage' means 48.80%.

    'Stepdown Date,' is the later to occur of (i) the Distribution Date in December 2003 or (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the related Mortgage Loans on such Distribution Date, but prior to any applications of Principal Funds to the Certificates) is greater than or equal to the Specified Senior Enhancement Percentage.

    A 'Trigger Event,' with respect to a Distribution Date after the Stepdown Date, exists if certain rates of cumulative losses have occurred during certain periods of time as specified in the Pooling and Servicing Agreement or a Delinquency Event shall have occurred and be continuing. A 'Delinquency Event' shall have occurred and be continuing if at any time, (x) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds (y) 45% of the Senior Enhancement Percentage.

    'Unpaid Realized Loss Amount,' with respect to any Class of the Offered Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

    Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Offered Certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balances of the Offered Certificates exceed the Stated Principal Balances of the Mortgage Loans, the Certificate Principal Balances of the Offered Certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. Any such reduction is an 'Applied Realized Loss Amount.'

    If, on any Distribution Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread will be paid as provided in clauses second (D) through eighth as provided in ' -- Distributions -- Allocations of Payments on the Mortgage Loans,' above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount.

    If on any Distribution Date, all of the Senior Certificates of a Class A Group or Groups are no longer outstanding, the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to such Class A Group or Groups will be allocated to the remaining Class A Group or Groups, pro rata in accordance with the aggregate Certificate Principal Balances of the outstanding Senior Certificates of the Class A Group or Groups to which such funds are allocated. However, the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to the Class A-II Group or Class A-III Group shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding. This potential for payment of principal amounts from one Loan Group to pay principal on one or both of the unrelated Class A Groups has the effect of crosscollateralizing the Class A Groups.

    If on any Distribution Date, the pro rata portion of the Class A Principal Distribution Amount allocated to a Class A Group is insufficient to pay to the related Senior Certificates the principal to which they are entitled, any Excess Cashflow will be allocated to such Class A Group to make up the deficiency. If the pro rata portion of the Class A Principal Amount is insufficient in more than one Class A Group, then any Excess Cashflow will be allocated to such Class A Groups to make up the respecive deficiencies, pro rata, based upon the respective amounts of such deficiencies, except that Excess Cashflow shall be payable to the Class AF-1 Certificates only if no other Classes of Senior Certificates are outstanding. This use of aggregate Excess Cashflow to fund any deficiencies in one or more Class A Groups has the effect of crosscollateralizing the Class A Groups.

PASS-THROUGH RATES

    The 'Pass-Through Rate' per annum for each Class of Certificates bearing interest at a fixed rate is the respective per annum fixed rate as set forth and described on the cover of this Prospectus Supplement. On any Distribution Date after the Optional Termination Date the Pass-Through Rate for the Certificates bearing interest at a fixed rate will increase by 0.50% per annum. On any Distribution Date (including after the Optional Termination Date), the Pass-Through Rate for the Class A-IO Certificates will be subject to the A-IO Net Rate Cap,

     the Class AF-1 Certificates will be subject to (a) through the applicable Accrual Period for such Class relating to the Distribution Date in May, 2003, the Aggregate Groups I and II Net Rate Cap and (b) thereafter, the Group I Net Rate Cap, and the Class M-1, Class M-2 and Class B Certificates will each be subject to the Subordinated Certificates Rate Cap.

    The 'A-IO Net Rate Cap,' is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in both Loan Group I and Loan Group II.

    The 'Aggregate Groups I and II Net Rate Cap' is equal to

     (I) (A)(1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I and Loan Group II multiplied by (2) the excess of the Stated Principal Balance of the Mortgage Loans in

         Loan Group I and Loan Group II as of the last day of the related Due Period over the notional amount of the Class A-IO Certificates, plus

         (B)(1) the excess of the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I and Loan Group II over the Pass-Through Rate of the Class A-IO Certificates, multiplied by
         (2) the notional amount of the Class A-IO Certificates; divided by

    (II) the Stated Principal Balance of the Mortgage Loans in Loan Group I and Loan Group II as of the last day of the related Due Period.

    The 'Group I Net Rate Cap' is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I.

    The 'Group II Net Rate Cap' is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II.

    The 'Group III Net Rate Cap' is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group III.

    The 'Subordinated Certificates Rate Cap' is equal to:

    (a) through the applicable Accrual Period for each such Class relating to the Distribution Date in May, 2003, the lesser of

        (i) the Aggregate Groups I and II Net Rate Cap, and

        (ii) the Group III Net Rate Cap, and

     (b) thereafter, the least of

         (i) the Group I Net Rate Cap,

         (ii) the Group II Net Rate Cap and

         (iii) the Group III Net Rate Cap.

    The 'Pass-Through Rate' per annum for each Class of Certificates bearing interest at an adjustable rate will be equal to the lesser of the London interbank offered rate for one month United States dollar deposits ('One-Month LIBOR') calculated as described below under ' -- Calculation of One-Month LIBOR' plus the Pass-Through Margin for such Class, and

     (a) in the case of the Class AF-2 Certificates, (i) the Aggregate Groups I and II Net Rate Cap through the applicable Accrual Period for such Class relating to the Distribution Date in May, 2003 and (ii) thereafter, the Group II Net Rate Cap, and

     (b) in the case of the Class AV-1 Certificates, the percentage obtained by dividing (a) the Group III Net Rate Cap by (b) the product of (i) the Stated Principal Balance of the Mortgage Loans in Loan Group III as of the last day of the related Due Period and (ii) the actual number of days elapsed during such Accrual Period divided by 360.

    The 'Pass-Through Margin' for each Class of Certificates bearing interest at an adjustable rate is (i) for the Class AF-2 Certificates, 0.15% and (ii) for the Class AV-1 Certificates and for any Distribution Date on or prior to the Optional Termination Date, 0.25%, and for any Distribution Date after the Optional Termination Date, 0.50%.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates bearing interest at an adjustable rate (each such date, an 'Interest Determination Date'), the Trustee will determine One-Month LIBOR for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the

Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.

    The 'Reference Bank Rate' with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Offered Certificates bearing interest at an adjustable rate for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all Classes of Offered Certificates bearing interest at an adjustable rate for such Accrual Period. As used in this section, 'LIBOR Business Day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London,

     which have been designated as such by the Trustee and

     which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

    The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Classes of Offered Certificates bearing interest at an adjustable rate for the related Accrual Period shall (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee will make available to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

         1. the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and
    (C) any Extra Principal Distribution Amount included therein;

         2. the amount of such distribution to holders of the Offered Certificates allocable to interest;

         3. the Interest Carry Forward Amounts for each Class of Offered Certificates (if any);

         4. the Certificate Principal Balance of the Offered Certificates after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such Distribution Date;

         5. the Pool Stated Principal Balance for the following Distribution
    Date;

         6. the amount of the Master Servicing Fee paid to or retained by the Master Servicer for the related Due Period;

         7. the Pass-Through Rate for each Class of Offered Certificates for such Distribution Date;

         8. the amount of Advances included in the distribution on such Distribution Date;

         9. the number and aggregate principal amounts of the Mortgage Loans in each Loan Group (A) delinquent (exclusive of related Mortgage Loans in foreclosure) (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and
    (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

        10. with respect to any Mortgage Loan in each Loan Group that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

        11. whether a Trigger Event exists;

        12. the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

        13. the cumulative Realized Losses for each Loan Group through the end of the preceding month; and

        14. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the such Distribution Date.

    The Trustee will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website and its fax-on-demand service. The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Trustee's internet website shall initially be located at 'www.ctslink.com'. Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to the Master Servicer and, upon request, to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

    The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders,

     to cure any ambiguity,

     to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any Class of Certificates. The Pooling and Servicing Agreement may also be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on any class of Certificates. In addition, the Pooling and Servicing Agreement may be amended without the consent of Certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the Trust Fund's REMIC elections, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

    In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may

    (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate;

    (b) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (a) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, percentage interests aggregating 66%; or

    (c) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

    The Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the Trust Fund's REMIC elections to fail to qualify.

OPTIONAL TERMINATION

    The Master Servicer will have the right to purchase all remaining Mortgage Loans and REO Properties and thereby effect early retirement of all the Certificates, subject to the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of Cut-off Date Principal Balance of the Mortgage Loans (the 'Optional Termination Date'). In the event such option is exercised by the Master Servicer, the repurchase will be made at a price equal to the sum of (x) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Master Servicing Fee, (y) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), and (z) any unreimbursed out-of-pocket costs and expenses of the Trustee or the Master Servicer and the principal portion of any unreimbursed Advances previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from such purchase will be distributed to the Certificateholders in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

    As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT

    Events of Default (each an 'Event of Default') will consist of:

     any failure by the Master Servicer to deposit in the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

     any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

     insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

    As of any date of determination, (x) holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate

Principal Balances and (y) holders of the Class B-IO Certificates and the Residual Certificates will be allocated all of the remaining Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective percentage interests.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than its obligation to purchase any Restricted Mortgage Loan required to be repurchased under the Pooling and Servicing Agreement), whereupon the Trustee will succeed (after a transition period not exceeding 90 days) to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. In the event that the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor Master Servicer and the transfer of servicing, to the extent not paid by the terminated Master Servicer, will be paid by the Trust Fund.

    No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    Wells Fargo Bank Minnesota, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's Corporate Trust Office for Certificate transfer purposes is located at Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Bear Stearns, ABS 2000-2, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Bear Stearns Asset Backed Securities, Inc., Series 2000-2 or at such other address as the Trustee may designate from time to time.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

    The weighted average life of, and the yield to maturity on, each Class of Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Groups. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. In addition, approximately 0.00%, 0.95%, 15.71%, 0.00% and 34.36% of the Mortgage Loans in Loan Group I, approximately 0.03%, 0.34%, 6.66%, 0.00% and 49.03% of the Mortgage Loans in Loan Group II and approximately 0.00%, 16.66%, 33.60%, 0.00% and 16.20% of the Mortgage Loans in Loan Group III (by Cut-off Date Principal Balance) provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within one, two, three, four and five years, respectively, from the date of the execution of the related Mortgage Note. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

    The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

    The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Excess Spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Excess Spread available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors, the overcollateralization level of the assets in the Mortgage Pool at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Offered Certificates);

     the delinquency and default experience of the Mortgage Loans,

     the level of One-Month LIBOR and the Mortgage Indices for the Adjustable Rate Mortgage Loans, and

     the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates (in each case as provided in the Pooling and Servicing Agreement) when required overcollateralization levels have been met.

    To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a Class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

    The principal payment rules require that, after certain Classes of Senior Certificates are no longer outstanding, principal payments from the related Loan Group or Groups shall be allocated to the Senior Certificates relating to the other Loan Group or Groups. To the extent a Class of Senior Certificates receives such additional amounts, the weighted average life thereof can be expected to shorten.

    See 'Description of the Certificates -- Distributions' and
' -- Overcollateralization and Crosscollateralization Provisions' herein.

    The yields to maturity of the Offered Certificates and, in particular the Subordinated Offered Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans. If an Applied Realized Loss Amount is allocated to a Class of Offered Certificates, that Class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future Distribution Dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

    The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Groups. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Groups could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans in the related Loan Group or Groups could result in an actual yield to such investor that is lower than the anticipated yield.

    The effective yield to the holders of the Certificates bearing interest at a fixed rate will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

    All of the Mortgage Loans in Loan Group I and Loan Group II are fixed rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

    Mortgage Loans with higher Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayment of Mortgage Loans may reduce any interest rate cap applicable to the related Class or Classes of Certificates. If the Pass-Through Rate on a Class of Certificates is limited by an interest rate cap, no amounts will be distributable on the applicable Distribution Date or on any future Distribution Date in respect of the foregone interest amounts.

    All of the Mortgage Loans in Loan Group III are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.

    Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Class AV-1 Certificates. 94.60% and 5.40% of the Adjustable Rate Mortgage Loans, by Cut-off Date Principal Balance, adjust by reference to

Six-Month LIBOR and One-Year CMT, respectively. Changes in One-Month LIBOR may not correlate with changes in either Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class AV-1 Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the applicable Mortgage Index value most recently announced generally as of a date 30 or 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Group III Net Rate Cap on the Class AV-1 Certificates. In addition, a substantial portion of the Mortgage Loans in Loan Group III have Mortgage Rates which will not adjust for a substantial period of time after origination. The rate of prepayment on those Adjustable Rate Mortgage Loans may increase as those Mortgage Loans approach their first Adjustment Dates. Even if current interest rates on alternative mortgage loans are only slightly higher or lower than the rates on those Mortgage Loans, the borrowers may attempt to refinance their Mortgage Loans to avoid increases in their monthly payments. See 'The Mortgage Pool' herein.

    The 'Last Scheduled Distribution Date' for each Class of the Offered Certificates (other than the Class A-IO Certificates) is the Distribution Date in the month following the latest maturing mortgage loan plus one month. The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

     Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent described herein and the Master Servicer may purchase all the Mortgage Loans when the outstanding Stated Principal Balances thereof has declined to 10% or less of the Cut-off Date Principal Balance of the Mortgage Loans and may purchase Mortgage Loans in certain other circumstances as described herein.

    The 'Last Scheduled Distribution Date' for the Class A-IO Certificates is the Distribution Date in May, 2003.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Model') is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group for the life of such mortgage loans ('CPR'). In the case of Loan Group I and Loan
Group II, 18% CPR assumes a constant prepayment rate of 18% per annum and in the case of Loan Group III, 28% CPR assumes a constant prepayment rate of 28% per annum.

    There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

    The following tables have been prepared on the basis of the following assumptions (collectively, the 'Modeling Assumptions'):

     the Fixed Rate Mortgage Loans in Loan Group I and Loan Group II and the Adjustable Rate Mortgage Loans in Loan Group III prepay at the indicated percentages of CPR;

     distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in December 2000, in accordance with the payment priorities defined herein;

     no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;

     scheduled payments are assumed to be received on the first day of each month commencing in December 2000, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in November 2000, and include 30 days' interest thereon;

     the level of the six-month LIBOR Mortgage Index remains constant at 6.700% per annum, the level of One-Month LIBOR remains constant at 6.620% per annum and the One-Year CMT Index remains constant at 6.149%;

     the Pass-Through Margin for each Class of Certificates bearing interest at an adjustable rate remains constant at the rate applicable thereto prior to the Optional Termination Date, and the Pass-Through Margin for each class of Certificates bearing interest at an adjustable rate is adjusted as provided herein on any Distribution Date following the Optional Termination Date;

     the Closing Date for the Certificates is November 30, 2000;

     for purposes of the modeling assumptions, the Trustee Fee is 0.02% and the Master Servicing Fee is 0.50%.

     the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

     except as indicated with respect to the weighted average lives, the Master Servicer does not exercise its right to purchase the assets of the Trust Fund on the Optional Termination Date; and

     each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                  LOAN GROUP I

                                   ORIGINAL      REMAINING
                                 AMORTIZATION   AMORTIZATION     BALLOON
   CURRENT           GROSS           TERM           TERM          TERM
   BALANCE       MORTGAGE RATE   (IN MONTHS)    (IN MONTHS)    (IN MONTHS)
   -------       -------------   -----------    -----------    -----------
$   238,821.46       11.121%           56             34            N/A
$ 3,155,602.68       10.458%          116             95            N/A
$25,376,131.21       10.235%          179            157            N/A
$14,262,108.25       10.282%          239            216            N/A
$ 2,993,040.67        9.637%          296            266            N/A
$92,782,702.04        9.520%          359            338            N/A
$   175,258.73        8.464%          361            340            N/A
$ 3,191,707.26       10.574%          360            337            150

                                 LOAN GROUP II

                                   ORIGINAL      REMAINING
                                 AMORTIZATION   AMORTIZATION     BALLOON
   CURRENT           GROSS           TERM           TERM          TERM
   BALANCE       MORTGAGE RATE   (IN MONTHS)    (IN MONTHS)    (IN MONTHS)
   -------       -------------   -----------    -----------    -----------
$   342,183.27      11.591%           57             36            N/A
$ 5,132,526.66      11.328%          117             96            N/A
$26,607,295.08      10.781%          178            156            N/A
$ 8,230,057.17      10.525%          239            218            N/A
$ 1,126,804.23       9.977%          292            271            N/A
$55,087,609.69       9.923%          360            339            N/A
$    60,337.02      11.000%          429            333            N/A
$   318,536.86      10.757%          360            332            151

                                 LOAN GROUP III

                                                                         NUMBER OF
                                   ORIGINAL      REMAINING              MONTHS UNTIL
                                 AMORTIZATION   AMORTIZATION             NEXT RATE       RESET     INITIAL
   CURRENT           GROSS           TERM           TERM       GROSS     ADJUSTMENT     CHANGE     PERIODIC   PERIODIC   LIFETIME
   BALANCE       MORTGAGE RATE   (IN MONTHS)    (IN MONTHS)    MARGIN       DATE       FREQUENCY     CAP        CAP       FLOOR
   -------       -------------   -----------    -----------    ------       ----       ---------     ---        ---       -----
$   190,381.63      11.759%          340            320        6.819%         5           12        2.000%     2.000%     9.646%
$ 2,692,434.70       9.993%          352            336        6.580%        20           12        2.956%     1.876%     9.748%
$ 3,075,453.22      10.029%          360            340        6.632%         4            6        2.835%     1.062%     9.711%
$ 7,823,515.23      10.470%          358            344        6.617%        10            6        2.972%     1.071%    10.396%
$ 5,455,160.33      10.531%          356            347        6.233%        15            6        2.990%     1.000%    10.531%
$ 1,237,265.86      10.336%          355            324        5.366%         4            6        1.951%     1.000%     8.074%
$ 3,098,573.86      10.249%          343            317        5.918%        10            6        2.233%     1.000%     8.236%
$19,637,977.57      10.389%          349            329        6.195%        16            6        2.273%     1.033%     8.575%
$ 2,883,905.71      10.342%          356            347        5.836%        28            6        3.000%     1.000%    10.342%
$ 7,243,196.98      11.710%          337            312        4.960%         3            6        1.033%     1.033%     8.135%


   CURRENT      LIFETIME
   BALANCE        CAP       INDEX
   -------        ---       -----
$   190,381.63   15.984%    1YR CMT
$ 2,692,434.70   15.992%    1YR CMT
$ 3,075,453.22   16.124%    6M LIBOR
$ 7,823,515.23   16.556%    6M LIBOR
$ 5,455,160.33   16.541%    6M LIBOR
$ 1,237,265.86   16.285%    6M LIBOR
$ 3,098,573.86   16.294%    6M LIBOR
$19,637,977.57   16.398%    6M LIBOR
$ 2,883,905.71   16.348%    6M LIBOR
$ 7,243,196.98   15.508%    6M LIBOR

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                    CLASS A-IO'D'                          CLASS AF-1
                                          ----------------------------------   ----------------------------------
LOAN GROUP I AND LOAN GROUP II (CPR)       0%    9%    14%   18%   23%   27%    0%    9%    14%   18%   23%   27%
LOAN GROUP III (CPR)                      ----   ---   ---   ---   ---   ---   ----   ---   ---   ---   ---   ---
DISTRIBUTION DATE                          0%    14%   21%   28%   35%   42%    0%    14%   21%   28%   35%   42%
-----------------                          --    ---   ---   ---   ---   ---    --    ---   ---   ---   ---   ---

Initial Percentage......................   100   100   100   100   100   100    100   100   100   100   100   100
November 25, 2001.......................   100   100   100   100   100   100     96    85    78    73    67    62
November 25, 2002.......................   100   100   100   100   100   100     94    72    61    53    43    35
November 25, 2003.......................     0     0     0     0     0     0     91    61    47    36    24    16
November 25, 2004.......................     0     0     0     0     0     0     88    51    35    30    24    16
November 25, 2005.......................     0     0     0     0     0     0     85    41    30    24    18    15
November 25, 2006.......................     0     0     0     0     0     0     82    35    25    20    14    12
November 25, 2007.......................     0     0     0     0     0     0     78    31    21    16    11     9
November 25, 2008.......................     0     0     0     0     0     0     74    27    18    13     9     7
November 25, 2009.......................     0     0     0     0     0     0     70    24    15    11     7     5
November 25, 2010.......................     0     0     0     0     0     0     65    21    13     9     6     4
November 25, 2011.......................     0     0     0     0     0     0     60    18    11     7     4     2
November 25, 2012.......................     0     0     0     0     0     0     55    16     9     6     3     2
November 25, 2013.......................     0     0     0     0     0     0     46    13     7     5     2     1
November 25, 2014.......................     0     0     0     0     0     0     43    12     6     4     2     *
November 25, 2015.......................     0     0     0     0     0     0     39    11     6     3     1     0
November 25, 2016.......................     0     0     0     0     0     0     35     9     5     2     *     0
November 25, 2017.......................     0     0     0     0     0     0     31     8     4     2     0     0
November 25, 2018.......................     0     0     0     0     0     0     27     7     3     1     0     0
November 25, 2019.......................     0     0     0     0     0     0     25     6     3     1     0     0
November 25, 2020.......................     0     0     0     0     0     0     23     6     2     *     0     0
November 25, 2021.......................     0     0     0     0     0     0     21     5     2     0     0     0
November 25, 2022.......................     0     0     0     0     0     0     19     4     1     0     0     0
November 25, 2023.......................     0     0     0     0     0     0     16     4     1     0     0     0
November 25, 2024.......................     0     0     0     0     0     0     13     3     *     0     0     0
November 25, 2025.......................     0     0     0     0     0     0     10     2     0     0     0     0
November 25, 2026.......................     0     0     0     0     0     0      7     1     0     0     0     0
November 25, 2027.......................     0     0     0     0     0     0      3     0     0     0     0     0
November 25, 2028.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2029.......................     0     0     0     0     0     0      0     0     0     0     0      0
Weighted Average Life (in years)(1).....   2.5   2.5   2.5   2.5   2.5   2.5   13.5   6.3   4.5   3.7   2.9   2.4
Weighted Average Life (in
 years)(1)(2)...........................   2.5   2.5   2.5   2.5   2.5   2.5   13.4   5.7   4.1   3.3   2.5   2.0

---------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (i) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (ii) ADDING THE RESULTS, AND (iii) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE OPTIONAL TERMINATION DATE.

 'D' NOTIONAL

 * LESS THAN 0.50% BUT GREATER THAN 0%.

(Table continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                      CLASS AF-2                           CLASS AF-3
                                          ----------------------------------   ----------------------------------
LOAN GROUP I AND LOAN GROUP II (CPR)       0%    9%    14%   18%   23%   27%    0%    9%    14%   18%   23%   27%
                                          ----   ---   ---   ---   ---   ---   ----   ---   ---   ---   ---   ---
                                           0%    14%   21%   28%   35%   42%    0%    14%   21%   28%   35%   42%
LOAN GROUP III (CPR)                       --    ---   ---   ---   ---   ---    --    ---   ---   ---   ---   ---
DISTRIBUTION DATE
-----------------
Initial Percentage......................   100   100   100   100   100   100    100   100   100   100   100   100
November 25, 2001.......................    90    68    56    46    34    24    100   100   100   100   100   100
November 25, 2002.......................    84    43    21     5     0     0    100   100   100   100    68    35
November 25, 2003.......................    77    20     0     0     0     0    100   100    81    37     0     0
November 25, 2004.......................    70     0     0     0     0     0    100    97    32     9     0     0
November 25, 2005.......................    62     0     0     0     0     0    100    54     8     0     0     0
November 25, 2006.......................    53     0     0     0     0     0    100    24     0     0     0     0
November 25, 2007.......................    43     0     0     0     0     0    100     6     0     0     0     0
November 25, 2008.......................    32     0     0     0     0     0    100     0     0     0     0     0
November 25, 2009.......................    23     0     0     0     0     0    100     0     0     0     0     0
November 25, 2010.......................    12     0     0     0     0     0    100     0     0     0     0     0
November 25, 2011.......................     1     0     0     0     0     0    100     0     0     0     0     0
November 25, 2012.......................     0     0     0     0     0     0     73     0     0     0     0     0
November 25, 2013.......................     0     0     0     0     0     0     39     0     0     0     0     0
November 25, 2014.......................     0     0     0     0     0     0     28     0     0     0     0     0
November 25, 2015.......................     0     0     0     0     0     0     14     0     0     0     0     0
November 25, 2016.......................     0     0     0     0     0     0      *     0     0     0     0     0
November 25, 2017.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2018.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2019.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2020.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2021.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2022.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2023.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2024.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2025.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2026.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2027.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2028.......................     0     0     0     0     0     0      0     0     0     0     0     0
November 25, 2029.......................     0     0     0     0     0     0      0     0     0     0     0     0
Weighted Average Life (in years)(1).....   6.0   1.8   1.3   1.0   0.8   0.7   13.1   5.3   3.7   3.0   2.2   1.9
Weighted Average Life (in
 years)(1)(2)...........................   6.0   1.8   1.3   1.0   0.8   0.7   13.1   5.3   3.7   3.0   2.2   1.9

---------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (i) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (ii) ADDING THE RESULTS, AND (iii) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE OPTIONAL TERMINATION DATE.

 * LESS THAN 0.50% BUT GREATER THAN 0%.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                      CLASS AF-4                            CLASS AV-1
                                          -----------------------------------   ----------------------------------
LOAN GROUP I AND LOAN GROUP II (CPR)       0%     9%    14%   18%   23%   27%    0%    9%    14%   18%   23%   27%
                                          ----   ----   ---   ---   ---   ---   ----   ---   ---   ---   ---   ---
                                           0%    14%    21%   28%   35%   42%    0%    14%   21%   28%   35%   42%
LOAN GROUP III (CPR)                       --    ---    ---   ---   ---   ---    --    ---   ---   ---   ---   ---
DISTRIBUTION DATE
-----------------
Initial Percentage......................   100    100   100   100   100   100    100   100   100   100   100   100
November 25, 2001.......................   100    100   100   100   100   100     98    79    70    61    52    43
November 25, 2002.......................   100    100   100   100   100   100     98    63    48    34    22    11
November 25, 2003.......................   100    100   100   100    89    43     97    49    31    15     3     0
November 25, 2004.......................   100    100   100   100    86    43     96    37    19     9     2     0
November 25, 2005.......................   100    100   100    87    62    38     95    27    13     4     0     0
November 25, 2006.......................   100    100    89    70    41    21     94    20     9     1     0     0
November 25, 2007.......................   100    100    74    51    26     9     93    16     5     0     0     0
November 25, 2008.......................   100     91    61    36    15     1     92    13     3     0     0     0
November 25, 2009.......................   100     79    50    25     7     0     90    10     1     0     0     0
November 25, 2010.......................   100     68    40    16     2     0     89     8     0     0     0     0
November 25, 2011.......................   100     58    29    10     0     0     87     6     0     0     0     0
November 25, 2012.......................   100     49    21     4     0     0     84     4     0     0     0     0
November 25, 2013.......................   100     40    14     0     0     0     82     3     0     0     0     0
November 25, 2014.......................   100     35     9     0     0     0     79     1     0     0     0     0
November 25, 2015.......................   100     31     6     0     0     0     76     *     0     0     0     0
November 25, 2016.......................   100     25     3     0     0     0     72     0     0     0     0     0
November 25, 2017.......................    86     20     *     0     0     0     68     0     0     0     0     0
November 25, 2018.......................    76     15     0     0     0     0     65     0     0     0     0     0
November 25, 2019.......................    69     11     0     0     0     0     62     0     0     0     0     0
November 25, 2020.......................    63      7     0     0     0     0     59     0     0     0     0     0
November 25, 2021.......................    55      4     0     0     0     0     56     0     0     0     0     0
November 25, 2022.......................    47      2     0     0     0     0     52     0     0     0     0     0
November 25, 2023.......................    39      0     0     0     0     0     47     0     0     0     0     0
November 25, 2024.......................    29      0     0     0     0     0     42     0     0     0     0     0
November 25, 2025.......................    19      0     0     0     0     0     36     0     0     0     0     0
November 25, 2026.......................     7      0     0     0     0     0     29     0     0     0     0     0
November 25, 2027.......................     0      0     0     0     0     0     21     0     0     0     0     0
November 25, 2028.......................     0      0     0     0     0     0      6     0     0     0     0     0
November 25, 2029.......................     0      0     0     0     0     0      0     0     0     0     0     0
Weighted Average Life (in years)(1).....  21.4   12.9   9.5   7.5   5.8   4.2   20.2   3.9   2.5   1.7   1.3   1.0
Weighted Average Life (in
 years)(1)(2)...........................  21.4   12.2   9.0   7.2   5.6   4.0   19.9   3.9   2.5   1.7   1.3   1.0

---------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (i) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (ii) ADDING THE RESULTS, AND (iii) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE OPTIONAL TERMINATION DATE.

 * LESS THAN 0.50% BUT GREATER THAN 0%.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                       CLASS M-1                             CLASS M-2
                                          -----------------------------------   -----------------------------------
LOAN GROUP I AND LOAN GROUP II (CPR)       0%     9%    14%   18%   23%   27%    0%     9%    14%   18%   23%   27%
                                          ----   ----   ---   ---   ---   ---   ----   ----   ---   ---   ---   ---
LOAN GROUP III (CPR)                       0%    14%    21%   28%   35%   42%    0%    14%    21%   28%   35%   42%
                                           --    ---    ---   ---   ---   ---    --    ---    ---   ---   ---   ---
DISTRIBUTION DATE
-----------------
Initial Percentage......................   100    100   100   100   100   100    100    100   100   100   100   100
November 25, 2001.......................   100    100   100   100   100   100    100    100   100   100   100   100
November 25, 2002.......................   100    100   100   100   100   100    100    100   100   100   100   100
November 25, 2003.......................   100    100   100   100   100   100    100    100   100   100   100   100
November 25, 2004.......................   100    100    96    77    59    89    100    100    96    77    59    46
November 25, 2005.......................   100    100    79    61    43    32    100    100    79    61    43    32
November 25, 2006.......................   100     94    65    48    32    23    100     94    65    48    32    23
November 25, 2007.......................   100     82    54    37    23    16    100     82    54    37    23    16
November 25, 2008.......................   100     71    44    29    17    11    100     71    44    29    17    11
November 25, 2009.......................   100     62    36    22    12     8    100     62    36    22    12     8
November 25, 2010.......................   100     53    29    17     9     5    100     53    29    17     9     5
November 25, 2011.......................   100     45    24    13     7     4    100     45    24    13     7     2
November 25, 2012.......................   100     39    19    10     5     1    100     39    19    10     5     0
November 25, 2013.......................   100     32    15     7     3     0    100     32    15     7     1     0
November 25, 2014.......................   100     27    12     6     1     0    100     27    12     6     0     0
November 25, 2015.......................   100     24    10     5     0     0    100     24    10     5     0     0
November 25, 2016.......................   100     20     8     3     0     0    100     20     8     2     0     0
November 25, 2017.......................   100     17     6     2     0     0    100     17     6     0     0     0
November 25, 2018.......................    95     14     5     0     0     0     95     14     5     0     0     0
November 25, 2019.......................    89     12     4     0     0     0     89     12     3     0     0     0
November 25, 2020.......................    83     10     3     0     0     0     83     10     1     0     0     0
November 25, 2021.......................    76      8     1     0     0     0     76      8     0     0     0     0
November 25, 2022.......................    68      7     0     0     0     0     68      7     0     0     0     0
November 25, 2023.......................    59      5     0     0     0     0     59      5     0     0     0     0
November 25, 2024.......................    50      4     0     0     0     0     50      4     0     0     0     0
November 25, 2025.......................    39      3     0     0     0     0     39      *     0     0     0     0
November 25, 2026.......................    28      0     0     0     0     0     28      0     0     0     0     0
November 25, 2027.......................    15      0     0     0     0     0     15      0     0     0     0     0
November 25, 2028.......................     3      0     0     0     0     0      1      0     0     0     0     0
November 25, 2029.......................     0      0     0     0     0     0      0      0     0     0     0     0
Weighted Average Life (in years)(1).....  23.6   11.8   8.6   6.9   5.7   5.4   23.6   11.8   8.6   6.8   5.6   5.0
Weighted Average Life (in
 years)(1)(2)...........................  23.4   10.9   7.8   6.2   5.2   4.9   23.4   10.9   7.8   6.2   5.1   4.6

---------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (i) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (ii) ADDING THE RESULTS, AND (iii) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE OPTIONAL TERMINATION DATE.

 * LESS THAN 0.50% BUT GREATER THAN 0%.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                        CLASS B
                                          -----------------------------------
LOAN GROUP I AND LOAN GROUP II (CPR)       0%     9%    14%   18%   23%   27%
                                          ----   ----   ---   ---   ---   ---
LOAN GROUP III (CPR)                       0%    14%    21%   28%   35%   42%
                                           --    ---    ---   ---   ---   ---
DISTRIBUTION DATE
-----------------
Initial Percentage......................   100    100   100   100   100   100
November 25, 2001.......................   100    100   100   100   100   100
November 25, 2002.......................   100    100   100   100   100   100
November 25, 2003.......................   100    100   100   100   100   100
November 25, 2004.......................   100    100    96    77    59    46
November 25, 2005.......................   100    100    79    61    43    32
November 25, 2006.......................   100     94    65    48    32    23
November 25, 2007.......................   100     82    54    37    23    16
November 25, 2008.......................   100     71    44    29    17    11
November 25, 2009.......................   100     62    36    22    12     7
November 25, 2010.......................   100     53    29    17     9     2
November 25, 2011.......................   100     45    24    13     5     0
November 25, 2012.......................   100     39    19    10     1     0
November 25, 2013.......................   100     32    15     7     0     0
November 25, 2014.......................   100     27    12     3     0     0
November 25, 2015.......................   100     24    10     *     0     0
November 25, 2016.......................   100     20     7     0     0     0
November 25, 2017.......................   100     17     4     0     0     0
November 25, 2018.......................    95     14     1     0     0     0
November 25, 2019.......................    89     12     0     0     0     0
November 25, 2020.......................    83     10     0     0     0     0
November 25, 2021.......................    76      8     0     0     0     0
November 25, 2022.......................    68      5     0     0     0     0
November 25, 2023.......................    59      2     0     0     0     0
November 25, 2024.......................    50      0     0     0     0     0
November 25, 2025.......................    39      0     0     0     0     0
November 25, 2026.......................    28      0     0     0     0     0
November 25, 2027.......................    15      0     0     0     0     0
November 25, 2028.......................     0      0     0     0     0     0
November 25, 2029.......................     0      0     0     0     0     0
Weighted Average Life (in years)(1).....  23.6   11.7   8.5   6.7   5.5   4.8
Weighted Average Life (in
 years)(1)(2)...........................  23.4   10.9   7.8   6.2   5.0   4.4

---------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (i) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (ii) ADDING THE RESULTS, AND (iii) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE OPTIONAL TERMINATION DATE.

 * LESS THAN 0.50% BUT GREATER THAN 0%.

(Table continued from previous page.)

ADDITIONAL INFORMATION

    The Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the SEC in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

    The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

    The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to the assets in the Trust Fund, creating a tiered REMIC structure.

    Upon the issuance of the Offered Certificates, Stroock & Stroock & Lavan LLP ('Tax Counsel'), will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the Trust Fund will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the 'Code') and the Offered Certificates will represent regular interests in a REMIC.

TAXATION OF REGULAR INTERESTS

    A holder of an Offered Certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

    Assuming that an Offered Certificate is held as a 'capital asset' within the meaning of section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over (y) the amount actually included in such holder's income with respect to the regular interest.

    Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount ('OID'). See 'Certain Federal Income Tax Considerations -- Taxation of the REMIC and its Holders' in the Prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 18% CPR in the case of Loan Group I and Loan Group II and 28% of CPR in the case of Loan
Group III as described above. No representation is made that the Mortgage Loans will prepay at such rates or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

    The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as 'real estate assets' under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that any REMIC comprising the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). None of the REMICs comprising the Trust Fund will accept contributions that would subject it to such tax.

    In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property held as inventory.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement or in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the Trust Fund with amounts otherwise distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax Considerations -- Taxation of the REMIC and its Holders' in the Prospectus.

                                  STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving 'disqualified persons' and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, 'Plans'). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Senior Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ('PTE') 90-30, as amended by PTE 97-34) (the 'Exemption') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in 'ERISA Considerations' in the Prospectus. The Exemption applies to obligations such as the Mortgage Loans in the Trust Fund and was recently further amended by PTE 2000-58 to apply to certain Mortgage Loans which have combined Loan-to-Value Ratios in excess of 100 percent, provided that the Certificates issued are rated at least 'AA' and are not subordinate to any other classes of certificates, as more fully described in 'ERISA Considerations' in the Prospectus.

    The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, any insurer or any affiliate of such parties (the 'Restricted Group').

    It is expected that the Exemption will apply to the acquisition and holding of the Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

    The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Offered Certificates because the Subordinated Offered Certificates are subordinate to the Senior Certificates and are backed in part by certain Mortgage Loans with a Combined Loan-to-Value Ratio in excess of 100 percent and, in most cases, are rated below 'AA.' Consequently, transfers of the Subordinated Offered Certificates will not be registered by the Trustee unless the Trustee receives a representation from the transferee of such Certificate to the effect that either:

     such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer; or

     the purchase and holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in any prohibited transactions under ERISA or the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

    Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinated Offered Certificate in book-entry form. In the event that such representation is violated, such attempted transfer or acquisition shall be void and of no effect.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Bear, Stearns & Co. Inc. (an affiliate of the Depositor, the Seller and the Master Servicer) (the 'Underwriter'), the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase the Offered Certificates from the Depositor. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. It is expected that the proceeds to the Depositor from the sale of the Offered Certificates will be approximately $283,137,049, plus accrued interest, before deducting issuance expenses payable by the Depositor, estimated to be approximately $500,000.

    The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will also pass upon certain legal matters on behalf of the Seller, the Master Servicer and the Underwriter.

                                    RATINGS

    It is a condition of the issuance of the Offered Certificates that each Class of Offered Certificates be assigned the ratings designated below by Moody's Investors Service, Inc. ('Moody's') and Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies ('S&P' and, together with Moody's the 'Rating Agencies').

           CLASS              MOODY'S RATING              S&P RATING
           -----              --------------              ----------
           AF-1                    Aaa                       AAA
           AF-2                    Aaa                       AAA
           AF-3                    Aaa                       AAA
           AF-4                    Aaa                       AAA
           A-IO                    Aaa                       AAA
           AV-1                    Aaa                       AAA
           M-1                     Aa2                        AA
           M-2                      A2                         A
            B                     Baa3                       BBB

    The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective Rating Agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the anticipated yields in light of prepayments.

    The Depositor has not requested ratings of the Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                       PAGE
                                       ----
2/28 Mortgage Loans...............        S-21
3/27 Mortgage Loans...............        S-21
A-IO Net Rate Cap.................        S-52
Accrual Period....................        S-46
Adjustable Rate Mortgage Loans....        S-20
Adjustment Date...................        S-21
Advance...........................        S-39
Aggregate Groups I and II Net Rate
  Cap.............................        S-52
Applied Realized Loss Amount......  S-48, S-51
BIF...............................        S-43
Book-Entry Certificates...........        S-42
Cede..............................        S-42
Certificate Account...............        S-43
Certificateholder.................        S-42
Certificateowners.................        S-42
Certificate Principal Balance.....        S-48
Certificates......................        S-42
CI................................        S-43
Class A Group.....................        S-49
Class A Principal Distribution
  Amount..........................        S-49
Class A-I Group...................        S-42
Class A-II Group..................        S-42
Class A-III Group.................        S-42
Class A-IO Certificates...........        S-42
Class B Certificates..............        S-42
Class B Principal Distribution
  Amount..........................        S-49
Class B-IO Certificates...........        S-42
Class M-1 Certificates............        S-42
Class M-1 Principal Distribution
  Amount..........................        S-49
Class M-2 Certificates............        S-42
Class M-2 Principal Distribution
  Amount..........................        S-49
Class R Certificates..............        S-42
Class XP Certificates.............        S-42
Clearstream, Luxembourg...........        S-42
Closing Date......................        S-20
Code..............................        S-67
Collateral Value..................        S-21
Combined Loan-to-Value Ratio......        S-21
Compensating Interest.............        S-39
Contributions Tax.................        S-68
CPR...............................        S-59
Credit Life Insurance.............        S-22
Credit scores.....................        S-22
Current Interest..................        S-49
Cut-off Date......................        S-20
Cut-off Date Pool Principal
  Balance.........................        S-20
Cut-off Date Principal Balance....        S-20
DBC...............................        S-43
Definitive Certificate............        S-42

                                       PAGE
                                       ----
Deleted Mortgage Loan.............        S-32
Delinquency Event.................        S-50
Depositor.........................        S-20
Determination Date................        S-21
Distribution Account..............        S-45
Distribution Date.................        S-46
DTC...............................        S-42
Due Date..........................        S-20
Due Period........................        S-45
EMC...............................        S-36
ERISA.............................        S-68
Euroclear.........................        S-42
Event of Default..................        S-55
Excess Cashflow...................        S-49
Excess Overcollateralization
  Amount..........................        S-49
Excess Spread.....................        S-49
Exemption.........................        S-69
Extra Principal Distribution
  Amount..........................        S-49
FDIC..............................        S-43
Fixed Rate Mortgage Loans.........        S-20
Global Securities.................         A-1
Gross Margin......................        S-21
Group I Net Rate Cap..............        S-52
Group II Net Rate Cap.............        S-52
Group III Net Rate Cap............        S-52
Insurance Proceeds................        S-44
Interest Carry Forward Amount.....        S-50
Interest Determination Date.......        S-53
Interest Funds....................        S-45
Last Scheduled Distribution
  Date............................        S-59
LIBOR Business Day................        S-53
Liquidation Proceeds..............        S-44
Loan Group........................        S-20
Loan Group I......................        S-20
Loan Group II.....................        S-20
Loan Group III....................        S-20
Loan-to-Value Ratio...............        S-21
Master Servicer...................        S-32
Master Servicer Advance Date......        S-39
Master Servicing Fee..............        S-38
Maximum Mortgage Rate.............        S-21
Mezzanine Certificates............        S-42
MGT/EOC...........................        S-43
Minimum Mortgage Rate.............        S-21
Modeling Assumptions..............        S-59
Moody's...........................        S-70
Mortgage Index....................        S-21
Mortgage Loans....................        S-20
Mortgage Notes....................        S-20
Mortgage Pool.....................        S-20
Mortgaged Properties..............        S-20
Net Interest Funds................        S-45

                                       PAGE
                                       ----
Net Mortgage Rate.................        S-39
New CI............................        S-43
OC Floor..........................        S-50
Offered Certificates..............        S-42
OID...............................        S-67
One-Month LIBOR...................        S-52
One-Year CMT......................        S-21
Optional Termination Date.........        S-55
Originator........................        S-33
Overcollateralization Amount......        S-50
Pass-Through Margin...............        S-52
Pass-Through Rate.................        S-51
Percentage Interest...............        S-46
Periodic Rate Cap.................        S-21
Plans.............................        S-68
Pooling and Servicing Agreement...        S-32
Prepayment Interest Shortfall.....        S-39
Prepayment Model..................        S-59
Prepayment Period.................        S-21
Principal Distribution Amount.....        S-50
Principal Funds...................        S-45
Prohibited Transactions Tax.......        S-67
PTE...............................        S-69
Purchase Price....................        S-32
Rating Agencies...................        S-70
Realized Loss.....................        S-50
Record Date.......................        S-46
Reference Bank Rate...............        S-53
Reference Banks...................        S-53
Remaining Excess Spread...........        S-50
REO Property......................        S-36
Replacement Mortgage Loan.........        S-33

                                       PAGE
                                       ----
Residual Certificates.............        S-42
Restricted Group..................        S-69
RTC...............................        S-36
SAIF..............................        S-43
Scheduled Payments................        S-20
SEC...............................        S-32
Seller............................        S-32
Senior Certificates...............        S-42
Senior Enhancement Percentage.....        S-50
Simple Interest Mortgage Loans....        S-21
Six-Month LIBOR...................        S-21
S&P...............................        S-70
Specified
  Overcollateralization Amount....        S-50
Specified Senior Enhancement
  Percentage......................        S-50
Stated Principal Balance..........        S-20
Stepdown Date.....................        S-50
Subordinated Offered
  Certificates....................        S-42
Subordinated Certificates Rate
  Cap.............................        S-52
Tax Counsel.......................        S-67
Trigger Event.....................        S-50
Trustee...........................        S-32
Trustee Fee.......................        S-38
Trustee's Mortgage File...........        S-32
Trust Fund........................        S-20
Underwriter.......................        S-70
Underwriting Guidelines...........        S-33
United Companies..................        S-20
Unpaid Realized Loss Amount.......        S-50
U.S. Person.......................         A-3
Wells Fargo.......................        S-20

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2000-2 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

    Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same-day funds.

    Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

    Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

    As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

    Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

    Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

    Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

    U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

    U.S. Person. As used in this prospectus supplement the term 'U.S. person' means a beneficial owner of a Certificate that is for United States federal income tax purposes a citizen or resident of the United States,

         a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

         an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    As used in this prospectus supplement, the term 'non-U.S. person' means a beneficial owner of a Certificate that is not a U.S. person.

    This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (Depositor)

    Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the 'Mortgage Loans'), secured by mortgages on one- to four-family residential or mixed-use properties,
(ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

                                                  (cover continued on next page)
                            ------------------------

    NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ----------------------------

    SEE 'RISK FACTORS' ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.
                            ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
      PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            BEAR, STEARNS & CO. INC.

                               November 21, 2000

(continued from previous page)

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered 'Holders' under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of 'Holders' shall refer to the rights of such owners as they may be exercised indirectly through such participants. See 'THE AGREEMENTS -- Reports to Holders' herein.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

    Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

Securities Offered........................  Asset-Backed Certificates (the 'Certificates') and
                                            Asset-Backed Notes (the 'Notes'). Certificates are
                                            issuable from time to time in Series pursuant to a
                                            Pooling and Servicing Agreement or Trust Agreement. Each
                                            Certificate of a Series will evidence an interest in the
                                            Trust Fund for such Series, or in an Asset Group
                                            specified in the related Prospectus Supplement. Notes
                                            are issuable from time to time in Series pursuant to an
                                            Indenture. Each Series of Securities will consist of one
                                            or more Classes, one or more of which may be Classes of
                                            Compound Interest Securities, Planned Amortization Class
                                            ('PAC') Securities, Variable Interest Securities, Zero
                                            Coupon Securities, Principal Only Securities, Interest
                                            Only Securities, Participating Securities, Senior
                                            Securities or Subordinate Securities. Each Class may
                                            differ in, among other things, the amounts allocated to
                                            and the priority of principal and interest payments,
                                            Final Scheduled Distribution Dates, Distribution Dates
                                            and interest rates. The Securities of each Class will be
                                            issued in fully registered form in the denominations
                                            specified in the related Prospectus Supplement. If so
                                            specified in the related Prospectus Supplement, the
                                            Securities or certain Classes of such Securities offered
                                            thereby may be available in book-entry form only.
Depositor.................................  Bear Stearns Asset Backed Securities, Inc. (the
                                            'Depositor') was incorporated in the State of Delaware
                                            in June 1995, and is a wholly-owned, special purpose
                                            subsidiary of The Bear Stearns Companies Inc. None of
                                            The Bear Stearns Companies Inc. nor any other affiliate
                                            of the Depositor, the Servicer, the Trustee or the
                                            Seller has guaranteed or is otherwise obligated with
                                            respect to the Securities of any Series. See 'THE
                                            DEPOSITOR.'
Interest Payments.........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each
                                            Distribution Date, to the extent set forth in, and at
                                            the applicable rate specified in (or determined in the
                                            manner set forth in), the related Prospectus Supplement.
                                            The interest rate on Securities of a Series may be
                                            variable or change with changes in the rates of interest
                                            on the related Loans or Underlying Loans relating to the
                                            Private Securities, as applicable and/or as prepayments
                                            occur with respect to such Loans or Underlying Loans, as
                                            applicable. Interest Only Securities may be assigned a
                                            'Notional Amount' set forth in the related Prospectus
                                            Supplement which is used solely for convenience in
                                            expressing the calculation of interest and for certain
                                            other purposes and does not represent the right to
                                            receive any distributions allocable to principal.
                                            Principal Only Securities may not be entitled to receive
                                            any interest payments or may be entitled to receive only
                                            nominal interest payments. Interest payable on the
                                            Securities of a Series on a Distribution Date will
                                            include all interest accrued during

                                            the period specified in the related Prospectus
                                            Supplement. See 'DESCRIPTION OF THE
                                            SECURITIES -- Payments of Interest.'
Principal Payments........................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth
                                            in the related Prospectus Supplement and will be paid at
                                            the times and will be allocated among the Classes of
                                            such Series in the order and amounts, and will be
                                            applied either on a pro rata or a random lot basis among
                                            all Securities of any such Class, all as specified in
                                            the related Prospectus Supplement.
Final Scheduled Distribution Date of the
  Securities..............................  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which
                                            principal thereof will be fully paid and with respect to
                                            each Class of Certificates is the date after which no
                                            Certificates of such Class are expected to remain
                                            outstanding, in each case calculated on the basis of the
                                            assumptions applicable to such Series described in the
                                            related Prospectus Supplement. The Final Scheduled
                                            Distribution Date of a Class may equal the maturity date
                                            of the Primary Asset in the related Trust Fund which has
                                            the latest stated maturity or will be determined as
                                            described herein and in the related Prospectus
                                            Supplement.
                                            The actual final Distribution Date of the Securities of
                                            a Series will depend primarily upon the rate of payment
                                            (including prepayments, liquidations due to default, the
                                            receipt of proceeds from casualty insurance policies and
                                            repurchases) of the Loans or Underlying Loans relating
                                            to the Private Securities, as applicable, in the related
                                            Trust Fund. Unless otherwise specified in the related
                                            Prospectus Supplement, the actual final Distribution
                                            Date of any Security is likely to occur earlier and may
                                            occur substantially earlier or may occur later than its
                                            Final Scheduled Distribution Date as a result of the
                                            application of prepayments to the reduction of the
                                            principal balances of the Securities and as a result of
                                            defaults on the Primary Assets. The rate of payments on
                                            the Loans or Underlying Loans relating to the Private
                                            Securities, as applicable, in the Trust Fund for a
                                            Series will depend on a variety of factors, including
                                            certain characteristics of such Loans or Underlying
                                            Loans, as applicable, and the prevailing level of
                                            interest rates from time to time, as well as on a
                                            variety of economic, demographic, tax, legal, social and
                                            other factors. No assurance can be given as to the
                                            actual prepayment experience with respect to a Series.
                                            See 'RISK FACTORS -- Yield May Vary' and 'DESCRIPTION OF
                                            THE SECURITIES -- Weighted Average Life of the
                                            Securities' herein.
Optional Termination......................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the
                                            Depositor's or the Servicer's option, at such time and
                                            under the circumstances specified in the related
                                            Prospectus Supplement, at the price set forth therein.
                                            If so specified in the related Prospectus Supplement for
                                            a Series of Securities, the Depositor, the Servicer, or
                                            such other entity that is specified in the related
                                            Prospectus Supplement, may, at its option, cause an
                                            early termination of the related Trust Fund by
                                            repurchasing all of the Primary Assets remaining in the
                                            Trust Fund on or after a specified date, or on or after
                                            such time as the aggregate

                                            principal balance of the Securities of the Series or the
                                            Primary Assets relating to such Series, as specified in
                                            the related Prospectus Supplement, is less than the
                                            amount or percentage specified in the related Prospectus
                                            Supplement. See 'DESCRIPTION OF THE
                                            SECURITIES -- Optional Redemption, Purchase or
                                            Termination.'
                                            In addition, the Prospectus Supplement may provide other
                                            circumstances under which Holders of Securities of a
                                            Series could be fully paid significantly earlier than
                                            would otherwise be the case if payments or distributions
                                            were solely based on the activity of the related Primary
                                            Assets.
The Trust Fund............................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as
                                            described in the related Prospectus Supplement.
A. Primary Assets.........................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and
                                            as specified in the related Prospectus Supplement. The
                                            Primary Assets will be purchased from the Seller or may
                                            be purchased by the Depositor in the open market or in
                                            privately negotiated transactions, including
                                            transactions with entities affiliated with the
                                            Depositor.
  (1) Loans...............................  Primary Assets for a Series will consist, in whole or in part, of Loans. Some Loans may be delinquent or
                                            non-performing as specified in the related Prospectus
                                            Supplement. Loans may be originated by or acquired from
                                            an affiliate of the Depositor and an affiliate of the
                                            Depositor may be an obligor with respect to any such
                                            Loan. The Loans will be conventional contracts or
                                            contracts insured by the Federal Housing Administration
                                            ('FHA') or partially guaranteed by the Veterans
                                            Administration ('VA'). See 'The Trust Funds -- The
                                            Loans' for a discussion of such guarantees. To the
                                            extent provided in the related Prospectus Supplement,
                                            additional Loans may be periodically added to the Trust
                                            Fund, or may be removed from time to time if certain
                                            asset value tests are met, as described in the related
                                            Prospectus Supplement.
                                            The 'Loans' for a Series will consist of (i) closed-end
                                            home equity loans (the 'Mortgage Loans') and (ii) home
                                            improvement installment sales contracts and installment
                                            loan agreements (the 'Home Improvement Contracts'). The
                                            Mortgage Loans and the Home Improvement Contracts are
                                            collectively referred to herein as the 'Loans.' Loans
                                            may, as specified in the related Prospectus Supplement,
                                            have various payment characteristics, including balloon
                                            or other irregular payment features, and may accrue
                                            interest at a fixed rate or an adjustable rate. As
                                            specified in the related Prospectus Supplement, the
                                            Mortgage Loans will and the Home Improvement Contracts
                                            may be secured by mortgages and deeds of trust or other
                                            similar security instruments creating a lien on a
                                            Mortgaged Property, which may be subordinated to one or
                                            more senior liens on the Mortgaged Property, as
                                            described in the related Prospectus Supplement. As
                                            specified in the related Prospectus Supplement, Home
                                            Improvement Contracts may be unsecured or secured by
                                            purchase money security interests in the Home
                                            Improvements financed thereby. The Mortgaged Properties
                                            and the Home Improvements are collectively referred to
                                            herein as the

                                            'Properties.' The related Prospectus Supplement will
                                            describe certain characteristics of the Loans for a
                                            Series, including, without limitation, and to the extent
                                            relevant: (a) the aggregate unpaid principal balance of
                                            the Loans (or the aggregate unpaid principal balance
                                            included in the Trust Fund for the related Series);
                                            (b) the range and weighted average Loan Rate on the
                                            Loans and in the case of adjustable rate Loans, the
                                            range and weighted average of the Current Loan Rates and
                                            the Lifetime Rate Caps, if any; (c) the range and the
                                            average outstanding principal balance of the Loans;
                                            (d) the weighted average original and remaining
                                            term-to-stated maturity of the Loans and the range of
                                            original and remaining terms-to-stated maturity, if
                                            applicable; (e) the range and Combined Loan-to-Value
                                            Ratios or Loan-to-Value Ratios, as applicable, of the
                                            Loans, computed in the manner described in the related
                                            Prospectus Supplement; (f) the percentage (by principal
                                            balance as of the Cut-off Date) of Loans that accrue
                                            interest at adjustable or fixed interest rates; (g) any
                                            enhancement relating to the Loans; (h) the percentage
                                            (by principal balance as of the Cut-off Date) of Loans
                                            that are secured by Mortgaged Properties, Home
                                            Improvements or are unsecured; (i) the geographic
                                            distribution of any Mortgaged Properties securing the
                                            Loans; (j) the use and type of each Mortgaged Property
                                            securing a Loan; (k) the lien priority of the Loans; and
                                            (l) the delinquency status and year of origination of
                                            the Loans.
  (2) Private Securities..................  Primary Assets for a Series may consist, in whole or in part, of Private Securities which include (a)
                                            pass-through certificates representing beneficial
                                            interests in loans of the type that would otherwise be
                                            eligible to be Loans (the 'Underlying Loans') or
                                            (b) collateralized obligations secured by Underlying
                                            Loans. Such pass-through certificates or collateralized
                                            obligations will have previously been (a) offered and
                                            distributed to the public pursuant to an effective
                                            registration statement or (b) purchased in a transaction
                                            not involving any public offering from a person who is
                                            not an affiliate of the issuer of such securities at the
                                            time of sale (nor an affiliate thereof at any time
                                            during the three preceding months); provided a period of
                                            three years has elapsed since the later of the date the
                                            securities were acquired from the issuer or an affiliate
                                            thereof. Although individual Underlying Loans may be
                                            insured or guaranteed by the United States or an agency
                                            or instrumentality thereof, they need not be, and the
                                            Private Securities themselves will not be so insured or
                                            guaranteed. See 'The Trust Funds -- Private Securities.'
                                            Unless otherwise specified in the Prospectus Supplement
                                            relating to a Series of Securities, payments on the
                                            Private Securities will be distributed directly to the
                                            Trustee as registered owner of such Private Securities.
                                            The related Prospectus Supplement for a Series will
                                            specify (such disclosure may be on an approximate basis,
                                            as described above and will be as of the date specified
                                            in the related Prospectus Supplement) to the extent
                                            relevant and to the extent such information is
                                            reasonably available to the Depositor and the Depositor
                                            reasonably believes such information to be reliable:
                                            (i) the aggregate approximate principal amount and type
                                            of any Private Securities to be included in the

                                            Trust Fund for such Series; (ii) certain characteristics
                                            of the Underlying Loans including (A) the payment
                                            features of such Underlying Loans (i.e., whether they
                                            are fixed rate or adjustable rate and whether they
                                            provide for fixed level payments, negative amortization
                                            or other payment features), (B) the approximate
                                            aggregate principal amount of such Underlying Loans
                                            which are insured or guaranteed by a governmental
                                            entity, (C) the servicing fee or range of servicing fees
                                            with respect to such Underlying Loans, (D) the minimum
                                            and maximum stated maturities of such Underlying Loans
                                            at origination, (E) the lien priority of such Underlying
                                            Loans, and (F) the delinquency status and year of
                                            origination of such Underlying Loans; (iii) the maximum
                                            original term-to-stated maturity of the Private
                                            Securities; (iv) the weighted average term-to-stated
                                            maturity of the Private Securities; (v) the
                                            pass-through or certificate rate or ranges thereof for
                                            the Private Securities; (vi) the sponsor or depositor of
                                            the Private Securities (the 'PS Sponsor'), the servicer
                                            of the Private Securities (the 'PS Servicer') and the
                                            trustee of the Private Securities (the 'PS Trustee');
                                            (vii) certain characteristics of enhancement, if any,
                                            such as reserve funds, insurance policies, letters of
                                            credit or guarantees, relating to the Loans underlying
                                            the Private Securities, or to such Private Securities
                                            themselves; (viii) the terms on which the Underlying
                                            Loans may, or are required to, be repurchased prior to
                                            stated maturity; and (ix) the terms on which substitute
                                            Underlying Loans may be delivered to replace those
                                            initially deposited with the PS Trustee. See 'THE TRUST
                                            FUNDS -- The Loans -- Additional Information' herein.
B. Collection and Distribution Accounts...  Unless otherwise provided in the related Prospectus
                                            Supplement, all payments on or with respect to the
                                            Primary Assets for a Series will be remitted directly to
                                            an account (the 'Collection Account') to be established
                                            for such Series with the Trustee or the Servicer, in the
                                            name of the Trustee. Unless otherwise provided in the
                                            related Prospectus Supplement, the Trustee shall be
                                            required to apply a portion of the amount in the
                                            Collection Account, together with reinvestment earnings
                                            from eligible investments specified in the related
                                            Prospectus Supplement, to the payment of certain amounts
                                            payable to the Servicer under the related Agreement and
                                            any other person specified in the Prospectus Supplement,
                                            and to deposit a portion of the amount in the Collection
                                            Account into a separate account (the 'Distribution
                                            Account') to be established for such Series, each in the
                                            manner and at the times established in the related
                                            Prospectus Supplement. All amounts deposited in such
                                            Distribution Account will be available, unless otherwise
                                            specified in the related Prospectus Supplement, for
                                            (i) application to the payment of principal of and
                                            interest on such Series of Securities on the next
                                            Distribution Date, (ii) the making of adequate provision
                                            for future payments on certain Classes of Securities and
                                            (iii) any other purpose specified in the related
                                            Prospectus Supplement. After applying the funds in the
                                            Collection Account as described above, any funds
                                            remaining in the Collection Account may be paid over to
                                            the Servicer, the Depositor, any provider of Enhancement
                                            with

                                            respect to such Series (an 'Enhancer') or any other
                                            person entitled thereto in the manner and at the times
                                            established in the related Prospectus Supplement.
C. Pre-Funding and Capitalized
  Interest Accounts.......................  If specified in the related Prospectus Supplement, a
                                            Trust Fund will include one or more segregated trust
                                            accounts (each, a 'Pre-Funding Account') established and
                                            maintained with the Trustee for the related Series. If
                                            so specified, on the closing date for such Series, a
                                            portion of the proceeds of the sale of the Securities of
                                            such Series (such amount, the 'Pre-Funded Amount') will
                                            be deposited in the Pre-Funding Account and may be used
                                            to purchase additional Primary Assets during the period
                                            of time, not to exceed three months, specified in the
                                            related Prospectus Supplement (the 'Pre-Funding
                                            Period'). The Primary Assets to be so purchased will be
                                            required to have certain characteristics specified in
                                            the related Prospectus Supplement. If any Pre-Funded
                                            Amount remains on deposit in the Pre-Funding Account at
                                            the end of the Pre-Funding Period, such amount will be
                                            applied in the manner specified in the related
                                            Prospectus Supplement to prepay the Notes and/or the
                                            Certificates of the applicable Series. The amount
                                            initially deposited in a pre-funding account for a
                                            Series of Securities will not exceed twenty-five percent
                                            of the aggregate principal amount of such Series of
                                            Securities.
                                            If a Pre-Funding Account is established, one or more
                                            segregated trust accounts (each, a 'Capitalized Interest
                                            Account') may be established and maintained with the
                                            Trustee for the related Series. On the closing date for
                                            such Series, a portion of the proceeds of the sale of
                                            the Securities of such Series will be deposited in the
                                            Capitalized Interest Account and used to fund the
                                            excess, if any, of (x) the sum of (i) the amount of
                                            interest accrued on the Securities of such Series and
                                            (ii) if specified in the related Prospectus Supplement,
                                            certain fees or expenses during the Pre-Funding Period
                                            such as trustee fees and credit enhancement fees, over
                                            (y) the amount of interest available therefor from the
                                            Primary Assets in the Trust Fund. Any amounts on deposit
                                            in the Capitalized Interest Account at the end of the
                                            Pre-Funding Period that are not necessary for such
                                            purposes will be distributed to the person specified in
                                            the related Prospectus Supplement.
Enhancement...............................  If stated in the Prospectus Supplement relating to a
                                            Series, the Depositor will obtain an irrevocable letter
                                            of credit, surety bond, certificate insurance policy,
                                            insurance policy or other form of credit support
                                            (collectively, 'Enhancement') in favor of the Trustee on
                                            behalf of the Holders of such Series and any other
                                            person specified in such Prospectus Supplement from an
                                            institution acceptable to the rating agency or agencies
                                            identified in the related Prospectus Supplement as
                                            rating such Series of Securities (collectively, the
                                            'Rating Agency') for the purposes specified in such
                                            Prospectus Supplement. The Enhancement will support the
                                            payments on the Securities and may be used for other
                                            purposes, to the extent and under the conditions
                                            specified in such Prospectus Supplement. See
                                            'Enhancement.' Enhancement for a Series may include one
                                            or

                                            more of the following types of Enhancement, or such
                                            other type of Enhancement specified in the related
                                            Prospectus Supplement.
A. Subordinate Securities.................  If stated in the related Prospectus Supplement,
                                            Enhancement for a Series may consist of one or more
                                            Classes of Subordinate Securities.
                                            The rights of Holders of such Subordinate Securities to
                                            receive distributions on any Distribution Date will be
                                            subordinate in right and priority to the rights of
                                            holders of Senior Securities of the Series, but only to
                                            the extent described in the related Prospectus
                                            Supplement.
B. Insurance..............................  If stated in the related Prospectus Supplement,
                                            Enhancement for a Series may consist of special hazard
                                            insurance policies, bankruptcy bonds and other types of
                                            insurance supporting payments on the Securities.
C. Reserve Funds..........................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit,
                                            short-term investments, or other instruments acceptable
                                            to the Rating Agency in one or more reserve funds to be
                                            established in the name of the Trustee (each a 'Reserve
                                            Fund'), which will be used, as specified in such
                                            Prospectus Supplement, by the Trustee to make required
                                            payments of principal of or interest on the Securities
                                            of such Series, to make adequate provision for future
                                            payments on such Securities or for any other purpose
                                            specified in the Agreement, with respect to such Series,
                                            to the extent that funds are not otherwise available. In
                                            the alternative or in addition to such deposit, a
                                            Reserve Fund for a Series may be funded through
                                            application of all or a portion of the excess cash flow
                                            from the Primary Assets for such Series, to the extent
                                            described in the related Prospectus Supplement.
D. Minimum Principal Payment Agreement....  If stated in the Prospectus Supplement relating to a
                                            Series of Securities, the Depositor will enter into a
                                            minimum principal payment agreement (the 'Minimum
                                            Principal Payment Agreement') with an entity meeting the
                                            criteria of the Rating Agency, pursuant to which such
                                            entity will provide funds in the event that aggregate
                                            principal payments on the Primary Assets for such Series
                                            are not sufficient to make certain payments, as provided
                                            in the related Prospectus Supplement. See
                                            'ENHANCEMENT -- Minimum Principal Payment Agreement.'
E. Deposit Agreement......................  If stated in the Prospectus Supplement, the Depositor and the Trustee will enter into a guaranteed investment
                                            contract or an investment agreement (the 'Deposit
                                            Agreement') pursuant to which all or a portion of
                                            amounts held in the Collection Account, the Distribution
                                            Account or in any Reserve Fund will be invested with the
                                            entity specified in such Prospectus Supplement. The
                                            Trustee will be entitled to withdraw amounts so
                                            invested, plus interest at a rate equal to the Assumed
                                            Reinvestment Rate, in the manner specified in the
                                            Prospectus Supplement. See 'ENHANCEMENT -- Deposit
                                            Agreement.'
Servicing.................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In
                                            addition, the

                                            Servicer, if so specified in the related Prospectus
                                            Supplement, will act as custodian and will be
                                            responsible for maintaining custody of the Loans and
                                            related documentation on behalf of the Trustee. Advances
                                            with respect to delinquent payments of principal or
                                            interest on a Loan will be made by the Servicer only to
                                            the extent described in the related Prospectus
                                            Supplement. Such advances will be intended to provide
                                            liquidity only and, unless otherwise specified in the
                                            related Prospectus Supplement, reimbursable to the
                                            Servicer from scheduled payments of principal and
                                            interest, late collections, or from the proceeds of
                                            liquidation of the related Loans or from other
                                            recoveries relating to such Loans (including any
                                            insurance proceeds or payments from other credit
                                            support). In performing these functions, the Servicer
                                            will exercise the same degree of skill and care that it
                                            customarily exercises with respect to similar
                                            receivables or Loans owned or serviced by it. Under
                                            certain limited circumstances, the Servicer may resign
                                            or be removed, in which event either the Trustee or a
                                            third-party servicer will be appointed as successor
                                            servicer. The Servicer will receive a periodic fee as
                                            servicing compensation (the 'Servicing Fee') and may, as
                                            specified herein and in the related Prospectus
                                            Supplement, receive certain additional compensation. See
                                            'SERVICING OF LOANS -- Servicing Compensation and
                                            Payment of Expenses' herein.
Federal Income Tax Considerations
A. Debt Securities and REMIC Residual
   Securities.............................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage
                                            investment conduit' (a 'REMIC') or (ii) so provided in
                                            the related Prospectus Supplement, a Series of
                                            Securities will include one or more Classes of taxable
                                            debt obligations under the Internal Revenue Code of
                                            1986, as amended (the 'Code'). Stated interest with
                                            respect to such Classes of Securities will be reported
                                            by a Holder in accordance with the Holder's method of
                                            accounting except that, in the case of Securities
                                            constituting 'regular interests' in a REMIC ('Regular
                                            Interests'), such interest will be required to be
                                            reported on the accrual method regardless of a Holder's
                                            usual method of accounting. Securities that are Compound
                                            Interest Securities, Zero Coupon Securities or Interest
                                            Only Securities will, and certain other Classes of
                                            Securities may, be issued with original issue discount
                                            that is not de minimis. In such cases, the Holder will
                                            be required to include original issue discount in gross
                                            income as it accrues, which may be prior to the receipt
                                            of cash attributable to such income. If a Security is
                                            issued at a premium, the Holder may be entitled to make
                                            an election to amortize such premium on a constant yield
                                            method.
                                            In the case of a REMIC election, a Class of Securities
                                            may be treated as REMIC 'residual interests' ('Residual
                                            Interest'). A Holder of a Residual Interest will be
                                            required to include in its income its pro rata share of
                                            the taxable income of the REMIC. In certain
                                            circumstances, the Holder of a Residual Interest may
                                            have REMIC taxable income or tax liability attributable
                                            to REMIC taxable income for a particular period in
                                            excess of cash distributions for such period or have an
                                            after-tax return that is less than the after-tax return
                                            on comparable debt instruments. In addition, a portion

                                            (or, in some cases, all) of the income from a Residual
                                            Interest (i) may not be subject to offset by losses from
                                            other activities or investments, (ii) for a Holder that
                                            is subject to tax under the Code on unrelated business
                                            taxable income, may be treated as unrelated business
                                            taxable income and (iii) for a foreign holder, may not
                                            qualify for exemption from or reduction of withholding.
                                            In addition, (i) Residual Interests are subject to
                                            transfer restrictions and (ii) certain transfers of
                                            Residual Interests will not be recognized for federal
                                            income tax purposes. Further, individual holders are
                                            subject to limitations on the deductibility of expenses
                                            of the REMIC. See 'CERTAIN FEDERAL INCOME TAX
                                            CONSIDERATIONS.'
B. Non-REMIC Pass-Through Securities......  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor
                                            trust and will not be classified as an association
                                            taxable as a corporation for federal income tax purposes
                                            and Holders of Securities of such Series ('Pass-Through
                                            Securities') will be treated as owning directly rights
                                            to receive certain payments of interest or principal, or
                                            both on the Primary Assets held in the Trust Fund for
                                            such Series. All income with respect to a Stripped
                                            Security (as defined herein) will be accounted for as
                                            original issue discount and, unless otherwise specified
                                            in the related Prospectus Supplement, will be reported
                                            by the Trustee on an accrual basis, which may be prior
                                            to the receipt of cash associated with such income.
C. Owner Trust Securities.................  If so specified in the Prospectus Supplement, the Trust
                                            Fund will be treated as a partnership for purposes of
                                            federal and state income tax. Each Noteholder, by the
                                            acceptance of a Note of a given Series, will agree to
                                            treat such Note as indebtedness, and each
                                            Certificateholder, by the acceptance of a Certificate of
                                            a given Series, will agree to treat the related Trust as
                                            a partnership in which such Certificateholder is a
                                            partner for federal income and state tax purposes.
                                            Alternative characterizations of such Trust and such
                                            Certificates are possible, but would not result in
                                            materially adverse tax consequences to
                                            Certificateholders. See 'CERTAIN FEDERAL INCOME TAX
                                            CONSIDERATIONS.'
ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee
                                            Retirement Income Security Act of 1974, as amended
                                            ('ERISA'), or Section 4975 of the Code should carefully
                                            review with its own legal advisors whether the purchase
                                            or holding of Securities will constitute a prohibited
                                            transaction or cause the assets of the Trust Fund to be
                                            considered 'plan assets,' thereby subjecting operation
                                            of the Trust Fund to the prohibited transaction rules
                                            and fiduciary investment standards of ERISA, unless some
                                            exception or exemption is applicable. See 'ERISA
                                            CONSIDERATIONS.'
Legal Investment..........................  Unless otherwise specified in the related Prospectus
                                            Supplement, Securities of each Series offered by this
                                            Prospectus and the related Prospectus Supplement will
                                            not constitute 'mortgage related securities' under the
                                            Secondary Mortgage Market Enhancement Act of 1984
                                            ('SMMEA'). Investors whose investment authority is
                                            subject to legal restrictions should consult their own
                                            legal advisors

                                            to determine whether and to what extent the Securities
                                            constitute legal investments for them. See 'LEGAL
                                            INVESTMENT.'
Use of Proceeds...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes:
                                            (i) to purchase the related Primary Assets, (ii) to
                                            repay indebtedness which has been incurred to obtain
                                            funds to acquire such Primary Assets, (iii) to
                                            establish any Reserve Funds described in the related
                                            Prospectus Supplement and (iv) to pay costs of
                                            structuring and issuing such Securities, including the
                                            costs of obtaining Enhancement, if any. If so specified
                                            in the related Prospectus Supplement, the purchase of
                                            the Primary Assets for a Series will be effected by an
                                            exchange of Securities with the Seller of such Primary
                                            Assets. See 'USE OF PROCEEDS.'
Ratings...................................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and the
                                            related Prospectus Supplement be rated by at least one
                                            Rating Agency in one of its four highest applicable
                                            rating categories. The rating or ratings applicable to
                                            Securities of each Series offered hereby and by the
                                            related Prospectus Supplement will be as set forth in
                                            the related Prospectus Supplement. A securities rating
                                            should be evaluated independently of similar ratings on
                                            different types of securities. A securities rating is
                                            not a recommendation to buy, hold or sell securities and
                                            does not address the effect that the rate of prepayments
                                            on Loans or Underlying Loans relating to Private
                                            Securities, as applicable, for a Series may have on the
                                            yield to investors in the Securities of such Series. See
                                            'RISK FACTORS -- Ratings Are Not Recommendations.'

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

NO SECONDARY MARKET

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT

    The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

    The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS -- Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

LIMITED PROTECTION AGAINST LOSSES

    Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

YIELD MAY VARY

    The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE
SECURITIES -- Weighted Average Life of the Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES -- Payments of Interest.'

PROPERTY VALUES MAY BE INSUFFICIENT

    If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

    There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

    If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

    Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

    Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

    Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

    The Loans are also subject to Federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'CERTAIN LEGAL ASPECTS OF LOANS.'

CONTRACTS WILL NOT BE STAMPED

    In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF LOANS -- The Home Improvement Contracts.'

RATINGS ARE NOT RECOMMENDATIONS

    It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

    The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

    The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

    Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

    Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

    Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See 'THE TRUST FUNDS -- Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

    If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

    The 'Assumed Reinvestment Rate,' if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

    The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

    Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

    On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus

Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

    The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

    Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

    If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

    The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

    There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

    The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

    The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

    The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

    As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

    Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

    Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

    The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

    Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

    The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

    Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

    Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

    Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

    The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

    The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

    The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

    The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

    The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

    The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

    If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

    General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

    Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

    The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

    The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

    Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

    Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

    If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

    A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

    Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

    If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

    If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

    If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

    If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

    Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

    Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or
(ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

    If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

    Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

    Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

    If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

    If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

    If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

        (i) All payments on account of principal, including prepayments, on such Primary Assets;

        (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

        (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure, sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

        (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

        (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

        (vi) All Advances made by the Servicer required pursuant to the related Agreement; and (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

        (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

        (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

        (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such

    Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

        (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

        (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

        (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

        (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

    In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

    The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

    The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

    Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

    Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

    The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

    The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

    When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

    Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

    If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

    If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS -- Events of Default; Rights Upon Event of Default -- Pooling and Servicing Agreement; Servicing Agreement' herein.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

    Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

    The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

    General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

    Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF LOANS -- The Home Improvement Contracts.'

    With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus

Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

    Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

    Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS -- Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

    Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

    If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

    Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

    Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

    The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS -- Primary Assets Are Only Source of Repayment.'

    No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

    The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

        (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

        (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

        (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

        (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

        (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

        (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

        (vii) the book value of any REO Property acquired by the related Trust Fund; and

        (viii) such other information as specified in the related Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS -- Evidence as to Compliance' herein.

    If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

    During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

    Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

    The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

    The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

    Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

    No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

    If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered 'Holders' under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

    For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES -- Optional Redemption, Purchase or Termination' herein.

    Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

    The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

    The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were
(i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and
(ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the 'OTS') prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

    General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

    Consumer Protection Laws. The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

    The Loans may also consist of installment sales contracts. Under an installment sales contract ('Installment Sales Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

    The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

    The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following summary is based on the opinion of Brown & Wood LLP, special counsel to the Depositor ('Federal Tax Counsel') as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

    The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) the Trust Fund relating to a particular Series of Certificates is treated as a partnership or a division of a single holder of all of the equity Securities of a Series.

    The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

    Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ('Regular Interest Securities') will be 'real estate assets' for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets. For purposes of this rule, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

    Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

    Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

    Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

    Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

    Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

    Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a 'Variable Rate Debt Security') are subject to special rules. A Variable Rate Debt Security will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

    A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

    An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate Debt Securities that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate Debt Security'), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

    In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a 'Multiple Variable Rate Debt Security') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate Debt Security is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

    If a Variable Rate Debt Security does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

    Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.

    Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

    Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The Holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

    Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

    The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have 'significant value.' The Treasury Department has not yet provided regulations in this respect.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ('electing large partnerships') will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

    Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware of Internal Revenue Service regulations (the 'Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

    The Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. However, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Trust Fund is not treated as a division of a sole owner in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fees')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

    Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on he date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    Servicing Fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

    Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Recently issued Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

    Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

    Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See 'Taxation of Holders of Residual Interest Securities -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ('Corporation Election')). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a Holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons. Recently adopted Treasury regulations make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. These new regulations attempt to unify certification requirements and modify reliance standards and are generally effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the affect these regulations may have on their particular circumstances.

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income,' income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Except as disclosed in the related Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    A Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will realize from a Certificate 'unrelated business taxable income' as a result of the 'Debt Financed Income' rules under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

    Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ('ERISA') in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and
(iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a 'Plan') are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. Bear Stearns & Co. Inc., each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

    Plan Assets. In 29 C.R.F 'SS' 2510.3-101 (the 'Plan Asset Regulations'), the U.S. Department of Labor ('DOL') has defined what constitutes 'plan assets' for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an 'equity interest' in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

    Prohibited Transaction Class Exemption 83-1. The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1
('PTCE 83-1'), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of
Section 4975 of the Code transactions involving a Plan in connection with the operation of a 'mortgage pool' and the purchase, sale and holding of Certificates which are 'mortgage pool pass-through certificates.' A 'mortgage pool' is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A

'mortgage pool pass-through certificate' is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than 'adequate consideration' for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

    PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates;
(ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a 'mortgage pool,' that the Certificates constitute 'mortgage pool pass-through certificates' and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

    Underwriter Exemption

    General Discussion. The DOL has also issued an individual exemption, Prohibited Transaction Exemption 90-30 as amended by Prohibited Transaction Exemption 97-34 ('PTE 97-34') and as further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ('PTE 2000-58') to Bear Stearns & Co. Inc. (the 'Exemption') which is applicable to Certificates which meet its requirements whenever Bear Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: the Primary Assets and guaranteed government mortgage pool certificates and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

    General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as 'loans.'). Third, unless the Certificates are issued in 'designated transactions' (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a 'Rating Agency'). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the 'Restricted Group' which consists of any
(i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any 'interest swap' (as described below) held as an asset of the Trust Fund and
(vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;
(ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

    Recent Amendments to Exemption. PTE 2000-58 (the 'Amendment') recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust Fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust Fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

    Types of Trust Funds. The Amendment has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

    Designated Transactions. In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ('Designated Transactions'), the Amendment permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are: (a) not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and
(c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and
(ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

    Insurance Company General Account. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ('PTCE 95-60') which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

    Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a 'Swap' or 'Swap Agreement') is a permitted Trust Fund asset if it: (a) is an 'eligible Swap;' (b) is with an 'eligible counterparty;'
(c) is purchased by a 'qualified plan investor;' (d) meets certain additional specific conditions which depend on whether the Swap is a 'ratings dependent Swap' or a 'non-ratings dependent Swap' and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

    An 'eligible Swap' is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ('Allowable Interest Rate'); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ('Allowable Notional Amount'); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ('Leveraged'); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

    An 'eligible counterparty' means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

    A 'qualified plan investor' is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a 'qualified professional asset manager' ('QPAM') under Prohibited Transaction Class Exemption 84-14 ('PTCE 84-14') (see below), (b) an 'in-house asset manager' under Prohibited Transaction Class Exemption 96-23 ('PTCE 96-23') (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

    In 'ratings dependent Swaps' (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

    'Non-ratings dependent Swaps' (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

    An 'eligible yield supplement agreement' is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ('EYS Agreement'). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

    Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date ('DOL Pre-Funding Period') (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ('Pre-Funding Limit') must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to here as 'additional loans') must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the Trust Fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the Trust Fund on the closing date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ('Offering Documents') and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and
(i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ('Acceptable Investments'). Eighth, certain disclosure requirements must be met.

    Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an 'Excluded Plan' by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the Trust Fund, must be acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

    Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as 'plan assets' of a Plan for the purposes of ERISA and the Code only if the Plan acquires an 'equity interest' in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an 'equity interest' for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

    The Amendment to the Exemption permits Trust Funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust Fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in 'Limitations on Scope of the Exemption.'

    In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by 'qualified professional asset managers'), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by 'in-house asset managers') (collectively, the 'Investor-Based Exemptions'). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

    EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

    ANY PLAN INVESTOR WHO PROPOSES TO USE 'PLAN ASSETS' OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

    Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ('Similar Law'). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

    Unlesss otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ('Bear Stearns') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                               GLOSSARY OF TERMS

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

    'ACCRUAL TERMINATION DATE' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

    'ADVANCE' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

    'AGREEMENT' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    'APPRAISED VALUE' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

    'ASSET GROUP' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

    'ASSUMED REINVESTMENT RATE' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

    'AVAILABLE DISTRIBUTION AMOUNT' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

    'BANKRUPTCY CODE' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

    'BUSINESS DAY' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

    'CERTIFICATE' means the Asset-Backed Certificates.

    'CLASS' means a Class of Securities of a Series.

    'CLOSING DATE' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

    'CODE' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

    'COLLECTION ACCOUNT' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

    'COMBINED LOAN-TO-VALUE RATIO' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

    'COMMISSION' means the Securities and Exchange Commission.

    'COMPOUND INTEREST SECURITY' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

    'COMPOUND VALUE' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

    'CONDOMINIUM' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

    'CONDOMINIUM ASSOCIATION' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

    'CONDOMINIUM BUILDING' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

    'CONDOMINIUM LOAN' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

    'CONDOMINIUM UNIT' means an individual housing unit in a Condominium
Building.

    'COOPERATIVE' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

    'COOPERATIVE DWELLING' means an individual housing unit in a building owned by a Cooperative.

    'COOPERATIVE LOAN' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

    'CUT-OFF DATE' means the date designated as such in the related Prospectus Supplement for a Series.

    'DEBT SECURITIES' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

    'DEFERRED INTEREST' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

    'DEPOSIT AGREEMENT' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    'DEPOSITOR' means Bear Stearns Asset Backed Securities, Inc.

    'DISQUALIFIED ORGANIZATION' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    'DISTRIBUTION ACCOUNT' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

    'DISTRIBUTION DATE' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    'DUE DATE' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

    'ELIGIBLE INVESTMENTS' means any one or more of the obligations or securities described as such in the related Agreement.

    'ENHANCEMENT' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

    'ENHANCER' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

    'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

    'ESCROW ACCOUNT' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

    'FHLMC' means the Federal Home Loan Mortgage Corporation.

    'FINAL SCHEDULED DISTRIBUTION DATE' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

    'FNMA' means the Federal National Mortgage Association.

    'HOLDER' means the person or entity in whose name a Security is registered.

    'HOME IMPROVEMENTS' means the home improvements financed by a Home Improvement Contract.

    'HOME IMPROVEMENT CONTRACT' means any home improvement installment sales contract and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

    'HUD' means the United States Department of Housing and Urban Development.

    'INDENTURE' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

    'INSURANCE POLICIES' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

    'INSURANCE PROCEEDS' means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

    'INTEREST ONLY SECURITIES' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

    'IRS' means the Internal Revenue Service.

    'LIFETIME RATE CAP' means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

    'LIQUIDATION PROCEEDS' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

    'LOAN RATE' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

    'LOANS' mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

    'LOAN-TO-VALUE RATIO' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

    'MINIMUM RATE' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

    'MINIMUM PRINCIPAL PAYMENT AGREEMENT' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

    'MODIFICATION' means a change in any term of a Loan.

    'MORTGAGE' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

    'MORTGAGE LOAN' means a closed-end home equity loan secured by a Mortgaged Property.

    'MORTGAGE NOTE' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

    'MORTGAGOR' means the obligor on a Mortgage Note.

    '1986 ACT' means the Tax Reform Act of 1986.

    'NOTES' means the Asset-Backed Notes.

    'NOTIONAL AMOUNT' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

    'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

    'PARTICIPATING SECURITIES' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    'PASS-THROUGH SECURITY' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

    'PAY THROUGH SECURITY' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

    'PERSON' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    'POOLING AND SERVICING AGREEMENT' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

    'PRIMARY ASSETS' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

    'PRINCIPAL BALANCE' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

    'PRINCIPAL ONLY SECURITIES' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

    'PRIVATE SECURITY' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

    'PROPERTY' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

    'PS AGREEMENT' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

    'PS SERVICER' means the servicer of the Underlying Loans.

    'PS SPONSOR' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

    'PS TRUSTEE' means the trustee designated under a PS Agreement.

    'QUALIFIED INSURER' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

    'RATING AGENCY' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

    'REGULAR INTEREST' means a regular interest in a REMIC.

    'REMIC' means a real estate mortgage investment conduit.

    'REMIC ADMINISTRATOR' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

    'REMIC PROVISIONS' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

    'REO PROPERTY' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

    'RESERVE FUND' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

    'RESIDUAL INTEREST' means a residual interest in a REMIC.

    'RETAINED INTEREST' means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

    'SCHEDULED PAYMENTS' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

    'SECURITIES' means the Notes or the Certificates.

    'SELLER' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

    'SENIOR SECURITYHOLDER' means a holder of a Senior Security.

    'SENIOR SECURITIES' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

    'SERIES' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

    'SERVICER' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

    'SINGLE FAMILY PROPERTY' means property securing a Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

    'STRIPPED SECURITIES' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

    'SUBORDINATE SECURITYHOLDER' means a Holder of a Subordinate Security.

    'SUBORDINATED SECURITIES' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

    'TRUSTEE' means the trustee under the applicable Agreement and its successors.

    'TRUST FUND' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

    'UCC' means the Uniform Commercial Code.

    'UNDERLYING LOANS' means loans of the type eligible to be Loans underlying or securing Private Securities.

    'VARIABLE INTEREST SECURITY' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    'ZERO COUPON SECURITY' means a Security entitled to receive payments of principal only.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  $278,968,000
                                 (APPROXIMATE)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                    ASSET-BACKED CERTIFICATES, SERIES 2000-2

                            EMC MORTGAGE CORPORATION

                           SELLER AND MASTER SERVICER

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            BEAR, STEARNS & CO. INC.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 2000-2 Asset-Backed Certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2000-2 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2000-2 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until February 19, 2001.

                               NOVEMBER 21, 2000


                           STATEMENT OF DIFFERENCES

The section symbol shall be expressed as....................................'SS'
The dagger symbol shall be expressed as......................................'D'